SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|
Check the appropriate box:

|X| Preliminary Proxy Statement           |_| Confidential, For Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))
|_| Definitive Proxy Statement

|_| Definitive Additional Materials

|_| Soliciting Material Under Rule 14a-12

                        Bank West Financial Corporation
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                       N/A
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|_|   No fee required.
|X|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
      (1) Title of each class of securities to which transaction applies:
      Common stock, $.01 par value per share
    ------------------------------------------------------------------------
      (2) Aggregate number of securities to which transaction applies:
      2,485,491 shares and 293,712 options
    ------------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      Each of the 2,485,491 issued and outstanding shares of common stock will, upon consummation of the merger, be converted into the right to receive $11.50 in cash. With respect to the 293,712 options to purchase Registrant's common stock, holders will receive, in consideration for cancellation thereof, an amount per option share equal to $11.50 less the exercise price (which prices range from $6.063 per share to $9.00 per share).
    ------------------------------------------------------------------------
      (4) Proposed maximum aggregate value of transaction:  $29,777,139.50
    ------------------------------------------------------------------------
      (5) Total fee paid:  $5,955.43
    ------------------------------------------------------------------------
|_|   Fee paid previously with preliminary materials.
    ------------------------------------------------------------------------
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
      (1) Amount Previously Paid:
    ------------------------------------------------------------------------
      (2) Form, Schedule or Registration Statement No.:
    ------------------------------------------------------------------------
      (3) Filing Party:
    ------------------------------------------------------------------------
      (4) Date Filed:
    ------------------------------------------------------------------------



                     [Bank West Financial letterhead]




                                                                 July __, 2001

Dear Fellow Stockholder:

    We cordially invite you to attend a special meeting of the stockholders of Bank West Financial Corporation. The meeting will be held at our main office at 2185 Three Mile Road, N.W., Grand Rapids, Michigan 49544, on Wednesday, August 29, 2001 at 10:00 a.m., Eastern Time.

    At the special meeting, you will be asked to approve a merger agreement which provides for the merger of Bank West Financial Corporation and a subsidiary of Chemical Financial Corporation. If the merger is completed, you will be entitled to receive a cash payment of $11.50 for each share of Bank West Financial stock that you own. Upon completion of the merger, you will not own any stock or other interest in Bank West Financial Corporation nor will you receive, as a result of the merger, any stock of Chemical Financial Corporation or any of its subsidiaries.

    Your exchange of shares of Bank West Financial stock for cash generally will cause you to recognize a taxable gain or loss for federal, and possibly for state and local, income tax purposes. You should consult your personal tax advisor for a full understanding of the tax consequences of the merger to you.

    Completion of the merger is subject to certain conditions, including receipt of various regulatory approvals and approval of the merger agreement by the affirmative vote of a majority of our outstanding shares of common stock entitled to vote. As of July 9, 2001, the directors and officers of Bank West Financial beneficially owned 17.4% of the shares of Bank West Financial stock, excluding stock options. We expect that all of the shares held by our directors and officers will be voted in favor of the merger.

    We urge you to read the attached proxy statement carefully. It describes the merger agreement in detail and includes a copy of the merger agreement as Appendix A.

    Your Board of Directors has adopted the merger agreement and recommends that you vote "FOR" approval of the merger agreement because the Board believes it to be in the best interests of our stockholders.

    It is very important that your shares be represented at the special meeting. Whether or not you plan to attend the special meeting, please complete, date and sign the enclosed proxy form and return it promptly in the postage-paid envelope provided.

    On behalf of the Board of Directors, I thank you for your prompt attention to this important matter.

                                     Sincerely,



                                     Ronald A. Van Houten
                                     President and Chief Executive Officer

                      Bank West Financial Corporation
                         2185 Three Mile Road, N.W.
                       Grand Rapids, Michigan 49544
                              (616) 785-3400

                NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON AUGUST 29, 2001

    NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Bank West Financial Corporation will be held at our main office at 2185 Three Mile Road, N.W., Grand Rapids, Michigan 49544, on Wednesday, August 29, 2001 at 10:00 a.m., Eastern Time.

    A proxy form and a proxy statement for the special meeting are enclosed. The meeting is for the purpose of considering and acting upon:

    1. The approval of the Agreement and Plan of Merger, dated May 24, 2001, among Chemical Financial Corporation, BWFC Acquisition Corporation and Bank West Financial Corporation. Pursuant to the terms of the merger agreement, we will be merged with a wholly owned subsidiary of Chemical Financial Corporation and will become a wholly owned subsidiary of Chemical Financial Corporation. You will be entitled to receive $11.50 in cash for each share of our common stock that you own. A copy of the merger agreement is included as Appendix A to the accompanying proxy statement;

    2. The potential adjournment of the special meeting of stockholders if necessary to solicit additional proxies; and

    3. Such other matters as may properly come before the special meeting or any adjournments or postponements thereof. We are not aware of any other business to come before the special meeting.

    Our stockholders of record at the close of business on July 9, 2001 are entitled to vote at the special meeting, and any adjournments or postponements of the special meeting. The accompanying proxy statement and proxy form are being sent to stockholders on or about July __, 2001.

    You are cordially invited to attend the special meeting. However, to ensure your representation at the special meeting, please complete, sign, date and promptly mail your proxy form in the enclosed postage-paid envelope. The proxy form will not be used if you attend and vote at the special meeting in person. If you are a stockholder whose shares are not registered in your name, you will need additional documentation from the holder of record of your shares to vote in person at the meeting. The prompt return of your proxy will save us the expense of further requests for proxies.

                                 By Order of the Board of Directors,


                                 Ronald A. Van Houten
                                 President and Chief Executive Officer

Grand Rapids, Michigan
July __, 2001

YOUR BOARD OF DIRECTORS HAS APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

                             TABLE OF CONTENTS


                                                                          Page

Questions and Answers About Voting Procedures for the Special Meeting. . . 1
Summary Term Sheet . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Selected Consolidated Financial and Other Information About Us . . . . . . 5
Where You Can Find More Information. . . . . . . . . . . . . . . . . . . . 6
The Special Meeting. . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
   Place, Time and Date. . . . . . . . . . . . . . . . . . . . . . . . . . 7
   Matters to Be Considered. . . . . . . . . . . . . . . . . . . . . . . . 7
   Record Date; Vote Required. . . . . . . . . . . . . . . . . . . . . . . 7
   Beneficial Ownership of Bank West Financial Common Stock. . . . . . . . 8
   Bank West Financial Common Stock. . . . . . . . . . . . . . . . . . . . 8
   Proxies. .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
   General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
   The Companies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
   Background of the Merger. . . . . . . . . . . . . . . . . . . . . . . . 10
   Our Reasons for the Merger; Recommendation of Your Board of Directors . 11 The Consideration is Fair According to Raymond James & Associates, Our
      Financial Advisor. . . . . . . . . . . . . . . . . . . . . . . . . . 12
   You Will Receive Cash for Your Shares of Bank West Financial Stock. . . 19
   Treatment of Options and Restricted Shares. . . . . . . . . . . . . . . 19
   Procedure for Surrendering Your Certificates. . . . . . . . . . . . . . 20
   Representations and Warranties Made by Us and Chemical Financial
      Corporation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
   Conditions to the Merger. . . . . . . . . . . . . . . . . . . . . . . . 21
   Conduct of Business Prior to the Completion of the Merger . . . . . . . 24
   Approvals Needed to Complete the Merger . . . . . . . . . . . . . . . . 27
   Waiver and Amendment of the Merger Agreement; Alternative Structure . . 28
   Termination of the Merger Agreement . . . . . . . . . . . . . . . . . . 29
   Interests of Directors and Officers in the Merger that are Different from Your Interests. . . . . . . . . . . . . . . . . . . . . . . . . 32
   Employees and Benefit Plans . . . . . . . . . . . . . . . . . . . . . . 33
   You Do Not Have Dissenters' Rights of Appraisal . . . . . . . . . . . . 34
   Federal Income Tax Consequences of the Merger to You. . . . . . . . . . 34
   Accounting Treatment of the Merger. . . . . . . . . . . . . . . . . . . 34
   Who Pays for What . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
Certain Related Agreements . . . . . . . . . . . . . . . . . . . . . . . . 35
   Plan of Liquidation . . . . . . . . . . . . . . . . . . . . . . . . . . 35
   Bank Consolidation Agreement. . . . . . . . . . . . . . . . . . . . . . 35
   Affiliate Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . 35
Adjournment of the Special Meeting . . . . . . . . . . . . . . . . . . . . 35
Beneficial Ownership of Bank West Financial Common Stock . . . . . . . . . 37
Stockholder Proposals. . . . . . . . . . . . . . . . . . . . . . . . . . . 40
Other Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40

Appendix A -- Agreement and Plan of Merger
(excluding the exhibits thereto) . . . . . . . . . . . . . . . . . . . . . A-1
Appendix B -- Opinion of Our Financial Advisor . . . . . . . . . . . . . . B-1

                                     i

                            QUESTIONS AND ANSWERS
               ABOUT VOTING PROCEDURES OF THE SPECIAL MEETING

Q: What do I need to do now?              Q: Can I change my vote?

A: After you have carefully read          A: Yes.  If you have not voted
   this proxy statement, indicate on         through your broker or other
   your proxy form how you want your         nominee, there are three ways
   shares to be voted.  Then sign,           you can change your vote after
   date and mail your proxy form in          you have sent in your proxy
   the enclosed prepaid return               form.
   envelope as soon as possible.
   This will enable your shares to           *  First, you may send a written
   be represented and voted at the              notice to the person to whom
   special meeting.                             you submitted your proxy
                                                stating that you would like to
Q: Why is my vote important?                    revoke your proxy.  For
                                                proxies returned to Bank West
A: The merger agreement must be                 Financial, the notice should
   approved by a majority of the                be submitted to our Secretary.
   outstanding shares of our common
   stock entitled to vote.  If you           *  Second, you may complete and
   do not return your proxy form or             submit a new proxy form.  Any
   vote in person at the special                earlier proxies will be
   meeting, it will have the same               revoked automatically.
   effect as a vote against the
   merger agreement.                         *  Third, you may attend the
                                                special meeting and vote in
Q: If my shares are held in street              person.  Any earlier proxy
   name by my broker, will my broker            will be revoked.  However,
   automatically vote my shares for             simply attending the special
   me?                                          meeting without voting in
                                                person will not revoke your
A: No.  Your broker will not be able            proxy.
   to vote your shares without
   instructions from you.  You               If you have instructed a broker
   should instruct your broker to            or other nominee to vote your
   vote your shares, following the           shares, you must follow
   directions your broker provides.          directions you receive from your
                                             broker or other nominee to change
Q: What if I fail to instruct my             your vote.
   broker?
                                          Q: Should I send in my stock
A: If you fail to instruct your              certificates now?
   broker to vote your shares, it
   will have the same effect as a         A: No.  You should not send in your
   vote against the merger                   stock certificates at this time.
   agreement.
                                             Instructions for surrendering
Q: Can I attend the meeting and vote         your Bank West Financial stock
   my shares in person?                      certificates in exchange for
                                             $11.50 per share in cash will be
A: Yes.  All stockholders are                sent to you after we complete the
   invited to attend the special             merger.
   meeting.  Stockholders of record
   can vote in person at the special      Q: Whom should I call with questions?
   meeting.  If your shares are held
   in street name, then you are not       A: You should call our Chief
   the stockholder of record and you         Financial Officer, Kevin A.
   must ask your broker or other             Twardy, at (616) 785-3400, ext.
   nominee how you can vote at the           204.
   special meeting.

                            SUMMARY TERM SHEET

     This summary term sheet highlights selected information from this proxy statement. It does not contain all the information that may be important to you. We urge you to read carefully the entire document and the other documents to which we refer, including the merger agreement, to fully understand the merger.


You Will Be Entitled to Receive            *  Immediately following the
$11.50 in Cash Per Share of Bank              liquidation, Bank West will
West Financial Common Stock (see              consolidate with Chemical Bank
page 19).                                     West, with Chemical Bank West as
                                              the surviving bank (see page 9).
   When the merger is completed, you
will be entitled to receive $11.50         *  The merger cannot occur unless
in cash for each share of Bank West           our stockholders approve the
Financial common stock that you own.          merger agreement by the
For example, if you own 50 shares of          affirmative vote of a majority of
our common stock, you will be                 the outstanding shares of our
entitled to receive $575.00 upon the          common stock entitled to vote and
surrender of your certificate for             we receive approvals from banking
those shares.                                 regulators (see pages 7 and 27-
                                              28).
Our Reasons for the Merger (see
pages 11-12).                              *  If the merger is not completed on
                                              or before October 31, 2001, the
   Our Board of Directors believes            merger may be terminated by
that the merger is in the best                either Chemical or us, unless
interests of Bank West Financial and          failure to complete the merger is
our stockholders and recommends that          due to a breach of the party
stockholders vote "FOR" the approval          seeking to terminate (see page
of the merger agreement.  The merger          29).
will enable our stockholders to
realize significant value on their         *  Robert J. Stephan, our Chairman
investment in Bank West Financial.            of the Board of Directors, and
In reaching its decision to adopt             another director of Bank West
the merger agreement, our Board               Financial will be appointed as
considered various factors which are          directors of Chemical Bank West.
discussed in detail in this proxy             In addition, Ronald A. Van Houten,
statement.                                    our President and Chief Executive
                                              Officer, will be appointed as a
Some Material Terms of the Merger             community president of Chemical
Agreement.                                    Bank West and enter into an
                                              employment agreement (see page
*  As currently structured, we will           33).
   first merge with a newly formed,
   wholly owned subsidiary of              *  In connection with the merger,
   Chemical and will become a                 each of our directors and
   subsidiary of Chemical;                    executive officers entered into
   immediately following the merger,          an affiliate agreement with
   we will be liquidated and                  Chemical.  Each of our directors
   dissolved by transferring all of           and executive officers agreed,
   our assets and liabilities to              among other things, to assist us
   Chemical (see pages 9 and 28-29).          in having the merger agreement
                                              approved by our stockholders.  In
                                              addition, our directors and
                                              executive officers agreed not to
                                              solicit


                                     2

   or encourage other acquisition          that our stockholders vote "FOR"
   transactions (see page 35).             approval of the merger agreement.

*  We have agreed not to solicit or        Our Financial Advisor Says the
   encourage a competing transaction       Merger Consideration is Fair from a
   to acquire us or Bank West,             Financial Point of View to Our
   except where failure to do so           Stockholders (see pages 12-19).
   would cause our Board to breach
   its fiduciary duties (see pages            Our financial advisor, Raymond
   26-27).                                 James & Associates, Inc., has given
                                           our Board of Directors a written
*  We will pay Chemical a                  opinion dated May 21, 2001 and
   termination fee of $750,000 upon        updated as of July __, 2001 that
   the occurrence of certain events        states the cash consideration to be
   (see page 30).                          paid to our stockholders is fair
                                           from a financial point of view.  A
                                           copy of the updated opinion is
*  We and Bank West have agreed to         attached to this proxy statement as
   conduct our business according to       Appendix B.  You should read it
   particular requirements (see            completely to understand the
   pages 24-27).                           assumptions made, matters considered
                                           and limitations on the review
*  The completion of the merger            performed by our financial advisor
   depends on a number of conditions       in issuing its opinion.  We have
   being satisfied or waived (see          agreed to pay Raymond James &
   pages 21-24).                           Associates a fee of approximately
                                           $375,000, or approximately 1.3% of
The Merger Will be Taxable to Our          the total merger consideration.  Of
Stockholders (see pages 34-35).            this amount, $93,750 has been paid.

   Our stockholders will recognize         You Do Not Have Dissenters' Rights
gain or loss for federal, and              (see page 34).
possibly state and local, income tax
purposes, on the exchange of their            Under Michigan law, you do not
Bank West Financial shares for cash.       have dissenters' appraisal rights
You will recognize gain or loss            with respect to your Bank West
equal to the difference between the        Financial shares.
amount of cash you receive and your
tax basis in your Bank West                The Merger Is Expected to Be
Financial shares.  You should              Completed in the Third or Fourth
determine the actual tax                   Quarter of 2001 (see page 24).
consequences of the merger to you,
which will depend on your specific            The merger will only occur after
situation and factors not within our       all the conditions to its completion
control.  You should consult your          have been satisfied or waived.
personal tax advisor for a full            Currently, we anticipate that the
understanding of the merger's              merger will be completed late in the
specific tax consequences to you.          third quarter or in the fourth
                                           quarter of 2001.
Our Board of Directors Recommends
Stockholder Approval (see pages 11-        Financial Interests of Our Officers
12).                                       and Directors in the Merger (see
                                           pages 32-33).
   Our Board of Directors believes
that the merger is in the best
interests of Bank West Financial and
our stockholders and has adopted
the merger agreement.  Our Board
recommends


                                     3

   Our directors and executive                insurance coverage does not
officers have interests in the                exceed $150,000 in the aggregate.
merger as individuals in addition
to, or different from, their                  Our Board of Directors was aware
interests as stockholders, such as         of these interests and considered
receiving severance payments,              them in its decision to adopt the
indemnification and insurance              merger agreement.
coverage, and other benefits.

*  Ronald Van Houten, our President
   and Chief Executive Officer, will
   be entitled to receive payments
   under his employment agreement
   with Bank West Financial and Bank
   West.  The payment under Mr. Van
   Houten's employment agreement is
   approximately $147,500, as
   payment for his unvested stock
   options.

*  Six other officers of Bank West
   Financial are entitled to
   severance payments pursuant to
   employment security agreements
   entered into by each of them and
   Bank West Financial and Bank
   West.  If the employment of all
   of these officers is terminated,
   the aggregate payments due under
   the employment security
   agreements is estimated to be
   approximately $1.0 million.

*  Under the terms of the merger
   agreement, each outstanding
   option, whether vested or not,
   will be cancelled in return for a
   cash payment equal to the
   difference between the merger
   consideration and the exercise
   price.  Each unvested restricted
   share will be entitled to receive
   the merger consideration.  The
   aggregate value of payments
   expected to be made to directors
   and executive officers with
   respect to options and unvested
   restricted shares held by them
   will be approximately $1.2
   million.

*  Chemical has agreed to indemnify
   our and our subsidiaries'
   officers and directors for events
   that occurred before the merger
   and to provide directors' and
   officers' insurance coverage for
   a period of six years after the
   merger, provided that the cost of
   such


                                     4

                SELECTED CONSOLIDATED FINANCIAL AND OTHER
                           INFORMATION ABOUT US

     The following tables set forth selected historical consolidated financial and other data about Bank West Financial at the dates and for the periods shown. The historical consolidated financial data for the nine months ended March 31, 2001 and 2000 are derived from unaudited consolidated financial statements. However, in the opinion of management, all adjustments consisting of normal recurring accruals, necessary for a fair presentation at March 31, 2001 and for such interim periods have been made. Operating results for the nine months ended March 31, 2001 are not necessarily indicative of the results that may be expected for any other interim period or for the entire year ended June 30, 2001. The financial information for the five years ended June 30, 2000 of Bank West Financial is based on, and qualified in its entirety by, our consolidated financial statements, including the notes thereto, which have been filed previously with the Securities and Exchange Commission. See "Where You Can Find More Information."




                       At March 31,                  At June 30,
                                   ------------------------------------------
                         2001       2000     1999     1998     1997     1996
                        ------     ------   ------   ------   ------   ------
Selected Consolidated
 Financial Condition
 Data:                                    (Dollars in thousands)

 Total assets. . . . . $278,936   $268,370 $206,669 $181,469 $155,675 $137,982

 Cash and cash
  equivalents. . . . .    6,423      3,734    9,106    4,206    3,673    6,694

 Loans, net. . . . . .  228,304    210,717  145,206  118,906  111,530   95,737

 Securities available-
  for-sale . . . . . .   27,933     42,601   42,272   43,252   29,556   24,763

 Deposits. . . . . . .  178,620    155,840  132,401  119,979  102,862   91,028

 Borrowings. . . . . .   74,259     88,803   50,000   37,000   29,000   19,000

 Stockholders' equity.   23,974     22,223   22,552   23,275   22,592   26,810

 Real estate owned . .      251        380      310      192       20        0

 Nonperforming assets.      982        784    1,589    1,033      437       43



                                   For the Nine Months
                                     Ended March 31,                     For the Year Ended June 30,
                                   -------------------     ----------------------------------------------
                                     2001      2000         2000      1999      1998      1997      1996
                                   -------    --------     ------    ------    ------    ------    ------
Selected Operating Data:                                (Dollars in thousands, except per share data)
 Interest income . . . . . . . .   $16,457    $12,522      $17,605   $13,666   $12,549   $10,429   $10,088
 Interest expense. . . . . . . .    10,978      7,632       10,912     8,313     7,612     6,149     5,930
                                   -------    -------      -------   -------   -------   -------   -------
   Net interest income . . . . .     5,479      4,891        6,693     5,352     4,937     4,279     4,158
 Provision for loan losses . . .       385        280          400       220        81        60        60
                                   -------    -------      -------   -------   -------   -------   -------
   Net interest income after
     provision for loan losses .     5,094      4,611        6,293     5,132     4,856     4,219     4,098
 Other income. . . . . . . . . .       633        336          428       620     1,012     1,554     1,202
 Other expense . . . . . . . . .     3,945      3,791        5,025     5,339     4,585     4,378     3,469
                                   -------    -------      -------   -------   -------   -------   -------
 Income before income taxes. . .     1,782      1,155        1,696       414     1,284     1,402     1,831
 Income taxes. . . . . . . . . .       633        412          604       146       453       479       622
                                   -------    -------      -------   -------   -------   -------   -------
   Net income(1) . . . . . . . .    $1,149       $744       $1,092      $176      $830      $923    $1,209
                                   =======    =======      =======   =======   =======   =======   =======

 Basic earnings per share. . . .     $0.48      $0.32        $0.46     $0.07     $0.35     $0.36     $0.39
 Diluted earnings per share. . .     $0.48      $0.31        $0.46     $0.07     $0.33     $0.36     $0.39

_______________

(1) Net income after a change of accounting for certain securities resulting in a charge of $92,399 in fiscal 1999.


                                     5


                                                  For the Nine Months
                                                    Ended March 31,                     For the Year Ended June 30,
                                                  -------------------     ----------------------------------------------
                                                    2001      2000         2000      1999      1998      1997      1996
                                                  -------    --------     ------    ------    ------    ------    ------
Selected Operating Ratios and Other Data:
Performance Ratios:
  Average yield on interest-earning assets (2) . .  8.22%      7.50%       7.62%     7.23%     7.74%     7.61%     7.52%
  Average rate on interest-bearing liabilities (2)  5.79       4.88        5.02      4.88      5.26      5.15      5.37
  Average interest rate spread(2). . . . . . . . .  2.43       2.62        2.60      2.35      2.48      2.46      2.15
  Net interest income after provision for loan
    losses to noninterest expense. . . . . . . . .  1.27x      1.30x       1.25x     0.96x     1.06x     0.97x     1.18x
  Noninterest expense as a percent of
    average assets(2). . . . . . . . . . . . . . .  1.89%      2.18%       2.09%     2.71%     2.69%     3.03%     2.49%
  Return on average assets(2). . . . . . . . . . .  0.55       0.43        0.45      0.09      0.49      0.64      0.87
  Return on average equity(2). . . . . . . . . . .  6.67       1.22        4.97      0.76      3.58      3.89      4.38
  Average equity to average assets . . . . . . . .  8.28       9.48        9.15     11.72     13.60     16.42     19.77
  Efficiency ratio . . . . . . . . . . . . . . . . 64.35      69.00       67.21     72.16     76.34     74.89     68.56
  Dividend payout ratio. . . . . . . . . . . . . . 37.50      58.06       52.17    342.86     64.96     54.94     49.93
  Book value per share . . . . . . . . . . . . . . $9.65      $8.62       $8.81     $8.68     $8.87     $8.59     $8.13
Asset Quality Ratios:
  Nonperforming loans as a percent of
    total loans(3) . . . . . . . . . . . . . . . .  0.30%      0.45%       0.19%     0.88%     0.71%     0.37%     0.04%
  Nonearning assets as a percent of total assets .  0.35       0.54        0.29      0.77      0.57      0.28      0.03
  Allowance for loan losses as a
    percent of total loans(3). . . . . . . . . . .  0.50       0.37        0.38      0.31      0.21      0.19      0.16
  Allowance for loan losses as a
    percent of nonperforming loans . . . . . . . .167.00      81.90      208.90     37.50     34.50     54.20    386.00
  Net loans charged-off to average loans(3). . . .    --         --        0.01      0.02      0.01        --        --

___________________

(2) Annualized for the nine months ending March 31, 2001 and 2000.
(3) Includes loans held for sale.



                      WHERE YOU CAN FIND MORE INFORMATION

    As a public company, we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. In addition, our public filings are available to the public from commercial document retrieval services and on the SEC's Internet website located at "http://www.sec.gov."













                                     6

                           THE SPECIAL MEETING

Place, Time and Date

    The special meeting is scheduled to be held at 10:00 a.m., Eastern Time, on Wednesday, August 29, 2001, at our main office at 2185 Three Mile Road, N.W., Grand Rapids, Michigan 49544.

Matters to Be Considered

    At the special meeting, you will be asked to approve a proposal to approve the merger agreement, a proposal to adjourn the special meeting if necessary to solicit additional proxies and such other matters as are properly brought before the special meeting. As of July __, 2001, we do not know of any business that will be presented for consideration at the special meeting other than the approval of the merger agreement and the proposal to possibly adjourn the special meeting.

Record Date; Vote Required

    Only our stockholders of record at the close of business on July 9, 2001 are entitled to notice of and to vote at the special meeting. As of July 9, 2001, there were 2,485,491 shares of our common stock outstanding and entitled to vote at the special meeting.

    Each outstanding share of our common stock will be entitled to cast one vote per share at the special meeting. You may vote in person or by submitting a properly executed proxy. The presence, in person or by properly executed proxies, of the holders of a majority of the outstanding shares entitled to vote at the special meeting will constitute a quorum. Abstentions and broker non-votes will be treated as shares present at the special meeting for purposes of determining the presence of a quorum. A broker non-vote is an unvoted proxy submitted by a broker. Under applicable rules, brokers or other nominees who hold shares in street name for customers who are the beneficial owners of such shares may not vote those shares with respect to the merger agreement unless they have received specific instructions from their customers.

    To approve and adopt the merger agreement, the holders of a majority of the outstanding shares of our common stock entitled to vote must vote in favor of the approval of the merger agreement. Consequently, a failure to vote, an abstention or a broker non-vote will have the same effect as voting against the merger agreement. In addition, a majority of the votes cast at the special meeting must vote in favor of the proposal to adjourn the special meeting. Broker non-votes and abstentions will have no effect on this proposal.

    Approval of the merger agreement by our stockholders is one of the conditions that must be satisfied to complete the merger. See "The Merger - Conditions to the Merger."



                                     7

Beneficial Ownership of Bank West Financial Common Stock

    As of July 9, 2001, our directors and executive officers and their affiliates beneficially owned in the aggregate 431,713 shares (excluding stock options), or 17.4%, of our outstanding shares of common stock entitled to vote at the special meeting. We expect all such shares to be voted in favor of the approval of the merger agreement. As of July 9, 2001, Chemical did not own any shares of our common stock.

Bank West Financial Common Stock

    Our common stock is traded on the Nasdaq National Market under the symbol "BWFC." On April 30, 2001, the last trading day prior to the joint announcement by us and Chemical that we had entered into a letter of intent, the closing price per share of our common stock was $9.50. On May 24, 2001, the last trading day prior to the joint announcement by us and Chemical that we had entered into the merger agreement, the closing price per share of our common stock was $11.05. On July __, 2001, which is the last practicable date prior to printing this proxy statement, the closing price per share of our common stock was $_______.

Proxies

    The attached proxy form is being solicited by our Board of Directors. Shares of our common stock represented by properly executed proxies received prior to or at the special meeting will, unless they have been revoked, be voted at the special meeting in accordance with the instructions indicated in the proxies. If no instructions are indicated on a properly executed proxy, the shares will be voted "FOR" the approval of the merger agreement.

    You should complete and return the proxy form accompanying this proxy statement to ensure that your vote is counted at the special meeting, regardless of whether you plan to attend the special meeting. If you are the record holder of your shares, you can revoke your proxy at any time before the vote is taken at the special meeting by:

    * submitting written notice of revocation to the Secretary of Bank West Financial,

    *    submitting a properly executed proxy of a later date, or

    * voting in person at the special meeting, but simply attending the special meeting without voting will not revoke an earlier proxy.

    Written notice of revocation and other communications about revoking your proxy should be addressed to:

         Bank West Financial Corporation
         2185 Three Mile Road, N.W.
         Grand Rapids, Michigan 49544
         Attention: James A. Koessel,  Secretary


                                     8

    If any other matters are properly presented at the special meeting for consideration, the proxy holders will have discretion to vote on such matters in accordance with their best judgment. As of July __, 2001, we know of no other matters to be presented at the meeting.

    Certain material events or changes in circumstances including a material amendment to the merger agreement or a material revision of the fairness opinion issued by Raymond James & Associates may result in a resolicitation of your vote. Under those circumstances, we will provide you with supplemental information about the material event or change in circumstances and give you an opportunity to recast your vote.

    If your Bank West Financial common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via telephone or the Internet. Please see your instruction form provided by your broker, bank or other nominee that accompanies this proxy statement.

    In addition to solicitation by mail, our directors, officers and employees, who will not receive additional compensation for such services, may solicit proxies from our stockholders, personally or by telephone, telegram or other forms of communication. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy material to beneficial owners. We will bear our own expenses in connection with the solicitation of proxies for the special meeting.

    You are requested to complete, date and sign the accompanying proxy form and to return it promptly in the enclosed postage-paid envelope.

    You should not forward stock certificates with your proxy forms.


                                 THE MERGER

    The information in this proxy statement concerning the terms of the merger is qualified in its entirety by reference to the full text of the merger agreement, which is attached as Appendix A and incorporated by reference herein. All stockholders are urged to read the merger agreement in its entirety, as well as the opinion of our financial advisor attached as Appendix B.

General

    As soon as possible after the conditions to consummation of the merger described below have been satisfied or waived, and unless the merger agreement has been terminated as discussed below, Bank West Financial and a subsidiary of Chemical will merge in accordance with Michigan law. Bank West Financial will be the surviving corporation of the merger and will become a subsidiary of Chemical. Simultaneously with the merger, Bank West Financial will be liquidated and dissolved by transferring all of its assets and liabilities to Chemical. Immediately after the liquidation is completed, Bank West will merge with and into Chemical Bank West. Chemical Bank West will be the surviving bank. Upon completion of the merger, our stockholders will be entitled to receive $11.50 in cash for each share of Bank West Financial common stock they hold and will cease to be stockholders of Bank West Financial.

                                     9

The Companies

    Bank West Financial Corporation
    2185 Three Mile Road, N.W.
    Grand Rapids, Michigan 49544
    (616) 785-3400

    Bank West Financial is a Michigan corporation and the parent unitary thrift holding company of Bank West. Bank West is a Michigan-chartered stock savings bank which is headquartered in Grand Rapids, Michigan. Bank West operates five branch offices located in and around Grand Rapids, Michigan.

    Chemical Financial Corporation
    333 East Main Street
    Midland, Michigan 48640
    (517) 839-5350

    Chemical is a Michigan corporation and the parent bank holding company for Chemical Bank West (headquartered in Cadillac, Michigan), Chemical Bank and Trust Company (headquartered in Midland, Michigan), Chemical Bank South (headquartered in Marshall, Michigan), and Chemical Bank Shoreline (headquartered in Benton Harbor, Michigan). Chemical Bank West is a Michigan-chartered, commercial bank. Chemical's four bank subsidiaries operate a total of 118 branch offices, most of which are located in the mid-section of Michigan's lower peninsula.

Background of the Merger

    Over the last several years, the financial services industry has become increasingly competitive and has undergone industry-wide consolidation. The market in which Bank West Financial operates has been affected by this trend, experiencing a period of rapid acquisition and consolidation that has affected many of the banks and thrift institutions. In addition, large financial institutions have entered this market through acquisitions of local financial institutions. In response to these developments, the Board of Directors of Bank West Financial has, on an ongoing basis, considered strategic options for increasing stockholder value, including potential acquisitions by other institutions.

    In June 1999, Bank West Financial engaged Roney & Co., a wholly owned subsidiary of Raymond James Financial, Inc., to act as Bank West Financial's financial advisor in connection with a possible business combination. The agreement was subsequently assumed by Raymond James & Associates, Inc. ("Raymond James"), another wholly owned subsidiary of Raymond James Financial, Inc. In December 1999, Raymond James contacted 13 bank or thrift holding companies, including Chemical, on behalf of Bank West Financial to explore the market for a potential sale of Bank West Financial. Eight companies signed confidentiality agreements and received confidential information. Of the eight companies, three submitted preliminary price indications. The two highest bidders (including Chemical) were authorized to conduct their due diligence regarding Bank West Financial. In February 2000, Chemical withdrew its offer. Discussions continued with the other bidder, which changed its offer from 100% stock to all cash. Its cash offer was at a lower price per share, and Bank West Financial rejected the offer in March 2000.

                                     10

    In late April 2000 and May 2000, three additional companies received and signed confidentiality agreements. One of these three companies expressed interest, but at a price level that was unacceptable to Bank West Financial.

    In September 2000, Chemical renewed its interest in Bank West Financial and requested updated information. A preliminary price indication by Chemical in October 2000 was not accepted by Bank West Financial. Raymond James contacted another bank holding company in September 2000, which subsequently indicated they were not interested in Bank West Financial because they were acquiring another institution in the Grand Rapids area.

    In December 2000, the company that had expressed interest in May 2000 renewed its interest in Bank West Financial. In February 2001, this company withdrew from further discussions when it became clear that its best price was still unacceptable to Bank West Financial.

    In February 2001, Chemical expressed interest in acquiring Bank West Financial at a price of $11.00 per share in cash. Bank West Financial elected to defer action, with Chemical's consent, on this bid until its April Board meeting. In the meantime, Bank West Financial received advice from Raymond James and another financial consultant, and another company expressed interest at a price level below Chemical.

    Following discussions with Chemical in April 2001, Chemical submitted a letter of intent dated April 26, 2001 providing for an acquisition of Bank West Financial at a price of $11.50 per share in cash. The Board of Directors of Bank West Financial met on April 27, 2001 to review the letter of intent. After consulting with special counsel, the Board authorized management to negotiate the terms of the letter of intent. Negotiations continued over the next few days, and the letter of intent was executed and publicly announced on May 1, 2001.

    During May 2001, the parties negotiated the terms of a definitive agreement. On May 21, 2001, the Board of Directors of Bank West Financial met to review a draft of the definitive agreement. After consulting with its financial advisor and special counsel, the Board authorized the execution of the merger agreement following completion of the negotiations, with one director voting against the merger agreement. The negotiations were concluded on May 24, 2001, and both Chemical and Bank West Financial executed the definitive agreement. A joint press release was issued on the morning of May 25, 2001.

Our Reasons for the Merger; Recommendation of Your Board of Directors

    Our Board of Directors believes that the terms of the merger agreement, which are the product of arm's length negotiations between Bank West Financial and Chemical, are in the best interests of our stockholders. In the course of reaching its determination, our Board of Directors considered the following factors:

    * the merger consideration to be paid to our stockholders in relation to the market value, book value and earnings per share of our common stock,

                                     11

    * information concerning our financial condition, results of operations, capital levels, asset quality and prospects,

    *    industry and economic conditions,

    * our assessment of Chemical's ability to pay the aggregate merger consideration,

    * the opinion of our financial advisor as to the fairness of the merger consideration from a financial point of view to the holders of our common stock,

    * the extensive process that the Board of Directors and our financial advisor followed in obtaining proposals for the merger or acquisition of Bank West Financial,

    * the general structure of the transaction and the compatibility of management and business philosophy,

    * the greater resources and product offerings that Chemical will have after the merger than we currently have,

    * the impact of the merger on the depositors, employees, customers and communities served by us through expanded commercial, consumer and retail banking products and services,

    * the results of our due diligence investigation of Chemical, including the likelihood of receiving the requisite regulatory approvals in a timely manner,

    * the ability of Chemical after the merger to compete in relevant banking and non-banking markets, and

    * our strategic alternatives to the merger, including the continued operation of Bank West as an independent financial institution.

In making its determination, our Board of Directors did not ascribe any relative or specific weights to the factors which it considered. The foregoing discussion of the factors considered by our Board is not intended to be exhaustive, but it does include the material factors considered by our Board.

    Our Board of Directors believes that the merger is in the best interests of Bank West Financial and our stockholders. The Board of Directors recommends that our stockholders vote FOR the approval of the merger agreement.

The Consideration is Fair According to Raymond James & Associates, Our Financial Advisor

    In June 1999, Bank West Financial entered into an agreement with Roney & Co., a wholly owned subsidiary of Raymond James Financial, Inc. for Roney to act as Bank West Financial's financial advisor in connection with the possible sale of Bank West Financial. Raymond James agreed to assist Bank West Financial in analyzing, structuring, negotiating and effecting a transaction with a potential acquiror, which after discussions with several possible acquirors was Chemical. Raymond James is a

                                     12

nationally recognized investment banking firm with substantial experience in transactions similar to the merger and is familiar with Bank West Financial and its business. As part of its investment banking business, Raymond James is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions.

    As part of its engagement, representatives of Raymond James participated in the meeting of the Board of Directors of Bank West Financial held on May 21, 2001 during which the Board considered and approved the merger agreement. During the May 21, 2001 meeting, Raymond James rendered an oral opinion (confirmed in writing by concurrently delivering a written opinion to the Bank West Financial Board dated May 21, 2001) that, as of that date, the cash consideration was fair to Bank West Financial and its stockholders from a financial point of view. That opinion was reconfirmed in writing as of the date of this proxy statement.

    The full text of Raymond James' updated written opinion is attached as Appendix B to this proxy statement and is incorporated herein by reference. Stockholders of Bank West Financial are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Raymond James. No limitations were imposed by the Bank West Financial board upon Raymond James with respect to the investigations made or procedures followed by Raymond James in rendering its opinion.

    Raymond James' opinion, which is addressed to the Board of Directors, is directed only to the fairness, from a financial point of view, of the consideration to be received by the stockholders of Bank West Financial in connection with the merger and does not constitute a recommendation to any Bank West Financial stockholder as to how such stockholder should vote on the merger and does not address the merits of the underlying decision by Bank West Financial to engage in the merger or any other aspect of the proposed merger or any related transaction. The terms of the merger were determined pursuant to negotiations between Bank West Financial and Chemical and were neither determined nor recommended by Raymond James. Raymond James has consented to the inclusion of this summary of its opinion in, and attachment of its opinion to, this proxy statement. The summary of the opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion.

    In connection with Raymond James' review of the proposed merger and the preparation of its opinion, Raymond James has, among other things:

    * reviewed the financial terms and conditions as stated in the merger agreement;

    * reviewed Bank West Financial's Annual Reports filed on Form 10-K for the years ended June 30, 1998, 1999 and 2000, and Bank West Financial's Quarterly Reports filed on Form 10-Q for the quarters ended September 30, 2000, December 31, 2000 and March 31, 2001;

    * reviewed other financial and operating information regarding Bank West Financial requested from and/or provided by Bank West Financial;

    * reviewed certain other publicly available information on Bank West Financial;

                                     13

    * discussed with members of the senior management of Bank West Financial certain information relating to the information described above and any other matters which Raymond James has deemed relevant to its inquiry; and

    * reviewed such other financial studies and analyses and took into account such other matters as Raymond James deemed necessary, including its assessment of general economic, market and monetary conditions.

    In conducting its investigation and analyses and in arriving at its opinion, Raymond James has taken into account such accepted financial and investment banking procedures and considerations as it has deemed relevant, including the review of (1) historical and projected revenues, operating earnings, net income and capitalization of Bank West Financial and certain other publicly held companies in businesses it believed to be comparable to Bank West Financial; (2) the current and projected financial position and results of the operations of Bank West Financial; (3) the historical market prices and trading activity of the common stock of Bank West Financial;
(4) financial and operating information concerning selected business combinations which it deemed comparable in whole or in part; and (5) the general condition of the United States securities markets.

    As described in its opinion, Raymond James relied upon and assumed the accuracy and completeness of all information supplied or otherwise made available to Raymond James by Bank West Financial, Chemical or any other party, and Raymond James has not assumed any duty or responsibility to verify independently such information. Raymond James has not made or obtained an independent appraisal of the assets or liabilities (contingent or otherwise) of Bank West Financial. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Raymond James, it has assumed that such forecasts and other information and data have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management, and Raymond James has relied upon each party to advise it promptly if any information previously provided became inaccurate or was required to be updated during the period of its review.

    Raymond James' opinion was based on economic, market, financial, and other conditions as in effect on, and the information available to it as of, the date of its opinion, as updated, and Raymond James has undertaken no obligation to reevaluate its opinion.

    The following is a summary of the analyses performed by Raymond James in connection with the preparation of the opinion:

    Comparable Company Analysis. Raymond James reviewed and compared actual stock market data and actual and estimated selected financial information for Bank West Financial with corresponding information for 39 publicly traded Midwestern thrift institutions with assets between $200 million and $500 million (the "Company Peer Group"). The Company Peer Group is listed below:


Company           City, State      Company                    City, State
-------           -----------      -------                    -----------
Peoples Bancorp   Auburn, IN       BankPlus, FSB              Morton, IL
Winton Financial
 Corp.            Cincinnati, OH   Hemlock Federal Financial  Oak Forest, IL
FSF Financial
 Corp.            Hutchinson, MN   First Capital, Inc.        Corydon, IN

                                     14

Company           City, State      Company                    City, State
-------           -----------      -------                    -----------
Kankakee Bancorp,
 Inc.             Kankakee, IL     Alpena Bancshares          Alpena, MI
Argo Bancorp,
 Incorporated     Summit, IL       First Federal Bancshares   Colchester, IL
Harrington
 Financial Group  Richmond, IN     Northeast Indiana Bancorp  Huntington, IN
MFB Corp.         Mishawaka, IN    First Federal Bancorp      Zanesville, OH
First SecurityFed
 Financial        Chicago, IL      Park Bancorp, Inc.         Chicago, IL
NorthWest Indiana
 Bancorp          Munster, IN      FFW Corporation            Wabash, IN
North Central
 Bancshares       Fort Dodge, IA   Jacksonville Savings       Jacksonville, IL
Guaranty Federal
 Bancshares       Springfield, MO  HopFed Bancorp, Inc.       Hopkinsville, KY
Western Ohio
 Financial        Springfield, OH  Southern Missouri          Poplar Bluff, MO
Citizens First
 Financial Corp.  Bloomington, IL  Wells Financial Corp.      Wells, MN
Peoples Community
 Bancorp          Lebanon, OH      Big Foot Financial         Long Grove, IL
Wayne Savings
 Bancshares       Wooster, OH      First Bancshares           Mountain Grove, MO
LSB Financial
 Corp.            Lafayette, IN    Peoples Savings            Troy, OH
Perpetual Federal
 Savings          Urbana, OH       HFS Bank, FSB              Hobart, IN
Sturgis Bank &
 Trust Co.        Sturgis, MI      HFB Financial Corp         Middlesboro, KY
Pulaski Financial
 Corp.            St. Louis, MO    Security Financial Bancorp St. John, IN
First Franklin
 Corporation      Cincinnati, OH

    The table below represents a summary analysis of the Company Peer Group based on market prices as of May 14, 2001 and the latest publicly available financial data as of or for the twelve months ended March 31, 2001. Bank West Financial's pricing data is as of April 30, 2001, the last trading day preceding public announcement of the letter of intent.



                                                             Bank West
                                   Mean         Median       Financial
                                   ----         ------       ---------
Price to Last Twelve Months
 Earnings Per Share                13.3x        11.9x        14.8x
Price to 2001 Estimated
 Earnings Per Share                15.6x        13.1x        NA
Price to Tangible Book
 Value Per Share                    100%          90%          98%
Dividend Yield                     2.91%        2.96%        2.53%
Return on Core Average Assets       .71%         .72%         .54%
Return on Core Average Equity      6.77%        7.29%        6.56%
Leverage Ratio                      9.9%         8.8%         8.6%
Efficiency Ratio                     65%          65%          64%


    Comparable Transaction Analysis. Raymond James reviewed and compared actual information for groups of comparable pending and completed transactions it deemed pertinent to an analysis of the merger, including the following: (1) selected pending or completed transactions in the Midwest including thrift sellers with assets between $200 million and $800 million (the "Midwest Transactions"); and (2) selected pending or completed transactions nationwide including thrift sellers with assets between $200

                                     15

million and $800 million (the "Nationwide Transactions"). The median ratios of (a) price to book value, (b) price to tangible book value, (c) price to last twelve months earnings, (d) price to assets, and (e) premium to deposits for each group were compared to the same ratios for the merger.

    The following is the list of the Midwest Transactions:


                Buyer                                Seller
                -----                                ------
                MB Financial Inc.                    FSL Holdings Inc.
                United Community                     Industrial Bancorp
                DFC Acquisition                      Cameron Financial
                First Place Financial                FFY Financial
                Allegiant Bancorp                    Equality Bancorp
                Old Kent Financial Corp.             Home Bancorp
                BancFirst Ohio                       Milton Federal


    The following table represents a summary analysis of the Midwest Transactions based on the announced transaction values:




                                                           Bank West
                                          Median           Financial*
                                          ------           ----------
Price to Book Value                         127%                 124%
Price to Tangible Book Value                127%                 124%
Price to Last Twelve Months Earnings       19.4x                19.9x
Price to Assets                            13.4%                10.7%
Premium to Deposits                         4.5%                 5.5%


*Bank West Financial multiples based on the $11.50 per share merger consideration

    The following is the list of the Nationwide Transactions:


            Buyer                         Seller
            -----                         ------
            SouthTrust Corp.              CENIT Bancorp Inc.
            Norway Bancorp                First Coastal Corp.
            MB Financial Inc.             FSL Holdings Inc.
            Boiling Springs               Ridgewood Financial Inc.
            United Community              Industrial Bancorp Inc.
            United Co-operative Bank      Hampden Savings Bank
            PSB Bancorp Inc.              Jade Financial Corp.
            Hudson River Bancorp          Cohoes Bancorp Inc.
            BB&T Corp.                    FirstSpartan Financial
            DFC Acquisition Corp.         Cameron Financial Corp.

                                     16

            Buyer                         Seller
            -----                         ------
            Seacoast Financial            Home Port Bancorp Inc.
            First Place Financial         FFY Financial Corp.
            Allegiant Bancorp Inc.        Equality Bancorp Inc.
            Troy Financial Corp.          Catskill Financial Corp.
            First United Bancshares       Texarkana First Financial
            Old Kent Financial Corp.      Home Bancorp
            Prudential Plc                Highland Bancorp Inc.
            Provident Bankshares          Harbor Federal Bancorp
            Richmond County               South Jersey Financial
            SouthBanc Shares Inc.         Heritage Bancorp Inc.
            Sound Federal Bancorp         Peekskill Financial Corp.
            BancFirst Ohio Corp.          Milton Federal Financial

    The following table represents a summary analysis of the Nationwide Transactions based on the announced transaction values:




                                                           Bank West
                                          Median           Financial*
                                          ------           ----------
Price to Book Value                         137%                 124%
Price to Tangible Book Value                137%                 124%
Price to Last Twelve Months Earnings       19.6x                19.9x
Price to Assets                            18.2%                10.7%
Premium to Deposits                         9.0%                 5.5%

*Bank West Financial multiples based on the $11.50 per share merger consideration.

    Discounted Cash Flow Analysis. Raymond James performed a discounted cash flow analysis with regard to Bank West Financial on a stand-alone basis. A discounted cash flow analysis is generally used to calculate a valuation range for a company by calculating the present values of the expected cash flows that will be generated by the company, discounted at certain rates.
This analysis utilized a range of discount rates of 12% to 16% and a range of earnings terminal multiples of 10x to 18x. The analysis resulted in a range of present values of $7.21 to $14.00 per share for Bank West Financial on a stand-alone basis. As indicated above, this analysis was based on Bank West Financial's management estimates and is not necessarily indicative of actual values or actual future results and does not purport to reflect the prices at which any securities may trade at the present or at any time in the future. Raymond James noted that the discounted cash flow analysis was included because it is a widely used valuation methodology, but noted also that the results of such methodology are highly dependent upon the numerous assumptions that must be made, including earnings growth rates, dividend payout rates, terminal values and discount rates.

    Other Analyses. Raymond James also reviewed certain other information it deemed relevant including pro forma estimated balance sheet composition and pro forma financial performance.

                                     17

    No other company used as a comparison in the above analyses is identical to Bank West Financial, and no other transaction is identical to the merger. Accordingly, an analysis of the results of the foregoing is not purely mathematical; rather, such analysis involves complex considerations and judgments concerning differences in financial market and operating characteristics of the companies and other factors that could affect the public trading volume of the companies to which Bank West Financial is being compared.

    Fairness Opinion of Raymond James. During the May 21, 2001 meeting of the Board of Directors of Bank West Financial, Raymond James rendered its written fairness opinion that, as of such date and based upon and subject to various qualifications, assumptions and limitations described with respect to its opinion, the consideration to be received by Bank West Financial's stockholders in the merger was fair from a financial point of view to such stockholders.

    The summary set forth above does not purport to be a complete description of the analyses of data underlying Raymond James' opinion or its presentation to Bank West Financial's Board of Directors. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. Raymond James believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying the analyses set forth in its opinion. In addition, Raymond James considered the results of all such analyses and did not assign relative weights to any of the analyses, so the range of valuations resulting from any particular analysis described above should not be taken to be Raymond James' view of the actual value of Bank West Financial.

    In performing its analyses, Raymond James made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond Bank West Financial's or Chemical's control. The analyses performed by Raymond James are not indicative of actual values, trading values or actual future results which might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Raymond James' analysis of the fairness, from a financial point of view, of the merger consideration to be paid by Chemical to the stockholders of Bank West Financial, and were provided to the Board of Directors of Bank West Financial. The analyses do not purport to be appraisals or to reflect the prices at which businesses or securities might be sold. In addition, as described above, the opinion of Raymond James was one of many factors taken into consideration by the Board of Directors in making its determination to approve the merger. Consequently, the analyses described above should not be viewed as determinative of the opinions of Bank West Financial's Board of Directors or management with respect to the value of Bank West Financial.
Bank West Financial placed no limits on the scope of the investigations or analysis performed, or opinion expressed, by Raymond James, and Bank West Financial and its management cooperated fully with Raymond James in connection with the preparation of its opinion.

    Raymond James is actively involved in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions. Through negotiation, Bank West Financial and Raymond James determined that Bank West Financial would pay Raymond James a fee which would vary depending upon the value of the merger, with a minimum fee of $375,000. The total fee to be paid

                                     18

to Raymond James will be $375,000, of which $15,000 was paid upon execution of the engagement letter, $78,750 was paid following delivery of the opinion and execution of the merger agreement, and the remaining $281,250 of which will be paid upon the consummation of the merger. In addition, Bank West Financial has agreed to reimburse Raymond James for its reasonable out-of-pocket expenses incurred in connection with its engagement, of which approximately $3,800 has been paid to date. Bank West Financial has agreed to indemnify Raymond James and its officers for all losses, claims, damages, liabilities and expenses related to or arising out of its rendering of services under its engagement, including liabilities arising under federal securities laws. If such indemnification is unavailable to Raymond James, then Bank West Financial has agreed to contribute to the amount paid or payable by Raymond James as a result of such occurrences in proportion to the relative benefits received by and fault of the parties, with the amount of Raymond James' contributions being capped at the amount of fees it has received. Raymond James and its officers will not be entitled to indemnity or contribution for any losses, claims, damages, liabilities or expenses which result primarily from their bad faith or negligence. In the ordinary course of business, Raymond James may trade in the securities of Bank West Financial for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

    On February 26, 2001, Bank West Financial also engaged Donnelly, Penman, French, Haggarty & Co. ("Donnelly Penman") as a sub-advisor. Donnelly Penman was formed in September 2000 when certain employees left Raymond James. Pursuant to a separate agreement between Raymond James and Donnelly Penman, Raymond James will pay to Donnelly Penman 50% of the fees paid to Raymond James by Bank West Financial. In addition, Bank West Financial agreed to indemnify Donnelly Penman and its officers on the same terms as it agreed to indemnify Raymond James and its officers.

You Will Receive Cash for Your Shares of Bank West Financial Stock

    Upon completion of the merger, each outstanding share of Bank West Financial common stock (other than any shares owned by Chemical) shall be converted into and represent the right to receive $11.50 in cash without any interest thereon. The aggregate amount of the cash payment represents the merger consideration. The merger consideration to be paid in connection with the merger is expected to be approximately $29.8 million, including payment for the cancellation of all outstanding Bank West Financial stock options, assuming none of such options are exercised.

Treatment of Options and Restricted Shares

    At the effective time of the merger, each stock option to purchase Bank West Financial common stock issued pursuant to the Bank West Financial 1995 Key Employee Stock Compensation Program or the Bank West Financial 1995 Directors' Stock Option Plan that has not been exercised or terminated before the merger is completed will be canceled and the holder of the stock option will be entitled to receive a cash payment equal to $11.50 less the exercise price per share of the stock option, multiplied by the number of shares of Bank West Financial common stock subject to the stock option, less any required tax withholding.

    At Chemical's request, Bank West Financial shall use its best efforts to enter into option termination agreements with the holders of outstanding stock options, pursuant to which Bank West Financial would pay the above cash amounts immediately prior to completion of the merger.

                                     19

    At the effective time of the merger, each holder of unvested restricted shares granted pursuant to the Bank West Financial 1995 Management Recognition Plan for Directors and Trust Agreement shall be entitled to receive the merger consideration multiplied by the number of unvested restricted shares held by them. There are an aggregate of 720 unvested restricted shares as of the date of this document.

Procedure for Surrendering Your Certificates

    As of the effective time of the merger, Chemical will deliver to the exchange agent an amount of cash equal to the aggregate merger consideration. The exchange agent receiving the deposit will act as paying agent for the benefit of the holders of certificates of Bank West Financial common stock in exchange for the merger consideration. Each holder of Bank West Financial common stock who surrenders his or her Bank West Financial shares to the exchange agent, together with a letter of transmittal, will be entitled to receive a cash payment of $11.50 per share of Bank West Financial common stock upon acceptance of the shares by the exchange agent.

    Promptly after the effective time but in no event later than 10 business days after the receipt by the exchange agent of information concerning Bank West Financial's stockholders, a letter of transmittal will be mailed by the exchange agent to Bank West Financial stockholders. The letter of transmittal will contain detailed instructions for surrendering your certificates of Bank West Financial common stock.

    You should not return your Bank West Financial common stock certificates with the enclosed proxy, and you should not send your stock certificates to the exchange agent until you receive the letter of transmittal.

    If a certificate for Bank West Financial common stock has been lost, stolen or destroyed, the exchange agent is not obligated to deliver payment until the holder of the shares delivers:

    * an appropriate affidavit by the person claiming the loss, theft or destruction of his or her certificate in a form acceptable to the exchange agent, and

    *    an indemnity agreement and bond.

    After 180 days following the effective time of the merger, the exchange agent will deliver to Chemical any funds not claimed by former Bank West Financial stockholders. Thereafter, the payment obligation for any certificate representing Bank West Financial common stock which has not been satisfied will become the responsibility of Chemical.

    If certificates for Bank West Financial common stock are not surrendered prior to the date on which such payments would otherwise escheat to or become the property of any governmental agency, the unclaimed amounts will become the property of Chemical to the extent permitted by applicable law, free and clear of all claims or interest of any person previously entitled to such property. None of Chemical, Bank West Financial, the exchange agent or any other party to the merger will be liable to any former holder of Bank West Financial common stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                                     20

Representations and Warranties Made by Us and Chemical

    The merger agreement contains representations and warranties made by us and Chemical which are customary for this type of merger transaction, including, among others, representations and warranties concerning:

    *    the organization of Bank West Financial and Chemical,

    * the due authorization, execution, delivery and performance of the merger agreement,

    *    governmental approvals required for the completion of the merger,

    * the absence of actions, facts or circumstances that would materially impede or delay completion of the merger, and

    *    the accuracy of the information in this proxy statement.

    We made certain additional representations and warranties (which are also customary), among others, regarding our capitalization, our subsidiaries, the absence of certain interim events, our financial statements, the absence of any broker's and finder's fees other than those owed Raymond James, other material agreements, employee benefit plans, registration of our securities, our compliance with laws, our regulatory reports, absence of certain violations as a result of the merger, litigation and environmental matters, the adequacy of insurance coverage, labor matters, any claims for indemnification, the status of our loan and investment portfolios, the adequacy of our allowance for loan losses, the absence of certain defaults, tax matters, real estate owned or leased by us, material interests of certain persons, receipt of a fairness opinion and the accuracy of our disclosures.
In addition to the representations noted above, Chemical has also represented that it will have the funds sufficient to pay the merger consideration required of it under the merger agreement and that it and its subsidiaries are and will be immediately after the merger in material compliance with all capital, debt and financial and nonfinancial provisions applicable to it under federal and state financial institution laws and regulations.

    The representations, warranties, agreements and covenants in the merger agreement will expire at the effective time of the merger, except for agreements and covenants that by their terms are to be performed after the effective time of the merger. If the merger agreement is terminated, there will be no liability on the part of either us or Chemical other than the possible payment of a termination fee to Chemical as discussed below under "- Termination of the Merger Agreement," and except that no party shall be relieved or released from any liability arising out of a willful breach by it of any covenant, undertaking, representation or warranty in the merger agreement.

Conditions to the Merger

    The respective obligations of Chemical and Bank West Financial to effect the merger are subject to the satisfaction or waiver of the following conditions specified in the merger agreement:

    *    approval of the merger agreement by our stockholders,

    * the receipt of all required regulatory and third party approvals, consents or waivers and the expiration of all statutory and regulatory waiting periods; provided that in the case of

                                     21

         Chemical none of such regulatory approvals impose any non-standard conditions that, in the reasonable and good faith opinion of Chemical, are unduly burdensome or would materially reduce the value of the merger to Chemical,

    * the absence of any order, decree or injunction of a court or agency of competent jurisdiction which prevents the completion of the merger,

    * the accuracy of the other party's representations and warranties except (1) where the failure of any Bank West Financial representation and warranty to be true, individually or in the aggregate, does not or would not result in a material adverse effect (as discussed below) and (2) where the failure of any Chemical representation or warranty to be true individually or in the aggregate, would not impair its ability to perform its obligations under the merger agreement,

    * the performance by the other party of its obligations contained in the merger agreement in all material respects, and

    *    the receipt of certain certificates and opinions of counsel.

    The term "material adverse effect" is defined in the merger agreement to mean any change or effect that, individually or when taken together with all other such changes or effects that have occurred before the date of determination of the occurrence of the material adverse effect, has had or could have a material negative impact on (a) the business, financial condition, results of operations, or properties of the subject party and its subsidiaries, taken as a whole, as the case may be; or (b) the ability of the subject party or its subsidiaries, as the case may be, to satisfy the applicable closing conditions, complete the merger or perform its obligations under the merger agreement. The following will not be included in any determination of a material adverse effect: (1) actions and omissions of a party taken with the prior written consent of the other party; (2) changes in economic conditions (including a change in the level of interest rates) generally affecting financial institutions; (3) changes in laws and regulations or interpretations thereof that are generally applicable to the banking or savings institution industries; (4) changes in generally accepted accounting principles that are generally applicable to the banking or savings institution industries; and (5) with respect to Bank West Financial: (a) fees and expenses reasonably related to the merger (such as legal, accounting, and investment banking fees and expenses) incurred or paid up to but not exceeding $750,000, (b) amounts paid to cancel stock options in accordance with the merger agreement, and (c) amounts incurred to procure director and officer liability insurance in accordance with the merger agreement.

    Chemical's obligation to effect the merger also is subject to the satisfaction or waiver of the following additional conditions:

    * there shall be no lawsuit, investigation or other proceeding against Bank West Financial or its subsidiaries or its officers and directors or its properties which is reasonably likely to have a material adverse effect on Bank West Financial, except as previously disclosed to Chemical at the time the merger agreement was executed,

    * the receipt by Bank West Financial of any required (a) consents of third parties to the merger or the assignment of the agreement,
         (b) waivers by third parties of any material rights, and (c) the waiver by third parties of Bank West Financial's loss of any material

                                     22

         rights which may be triggered by a change of control of Bank West Financial if the failure to obtain such a consent or waiver is reasonably likely to have a material adverse effect on Bank West Financial, as well as consents or waivers under certain contracts designated by Chemical,

    * the completion of the merger will not result in the acceleration, default or imposition of any penalty on the indebtedness under Bank West Financial's employee stock ownership plan, except that the loan to this plan may be accelerated as permitted by the merger agreement,

    * each director of Bank West Financial shall have resigned effective as the close of the merger, and

    * Bank West Financial shall have maintained as of the final statement date (as defined below) adjusted stockholders' equity (as defined below) in excess of $24 million and positive adjusted operating income (as defined below).

    The final statement date is the month-end agreed upon by the parties after the stockholders of Bank West Financial have approved the merger agreement and after all regulatory approvals have been obtained (which may be prior to the expiration of all related statutory waiting periods). If Bank West Financial and Chemical do not agree upon a month-end, either party may specify the preceding month-end as the final statement date. Once the final statement date has been determined, Bank West Financial will prepare a consolidated balance sheet of Bank West Financial as of the final statement date and a consolidated income statement for the period from April 1, 2001 through the final statement date, as well as compute its adjusted stockholders' equity and adjusted operating income as of and for the period ending on the final statement date. The balance sheet and income statement will be prepared in accordance with generally accepted accounting principles and will be reviewed by Crowe, Chizek and Company LLP, Bank West Financial's independent auditors.

    Bank West Financial's adjusted stockholders' equity is its total stockholders' equity as of the final statement date, computed in a manner consistent with our annual and quarterly reports filed with the SEC, as adjusted below. Bank West Financial's adjusted operating income is our operating income for the period from April 1, 2001 to and including the final statement date, computed in a manner consistent with our annual and quarterly reports filed with the SEC, as adjusted below. Total stockholders' equity and operating income will be adjusted so that no expense will be accrued or deductions made for any of the following:

    * up to $750,000 in transaction-related expenses that we have or will incur as a result of the merger,

    * any reserves, accruals or other charges that Chemical may request us to establish or incur and that are established or incurred,

    * any amounts paid by us pursuant to option termination agreements entered into pursuant to Chemical's request, and

    * up to $150,000 to procure liability insurance coverage if paid by us pursuant to the merger agreement.

                                     23

    If Bank West Financial does not meet either the adjusted stockholders' equity or adjusted operating income requirement, Chemical must deliver notice of its decision to terminate the merger agreement to Bank West Financial in writing within three business days of Chemical's receipt of the balance sheet and income statement. Although Chemical would have the right to terminate the merger agreement, Chemical is not obligated to terminate the merger agreement under these circumstances.

    There can be no assurance that the conditions to consummation of the merger will be satisfied or waived. The merger will become effective when the certificate of merger is filed with the Department of Consumer and Industry Services of the State of Michigan. It is currently anticipated that the effective time of the merger will occur late in the third quarter or in the fourth quarter of 2001.

Conduct of Business Prior to the Completion of the Merger

    Chemical and we have agreed that during the period from the date of the merger agreement to the completion of the merger neither of us will, except with prior written consent of the other party, take any action that would cause our or Chemical's representations and warranties contained in the merger agreement not to be true and correct in any material respect at the effective time of the merger or that would cause any of the conditions to the merger not to be satisfied.

    We also have agreed that during the period from the date of the merger agreement to the effective time of the merger (except as expressly provided in the merger agreement or as consented to by Chemical), we and our subsidiaries will, among other things:

    * conduct our business in the ordinary course in substantially the same manner as our past practice,

    * not declare, set aside, make or pay any dividend or other distribution, except for regular quarterly dividends not to exceed $0.06 per share of Bank West Financial common stock or dividends by Bank West to Bank West Financial to facilitate the regular quarterly dividend paid to Bank West Financial stockholders or any other cash payments to be made by Bank West Financial pursuant to the merger,

    * comply in all material respects with all laws, regulations, agreements and court and administrative orders,

    * make no change in our articles of incorporation, charter, bylaws, or capital stock except as permitted by the merger agreement;

    * maintain our books, accounts and records in the usual and ordinary course,

    * use all reasonable efforts to maintain our property and assets in their present condition and to preserve our business organization intact,

    * use all reasonable efforts to maintain and keep in full force and effect insurance coverage on our assets, properties and other business operations,

    * charge-off loans and continue to make provisions for loan and lease losses in accordance with our prior practices and regulatory and accounting standards,

                                     24

    * make no material change in any policies and procedures applicable to the conduct of our business, including any loan and underwriting policies, loan loss and charge-off policies, investment policies and employment policies,

    * except to re-elect incumbent officers and directors at annual meetings, not increase the number of directors, elect or appoint any person to an office with the title of Vice President and above, or hire any person to perform the services of an officer with the title of Vice President and above,

    * take no action to increase the salary, severance or other compensation payable to, or fringe benefits of, or pay any bonus to, any officer or director, or any other class or group of employees as a class or group, except as previously disclosed to Chemical before entering into the merger agreement or with Chemical's consent,

    * take no action to introduce or change any employee benefit plan, fringe benefit program or other plan for the benefit of our employees except as previously disclosed to Chemical, and make no contributions to existing plans except those consistent in timing and amount with Bank West Financial's practices in 2000 and 1999,

    * take no action to enter into any employment agreement that is not terminable by Bank West Financial or its subsidiaries without cost or penalty upon 60 days' or less notice,

    * take no action to borrow money except in the ordinary course of business; take no action to sell, mortgage, or otherwise dispose of any of our property or assets except in the ordinary course of business and except for those properties or assets that have a fair market value of less than $25,000,

    * notify Chemical of the threat or commencement of any material lawsuit or other proceeding against or relating to Bank West Financial or our subsidiaries, their directors, officers or employees in their capacities as such, their assets, liabilities, businesses or operations, or the merger or the merger agreement,

    * take such reasonable actions as may be necessary to consummate the merger,

    * make no charitable or similar contributions or gifts of cash or other assets except for contributions that, in the aggregate, will have a fair market value not greater than $25,000,

    * take no action to pay, agree to pay, or incur any liability, except for liabilities already accrued on our books as of the date of the merger agreement, for the purchase or lease of any item of real property, fixtures, equipment or other capital asset in excess of $25,000 individually or in excess of $100,000 in the aggregate with respect to Bank West Financial, except for prior commitments that were disclosed to Chemical before entering into the merger agreement,

    * refrain from entering into any new service agreements that are not terminable by Bank West Financial or its subsidiaries without penalty upon 60 days' or less notice, except for

                                     25

         contracts for services which do not exceed $25,000 in the aggregate, and except for contracts for services relating to the merger;

    * take no action to open, enlarge or materially remodel any bank or other facility or to lease, purchase or otherwise acquire any real property for use as a branch bank, or apply for regulatory approval of any new branch bank, except for prior commitments made by Bank West or its subsidiaries that were disclosed to Chemical before entering into the merger agreement, or

    * take no action to enter into any joint venture or strategic alliance.

    We agreed to permit Chemical to conduct an environmental assessment or phase one report of each parcel of our currently owned real property, any other real estate formerly owned by us or any of our subsidiaries to the extent permitted by the current owners of the property, and any real estate acquired by Bank West in satisfaction of a debt previously contracted. Chemical conducted a phase one investigation with respect to several of our properties and a phase two investigation with respect to one of our branch offices. While we have not yet received the phase two report, we have been informed that the results of such report do not give Chemical the right to terminate the merger agreement. The costs of such investigations will be paid by Chemical.

    We may not enter into any new technology-related agreement without the consent of Chemical, which consent may not be unreasonably withheld if the agreement is necessary for us to conduct business in the ordinary course through completion of the merger. We have agreed to advise Chemical of all anticipated renewals or extensions of existing data processing service agreements, data processing software license agreements, data processing hardware lease agreements and other material technology-related licensing or servicing agreements with independent vendors and to cooperate with Chemical in negotiating with those vendors the length of any extension or renewal term of those agreements where such extension or term would extend beyond the completion of the merger. We have agreed to send to each vendor, as and when due, such notices of nonrenewal as may be necessary or appropriate under the terms of the applicable agreements to prevent those agreements from automatically renewing for a term extending beyond the completion of the merger. Such notices may be conditioned upon the completion of the merger. We are not obligated, however, to take any irrevocable action, or irrevocably forego taking any action with respect to a technology-related contract, that would cause any such agreement to terminate, expire, or be materially modified before the merger is completed.

    In addition, we have agreed that neither us nor any of our subsidiaries or any of our respective officers, directors, employees, representatives or agents will solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any proposal to enter into an acquisition transaction with any person other than Chemical. An acquisition transaction, as defined in the merger agreement, is a merger, consolidation, share exchange, tender offer, sale of shares, purchase or lease of substantially all of our or Bank West's assets, purchase securities representing more than 10% of the voting power of Bank West Financial or Bank West shares or any similar transaction with a third party other than Chemical. We are permitted, however, to furnish information to or engage in discussions or negotiations with third parties if, after having received the advice of our counsel, we determine that the failure to do so may cause our Board of Directors to breach its fiduciary duties and we either (a) have received a superior proposal or (b) have determined that taking such actions are reasonably likely to lead to a superior proposal. A "superior proposal" means any bona fide unsolicited offer, proposal, solicitation or expression of interest made by

                                     26

a third party on terms that our Board of Directors determines in good faith, based upon the written advice of Raymond James or another financial advisor of nationally recognized reputation, to be materially more favorable to Bank West Financial stockholders than the merger agreement from a financial point of view. We are required to promptly inform Chemical of any requests for information or of any negotiations or discussions regarding any acquisition transaction. In addition, we may not provide any information to a third party that we have not provided to Chemical.

    If our Board of Directors determines, after consultation with our financial advisor and legal counsel, that we have received a superior proposal, we may terminate the merger agreement to accept such superior proposal. We are required to notify Chemical of the terms and conditions of the superior proposal and prior to taking any actions with respect to such proposal.

    We have also agreed to recommend approval of the merger agreement to our stockholders. However, we may withdraw, modify or change our recommendation that our stockholders approve the merger agreement if (a) a superior proposal has been received in writing and is still pending, (b) we have determined in good faith, based upon the advice of counsel, that our fiduciary duties require us to withdraw, modify or change our recommendation and (c) we have determined to accept and recommend the superior proposal to our stockholders (the combination of such events is defined as a fiduciary event under the terms of the merger agreement). See "- Termination of the Merger Agreement."

Approvals Needed to Complete the Merger

    In addition to the approval of the merger agreement by our stockholders, completion of the merger is subject to the prior approval of the Board of Governors of the Federal Reserve System. Also, the bank consolidation contemplated by the merger agreement is subject to the prior approval of the Federal Deposit Insurance Corporation and the Office of Financial and Insurance Services of the State of Michigan (the "OFIS"). The required applications for these approvals have been filed and are currently pending.
In reviewing applications under the Bank Holding Company Act, the Federal Reserve Board must consider, among other factors, the financial and managerial resources and future prospects of the existing and resulting institutions, and the convenience and needs of the communities to be served. In addition, the Federal Reserve Board may not approve a transaction if it will result in a monopoly or otherwise be anti-competitive. Chemical filed its application with the Federal Reserve Board on July 12, 2001.

    Under the Community Reinvestment Act of 1977, the Federal Reserve Board and the FDIC must take into account the record of performance of Bank West and Chemical's banking subsidiaries in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by each institution. As part of the review process, the banking agencies frequently receive comments and protests from community groups and others. Bank West and each of Chemical's banking subsidiaries received at least a "satisfactory" rating during their respective last Community Reinvestment Act examinations.

    The OFIS and the FDIC also must approve the bank consolidation contemplated by the merger agreement. The applications to the OFIS and the FDIC are similar to the application to the Federal Reserve Board and were filed on July 12, 2001.

    In addition, a period of up to 30 days must expire following approval by the Federal Reserve Board, within which period the United States Department of Justice may file objections to or comments

                                     27

on the merger under the federal anti-trust laws. However, if the Department of Justice does not object to or provide comments with regard to the merger during the first 15 days of this period, Bank West Financial and Chemical may complete the merger at that time. Although we believe that the likelihood of adverse comments or objection by the Department of Justice is remote in this merger, there can be no assurance that the Department of Justice will not issue comments or object. If a proceeding is instituted or challenge is made, we cannot ensure a favorable result.

    We are not aware of any other regulatory approvals required for completion of the merger, except as described above. Should any other approvals be required, it is presently contemplated that such approvals would be sought. There can be no assurance that any other approvals, if required, will be obtained.

    The approval of any application merely implies the satisfaction of regulatory criteria for approval, which does not include review of the merger from the standpoint of the adequacy of the consideration to be received by Bank West Financial stockholders. Furthermore, regulatory approvals do not constitute an endorsement or recommendation of the merger.

    There can be no assurances that the requisite regulatory approvals will be received in a timely manner, in which event the consummation of the merger may be delayed. If the merger is not consummated on or before October 31, 2001, the merger agreement may be terminated by either Chemical or us.

    It is a condition to the consummation of the merger that the regulatory approvals of the merger be obtained without any non-standard conditions that, in the reasonable and good faith opinion of Chemical, are unduly burdensome or would materially reduce the value of the merger transactions to Chemical. No assurance can be provided that any of the regulatory approvals will not contain conditions which fail to satisfy this condition of the merger.

Waiver and Amendment of the Merger Agreement; Alternative Structure

    By written approval of its Board of Directors, each party to the merger agreement may extend the time for the performance of any of the obligations or acts of the other party and may waive:

    * any inaccuracies in the representations and warranties contained in the merger agreement or any document delivered pursuant to the merger agreement,

    *    compliance with any covenant, undertaking or agreement,

    * to the extent permitted by law, satisfaction of any condition of the merger agreement, or

    * the performance by the other party of any of its obligations under the merger agreement.

    The merger agreement may be amended at any time by mutual agreement of the parties as approved by their Boards; provided, however, that after our stockholders have approved the merger agreement, no amendment can modify the form or decrease the amount of the merger consideration or otherwise materially adversely affect our stockholders without their approval.


                                     28

    With our written consent, Chemical may at any time modify the structure of the acquisition of Bank West Financial provided that:

    * the $11.50 per share to be paid to our stockholders is not reduced and the form of the consideration is not changed, and

    * the change in the structure of the merger will not delay the completion of the merger by more than 30 days.

Termination of the Merger Agreement

    The merger agreement may be terminated in writing prior to the effective time of the merger by:

    *    the mutual consent of the Boards of Bank West Financial and Chemical,

    *    by the Board of Bank West Financial or Chemical if:

         *    our stockholders fail to adopt the merger agreement, or

         * if the merger is not consummated by October 31, 2001, provided that the party seeking to terminate is not then in breach of any of its covenants, agreements or representations and warranties,

    *    by the Board of Chemical if:

         * any of the conditions to Chemical's obligation to complete the merger have not been met or waived by Chemical at such time as such condition can no longer be satisfied, notwithstanding Chemical's best efforts to comply with its covenants in the merger agreement,

         * a fiduciary event (as described above) has occurred with respect to the Board of Directors of Bank West Financial (see "-Conduct of Business Prior to the Completion of the Merger" above);

         * an event that caused or is reasonably likely to cause a material adverse effect on Bank West Financial has occurred; or

         * if Bank West, prior to the closing, receives from the Federal Deposit Insurance Corporation a rating lower than "low satisfactory" under an examination for compliance with the Community Reinvestment Act, or if the report of examination is still pending on the scheduled closing date and Chemical is not satisfied that Bank West will receive at least a "low satisfactory" rating.

    *    by our Board:

         * if a fiduciary event has occurred and simultaneously with the termination of the merger agreement, we enter into or announce the intent to enter into an acquisition agreement with respect to the superior proposal or our Board adopts

                                     29

              a binding resolution to recommend to our stockholders that they accept a tender offer with respect to a superior proposal, or

         * any of the conditions to our obligation to complete the merger have not been met or waived by us at such time as such condition can no longer be satisfied, notwithstanding our best efforts to comply with our covenants in the merger agreement,

    In the event that the merger agreement is terminated, the merger agreement will become void and have no effect, except for:

    *    provisions relating to confidential information,

    *    provisions relating to public announcements,

    * provisions relating to the nonsurvivability of representations, warranties and agreements,

    * provisions relating to a termination fee in the amount of $750,000 payable to Chemical by Bank West Financial as described below, and

    * a breaching party will not be relieved from any liability or damages for its willful breach of any provision of the merger agreement.

    If and when an initial triggering event (as defined below) and a subsequent triggering event (as defined below) have occurred prior to the occurrence of a fee termination event (as defined below), then we shall pay to Chemical (not later than two business days after the occurrence of a subsequent triggering event) an amount equal to $750,000 in immediately available funds.

    An initial triggering event is any of the following events or transactions:

    * Bank West Financial or any of its subsidiaries, without Chemical's prior written consent, enters into an agreement to engage in an acquisition transaction with a third party, or the board of directors of Bank West Financial recommends that the stockholders of Bank West Financial approve or accept any acquisition transaction other than the merger,

    * a third party acquires beneficial ownership (or the right to acquire beneficial ownership) of 10% or more of the outstanding shares of Bank West Financial common stock,

    * the stockholders of Bank West Financial vote and fail to approve the merger agreement at the special meeting (or the special meeting is not held in violation of the merger agreement or is canceled prior to termination of the merger agreement) and, before the special meeting (or if the special meeting is not held or canceled, before such termination), it was publicly announced or the stockholders of Bank West Financial were advised that a third party made a proposal to engage in an acquisition transaction with respect to Bank West Financial,

    * the Bank West Financial Board of Directors does not recommend or withdraws or modifies (or publicly announces its intention to withdraw or modify) in any manner

                                     30

         adverse to Chemical its recommendation that the stockholders of Bank West Financial approve the merger agreement or, following a proposal to Bank West Financial to engage in an acquisition transaction, Bank West Financial authorizes, recommends or proposes (or publicly announces or advises its stockholders of its intention to authorize, recommend or propose) an agreement to engage in an acquisition transaction with a third party),

    * a third party files with the SEC a registration statement or tender offer materials with respect to a potential exchange or tender offer that would constitute an acquisition transaction (or files a preliminary proxy statement with the SEC with respect to a potential vote by its stockholders to approve the issuance of shares to be offered in such an exchange or tender offer),

    * Bank West Financial willfully and materially breaches any of its obligations contained in the merger agreement in anticipation of engaging in an acquisition transaction with a third party and, following such breach, Chemical would be entitled to terminate the merger agreement,

    * a third party files an application or notice with any federal or state banking regulatory or administrative authority for approval to engage in an acquisition transaction, or

    *    a fiduciary event occurs.

    The term "acquisition transaction" is defined in the merger agreement as described above (see "-Conduct of Business Prior to the Completion of the Merger"). The phrase "in anticipation of engaging in an acquisition transition" includes any action taken by Bank West Financial's officers or Board of Directors with respect to an acquisition transaction after any written or oral, authorized or unauthorized, proposal or expression of interest has been communicated to any member of Bank West Financial's management or Board of Directors concerning an acquisition transaction that in any way would involve Bank West Financial or our subsidiaries and such proposal or expression of interest has not been withdrawn at the time of the action.

    A subsequent triggering event is either of the following events:

    * the acquisition by a third party of beneficial ownership of 25% or more of the then outstanding Bank West Financial common stock, or

    * Bank West Financial or any of its subsidiaries, without having received the prior written consent of Chemical, enters into an agreement to engage in an acquisition transaction with a third party; except that, in determining whether or not a subsequent triggering event has occurred, a purchase or other acquisition of Bank West Financial voting securities will not constitute an acquisition transaction unless the third party has agreed to acquire 25% (instead of 10%) or more of the voting power of Bank West Financial or any of its subsidiaries.

    A fee termination event consists of any of the following: (1) completion of the merger; (2) termination of the merger agreement in accordance with its terms, if such termination occurs before the

                                     31

occurrence of an initial triggering event; or (3) 12 months after the termination of the merger agreement if such termination follows an initial triggering event.

Interests of Directors and Officers in the Merger that are Different from Your Interests

    Some members of our management and Board of Directors may have interests in the merger that are in addition to or different from the interests of our stockholders. Our Board was aware of these interests and considered them in approving the merger agreement.

    Bank West Financial Stock Options. As of July 9, 2001, directors and executive officers held options to purchase in the aggregate 258,162 shares of Bank West Financial common stock under our stock option plans. Under the terms of the merger agreement, each director and executive officer will receive payment for their stock options as described earlier in this proxy statement. The aggregate value of the payout for these stock options (both vested and unvested) will be approximately $1.2 million. See " -Treatment of Options and Restricted Shares."

    Bank West Financial Stock Awards. As of July 9, 2001, an aggregate of 720 unvested shares of our common stock have been awarded to our directors pursuant to the Bank West Financial recognition plans and remain unvested. Under the terms of the merger agreement, each director will receive payment for their unvested restricted shares as described earlier in this proxy statement. The aggregate value of the payment for these restricted shares will be $8,280. See "-Treatment of Options and Restricted Shares."

    Bank West Financial Employee Stock Ownership Plan. As of July 9, 2001, our ESOP held 115,434 shares of our common stock which had not yet been allocated to participants and which were pledged as collateral for the remaining $593,000 loan to the ESOP. Approximately 24,300 of these shares will be allocated effective as of June 30, 2001. The ESOP will be terminated upon completion of the merger, at which time the loan will be repaid with the cash received by the ESOP in the merger. Based on the number of unallocated shares and the loan balance at June 30, 2001, the ESOP will have approximately $455,000 of cash remaining after repayment of the ESOP loan, which cash will be allocated to the participants in accordance with the terms of the ESOP and distributed to participants in the ESOP following receipt of a favorable determination letter from the Internal Revenue Service.

    Employment Agreements. In April 1999, Bank West Financial and Bank West entered into an employment agreement with Mr. Van Houten. Under the employment agreement, Mr. Van Houten is entitled to receive a payment of approximately $147,500 for his unvested stock options, which is equal to the difference between the merger consideration and the exercise price of the stock options multiplied by the number of unvested options as of the completion of the merger. His vested options will be cashed out in accordance with the merger agreement. It is currently anticipated that this payment to Mr. Van Houten will result in the imposition of a small amount of excise taxes, which taxes will be the obligation of Mr. Van Houten. His agreement does not provide for any reimbursement of such taxes by Bank West Financial or Bank West.

    Employment Security Agreements. Bank West Financial and Bank West entered into change of control severance agreements with six of its executive officers: Messrs. Brasser, Knooihuizen, Koessel and Twardy and Mesdames. Adams and Moore. The agreements provide for a payment to each officer equal to 200% of the officer's annual compensation upon the officer's termination of employment by us, other than for cause, or if the officer terminates his or her employment for good reason following a

                                     32

change in control. Annual compensation is defined in the agreements to mean the highest level of base salary paid to the officer during any of the three calendar years preceding the termination including the year in which the termination occurs. The agreements require the officers to mitigate the amount of severance benefits payable by diligently and continuously seeking other employment. For purposes of the change in control agreements, the merger will constitute a "change in control." The aggregate amount due under the severance agreements is approximately $1.0 million. The agreements provide that in the event the severance benefits due under an agreement when combined with other benefits being received by the officer as a result of the termination would result in the imposition of excise taxes, the amount due under the agreements will be reduced to an amount that will not cause the imposition of such taxes.

    Protection of Directors, Officers and Employees Against Claims. In the merger agreement, Chemical has agreed to indemnify our and our subsidiaries' directors and officers after the completion of the merger to the fullest extent permitted under our or our subsidiaries' articles of incorporation,
charter or bylaws.   Chemical also has agreed to maintain, for a period of six
years after the effective time of the merger, our and our subsidiaries' current directors' and officers' liability insurance policies, provided that Chemical may substitute insurance policies of at least the same coverage and amount containing terms and conditions which are not materially less advantageous than Bank West Financial's current insurance policies, or Chemical may purchase tail coverage for the six-year period.

    Subsequent to the execution of the merger agreement, Chemical agreed to permit Bank West Financial to increase Mr. Van Houten's base salary to $120,000. In addition, Chemical intends to appoint Robert J. Stephan, the Chairman of Bank West Financial, and one other director of Bank West Financial to be determined as directors of Chemical Bank West upon completion of the bank merger. Chemical also intends to appoint Mr. Van Houten as a community bank president of Chemical Bank West and to enter into an employment contract with him, the terms of which have not yet been determined.

Employees and Benefit Plans

    Chemical has agreed to provide to officers and employees of Bank West Financial and Bank West who become officers or employees of Chemical after the completion of the merger employee benefits under Chemical's benefit plans, and stock option and other plans involving the potential issuance of Chemical's common stock, on terms and conditions that, when taken as a whole, are substantially similar to those currently provided generally by Chemical to its similarly situated officers and employees. Continuing employees will receive credit for years of service with us and our subsidiaries for purposes of determining eligibility for participation and vesting (but not for purposes of determining benefits or credited service) in any Chemical defined contribution or defined benefit pension plan. With respect to Chemical's retiree medical plan, Bank West employees will accrue vesting and credited service only from the effective time of the merger. Chemical will use its best efforts to cause any and all pre-existing condition limitations (to the extent such limitations did not apply under the Bank West plan) and eligibility waiting periods under Chemical's group health plans to be waived with respect to such continuing employees.

    As previously described, the Bank West Financial ESOP will be terminated in connection with the completion of the merger. In addition, the Bank West Financial 401(k) plan will either be terminated at the effective time of the merger or merged into the Chemical 401(k) plan. Following the receipt of a

                                     33

favorable determination letter from the Internal Revenue Service, the account balances in the Bank West Financial ESOP and 401(k) plan (if such 401(k) plan is terminated) will be distributed to participants and beneficiaries or transferred to an eligible individual retirement account as directed by the participant or beneficiary.

You Do Not Have Dissenters' Rights of Appraisal

    Under Michigan law, you do not have dissenters' rights of appraisal with respect to your shares of Bank West Financial common stock.

Federal Income Tax Consequences of the Merger to You

    The exchange of our common stock for cash pursuant to the terms of the merger agreement will be a taxable transaction for federal income tax purposes under the Internal Revenue Code, and may also be a taxable transaction under state, local and other tax laws. Bank West Financial stockholders will recognize gain or loss equal to the difference between the amount of cash received by them pursuant to the merger and the tax basis in the Bank West Financial common stock exchanged by such stockholder pursuant to the merger. Gain or loss must be determined separately for each block of Bank West Financial common stock surrendered pursuant to the merger. For purposes of federal tax law, a block consists of shares of Bank West Financial common stock acquired by the stockholder at the same time and price.

    Gain or loss recognized by the stockholder exchanging his or her Bank
West Financial common stock pursuant to the merger will be capital gain or loss if such Bank West Financial common stock is a capital asset in the hands of the stockholder. If the Bank West Financial common stock has been held for more than one year, the gain or loss will be long-term. Capital gains recognized by an exchanging individual stockholder generally will be subject to federal income tax at capital gain rates applicable to the stockholder (up to a maximum blended rate of 39.1% for short-term capital gains and 20% for long-term capital gains), and capital gains recognized by an exchanging corporate stockholder generally will be subject to federal income tax at a maximum rate of 35%.

    Neither Chemical nor us has requested or will request a ruling from the Internal Revenue Service as to any of the tax effects to Bank West Financial's stockholders of the transactions discussed in this proxy statement, and no opinion of counsel has been or will be rendered to our stockholders with respect to any of the tax effects of the merger to stockholders.

    The federal income tax discussion set forth above is based upon current law and is intended for general information only. You are urged to consult your tax advisor concerning the specific tax consequences of the merger to you, including the applicability and effect of state, local or other tax laws and of any proposed changes in those tax laws and the Internal Revenue Code.

Accounting Treatment of the Merger

    The merger will be accounted for under the purchase method of accounting. Under this method of accounting, Chemical and Bank West Financial will be treated as one company as of the date of the merger, and Chemical will record the fair market value of our assets less liabilities on its consolidated financial statements. Acquisition costs in excess of the fair value of the net assets acquired, if any, will

                                     34

be recorded as an intangible asset for financial accounting purposes. The reported consolidated income of Chemical will include our operations after the completion of the merger.

Who Pays for What

    All out-of-pocket costs and expenses incurred in connection with the merger (including, but not limited to, counsel and investment banking fees) will be paid by the party incurring such costs and expenses.


                        CERTAIN RELATED AGREEMENTS

Plan of Liquidation

    In connection with the merger, Chemical and Bank West Financial will adopt a plan of liquidation under which Bank West Financial immediately after the completion of the merger will be liquidated and dissolved by transferring all of its assets and liabilities to Chemical.

Bank Consolidation Agreement

    After the liquidation of Bank West Financial, Bank West and Chemical
Bank West will be consolidated, with Chemical Bank West being the surviving bank. The bank consolidation agreement provides that it may be terminated by mutual consent of the parties at any time and will be terminated automatically if the merger agreement is terminated.

Affiliate Agreements

    As an inducement for Chemical to enter into the merger agreement, each of our executive officers and directors entered into an affiliate agreement with Chemical. Pursuant to the affiliate agreements, our executive officers and directors agreed to assist in having the merger agreement approved by our stockholders. In addition, our executive officers and directors have agreed not to solicit or encourage other acquisition transactions or furnish any non-public information about us or Bank West to any person not affiliated with us or Chemical except as permitted by the merger agreement.


                     ADJOURNMENT OF THE SPECIAL MEETING

    Each proxy solicited requests authority to vote for an adjournment of the special meeting, if an adjournment is deemed to be necessary. We may seek an adjournment of the special meeting so that we can solicit additional votes in favor of the merger agreement if the merger proposal has not received the requisite vote of stockholders at the special meeting and has not received the negative votes of the holders of a majority of our stock. If we desire to adjourn the meeting, we will request a motion that the meeting be adjourned for up to 29 days with respect to the merger proposal (and solely with respect to the merger proposal, provided that a quorum is present at the special meeting), and no vote will be taken on the merger proposal at the originally scheduled special meeting. Each proxy solicited, if properly signed and returned to us and not revoked prior to its use, will be voted on any motion for adjournment in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted in favor of any motion to adjourn the meeting. Unless revoked prior to its use,

                                     35

any proxy solicited for the special meeting will continue to be valid for any adjourned meeting, and will be voted in accordance with instructions contained therein, and if no contrary instructions are given, for the proposal in question.

    Any adjournment will permit us to solicit additional proxies and will permit a greater expression of our stockholders' views with respect to the merger proposal. The adjournment would be disadvantageous to stockholders who are against the merger agreement because an adjournment will give us additional time to solicit favorable votes and thus increase the chances of passing the merger proposal.

    If a quorum is not present at the special meeting, no proposal will be acted upon and our Board of Directors will adjourn the special meeting to a later date to solicit additional proxies on each of the proposals being submitted to stockholders.

    An adjournment for up to 29 days will not require either the setting of a new record date or notice of the adjourned meeting as in the case of an original meeting. We have no reason to believe that an adjournment of the special meeting will be necessary at this time.

    Because the Board of Directors recommends that stockholders vote "FOR" the proposed merger agreement, the Board of Directors also recommends that stockholders vote "FOR" the possible adjournment of the special meeting on the merger proposal. Approval of the proposal to adjourn the special meeting on the merger proposal requires the approval of a majority of the votes cast on the adjournment proposal.























                                     36

         BENEFICIAL OWNERSHIP OF BANK WEST FINANCIAL COMMON STOCK

    Stockholders of record as of the close of business on July 9, 2001 will be entitled to one vote for each share of our common stock then held. As of that date, we had 2,485,491 shares of common stock issued and outstanding. The following table sets forth information regarding the share ownership of:

    * each holder of more than 5% of our outstanding common stock, including our employee stock ownership plan,

    * each member of our board of directors, as well as the only executive officer included in our summary compensation table for our fiscal year ended June 30, 2000, and

    * all of our and Bank West's directors and executive officers as a group.

                                                        Bank West Financial
                                                            Common Stock
                                                      Beneficially Owned as of
                                                        July 9, 2001(1)(2)(3)
                                                      ------------------------
Name of Beneficial Owner                                Amount            %
------------------------                              ------------    --------

Bank West Financial Corporation                       224,427(4)         9.0%
Employee Stock Ownership Plan Trust
2185 Three Mile Road N.W.
Grand Rapids, Michigan 49544


Banc Funds                                            173,520(5)         7.0%
208 South LaSalle Street, Suite 200
Chicago, Illinois 60604

Directors:
   Richard L. Bishop                                   39,422(6)         1.6%
   Thomas D. DeYoung                                   27,077(7)         1.1%
   Jacob Haisma                                        63,083(8)         2.5%
   Harry E. Mika                                      200,100(9)         8.1%
   Carl A. Rossi                                       31,956(10)        1.3%
   Robert J. Stephan                                   48,735(11)        1.9%
   John H. Zwarensteyn                                 46,123(12)        1.8%
   Wallace D. Riley                                     6,500              *
Executive Officer
   Ronald A. Van Houten                                20,834              *
All directors and executive officers of the Company
 and the Bank as a group (14 persons)                 594,245(2)(3)(4)  22.4%

___________________

* Represents less than 1% of the outstanding stock.

                                       (Footnotes continued on following page)

                                     37

_______________________
(1) Based upon filings made pursuant to the Securities Exchange Act of 1934, as amended, and information furnished by the respective individuals. Pursuant to the SEC's rules, a person is deemed to beneficially own shares of common stock if he or she directly or indirectly has or shares
    (a) voting power, which includes the power to vote or to direct the voting of the shares; or (b) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting power and sole investment power with respect to the indicated shares.

(2) Under applicable regulations, a person is deemed to have beneficial ownership of any shares of Bank West Financial common stock which may be acquired within 60 days of the date shown pursuant to the exercise of outstanding stock options. Shares of Bank West Financial common stock which are subject to stock options are deemed to be outstanding for the purpose of computing the percentage of outstanding common stock owned by such person or group but not deemed outstanding for the purpose of computing the percentage of Bank West Financial common stock owned by any other person or group. The amounts set forth in the table include shares which may be received upon the exercise of stock options within 60 days of the date shown as follows: for each non-employee director other than Messrs. Mika and Riley, 14,133 shares; for Mr. Van Houten, 13,334 shares; and for all directors and executive officers as a group, 162,532 shares.

(3) Includes restricted shares granted pursuant to our management recognition plans as follows: for each non-employee director other than Messrs. Mika and Riley, 120 shares; and for all directors and executive officers as a group, 720 shares. While these restricted shares have not yet vested or been distributed to the recipient of the grant, the grant recipients are entitled to vote the restricted shares. The trustees of the recognition plans disclaim beneficial ownership of such shares, which are not included in the above table.

(4) The Bank West Financial employee stock ownership plan trust was established pursuant to the Bank West Financial employee stock ownership plan by an agreement between Bank West Financial and Messrs. Stephan, Bishop and Haisma, who act as trustees of the plan. As of the date shown, 115,434 shares of Bank West Financial common stock held in the employee stock ownership plan trust were unallocated and 108,993 shares had been allocated to the accounts of participating employees. Approximately 24,300 of the unallocated shares will be allocated to participants effective as of June 30, 2001. Under the terms of the employee stock ownership plan, the trustees will generally vote the allocated shares held in the employee stock ownership plan in accordance with the instructions of the participating employees and will generally vote unallocated shares held in the employee stock ownership plan in the same proportion for and against proposals as the plan participants and beneficiaries actually vote shares of Bank West Financial common stock allocated to their individual accounts, subject in each case to the fiduciary duties of the plan trustees and applicable law. Any allocated shares which either abstain on the proposal or are not voted will be disregarded in determining the percentage of stock voted for and against each proposal by the participants and beneficiaries. The amount of Bank West Financial common stock beneficially owned by the plan trustees or by all directors and executive officers as a group does not include the unallocated shares held by the trust. The total for executive officers as a group includes 25,375 shares allocated to the employee stock ownership plan accounts of four executive officers.

                                       (Footnotes continued on following page)

                                     38

_____________________________
5) The shares are held by Banc Fund III L.P., an Illinois limited partnership, Bank Fund III Trust, Banc Fund IV L.P., an Illinois limited partnership, and Banc Fund IV Trust. The general partner of Banc Fund III is MidBanc III L.P. The general partner of Banc Fund IV is MidBanc
    IV L.P.   MidBanc III and IV are Illinois limited partnerships.  The general partner of MidBanc III is ChiCorp Management III, Inc. The general partner of MidBanc IV is ChiCorp Management IV, Inc. ChiCorp Management III and ChiCorp Management IV are Illinois corporations. The sole stockholder of ChiCorp Management III and ChiCorp Management IV is TBFC, an Illinois limited liability company which is controlled by Charles J. Moore. Mr. Moore has been the manager of the investment decisions for each of Banc Fund III, Banc Fund IV, Banc Fund III Trust and Banc Fund IV Trust since their respective inceptions. As manager, Mr. Moore has voting and dispositive power over the shares of Bank West Financial common stock held by each of those entities. As the controlling member of TBFC, Mr. Moore controls ChiCorp Management III and ChiCorp Management IV, and therefore each of the partnership entities directly and indirectly controlled by each of ChiCorp Management III and ChiCorp Management IV. Mr. Moore, as portfolio manager for Banc Fund III Trust and Banc Fund IV Trust, has voting and dispositive power over the shares held by such trusts.

(6) Includes 18,573 shares held jointly with Mr. Bishop's spouse, with whom voting and dispositive power is shared, and 5,406 shares held by Mr. Bishop's IRA. Excludes the shares held by the employee stock ownership plan and the recognition plans, of which Mr. Bishop is one of three trustees.

(7) Includes 4,616 shares held by Mr. DeYoung's IRA, 1,753 shares held by his spouse's IRA, and 505 shares held as trustee for a trust.

(8) Includes 47,640 shares held jointly with Mr. Haisma's spouse, with whom voting and dispositive power is shared. Excludes the shares held by the employee stock ownership plan and the recognition plans, of which Mr. Haisma is one of three trustees.

(9) The business address for Mr. Mika, who owns over 5% of the outstanding Bank West Financial common stock, is Bank West Financial Corporation, 2185 Three Mile Road N.W., Grand Rapids, Michigan 49544.

(10)Includes 8,194 shares held jointly with Mr. Rossi's spouse, with whom voting and dispositive power is shared, 7,329 shares held by Mr. Rossi's IRAs and retirement plans, and 990 shares held by his spouse's IRA.

(11)Includes 10,231 shares held jointly with Mr. Stephan's spouse, with whom voting and dispositive power is shared, 18,477 shares held by Mr. Stephan's IRA, 2,000 shares held by Mr. Stephan's spouse, and 1,584 shares held by his spouse's IRA.

(12)Includes 9,993 shares held jointly with Mr. Zwarensteyn's spouse, with whom voting and dispositive power is shared, 16,698 shares held by Mr. Zwarensteyn's IRA, and 3,988 shares held by his spouse's IRA.

                                     39

                           STOCKHOLDER PROPOSALS

    If the merger is not consummated prior to the next regularly scheduled annual meeting of our stockholders, any proposal which a stockholder wished to have included in our proxy materials for the next annual meeting of stockholders must have been received at our main office located at 2185 Three Mile Road, N.W., Grand Rapids, Michigan 49544, Attention: James A. Koessel, Secretary, no later than June 1, 2001. No stockholder proposals were received by such date. Otherwise, any stockholder proposal to take action at the next annual meeting requires the stockholder to provide notice to us which must be received at the address listed above not less than sixty (60) days prior to the anniversary date of the preceding year's annual meeting. The stockholder's notice must include certain information as specified in our articles of incorporation. Nothing in this paragraph shall be deemed to require us to include in our proxy statement or the proxy relating to any annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received. In addition, all stockholder proposals must comply with our articles of incorporation and Michigan law.

                              OTHER MATTERS

    Each proxy solicited also confers discretionary authority on our Board of Directors to vote the proxy with respect to matters incident to the conduct of the meeting and upon such other matters as may properly come before the special meeting. Our Board of Directors is not aware of any business to come before the special meeting other than those matters described above in this proxy statement. However, if any other matter should properly come before the special meeting, it is intended that proxy holders will act in accordance with their best judgment.





















                                     40

                                                                    Appendix A











                        Agreement and Plan of Merger

                                   among

                      Chemical Financial Corporation,
                          a Michigan corporation,

                       BWFC Acquisition Corporation,
                          a Michigan corporation,

                                    and

                      Bank West Financial Corporation,
                           a Michigan corporation




                                May 24, 2001











                          Table of Contents
                                                              Page


     ARTICLE I -  MERGER; CLOSING; EFFECTIVE TIME;
     DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . .A-1

     1.1  The Merger . . . . . . . . . . . . . . . . . . . . . .A-1
     1.2  The Closing. . . . . . . . . . . . . . . . . . . . . .A-1
     1.3  Effective Time of the Merger . . . . . . . . . . . . .A-2
     1.4  Bank Consolidation . . . . . . . . . . . . . . . . . .A-2
     1.5  Company Liquidation. . . . . . . . . . . . . . . . . .A-2
     1.6  Regulatory and Shareholder Approvals . . . . . . . . .A-2
     1.7  Surviving Corporation. . . . . . . . . . . . . . . . .A-2
     1.8  Additional Actions . . . . . . . . . . . . . . . . . .A-3
     1.9  Definitions. . . . . . . . . . . . . . . . . . . . . .A-3

     ARTICLE II - MERGER CONSIDERATION; CONVERSION OF SHARES
     IN THE MERGER . . . . . . . . . . . . . . . . . . . . . . .A-9

     2.1  Terms of Merger. . . . . . . . . . . . . . . . . . . .A-9
     2.2  Payment for Shares . . . . . . . . . . . . . . . . . .A-10
     2.3  Payment for Stock Options and MRP Shares . . . . . . .A-11
     2.4  Decrease in Company's Shareholders' Equity/Minimum
          Operating Income . . . . . . . . . . . . . . . . . . .A-12

     ARTICLE III - REPRESENTATIONS AND WARRANTIES OF COMPANY . .A-14

     3.1  Authorization, No Conflicts, Etc . . . . . . . . . . .A-14
     3.2  Organization and Good Standing . . . . . . . . . . . .A-15
     3.3  Subsidiaries . . . . . . . . . . . . . . . . . . . . .A-15
     3.4  Capital Stock. . . . . . . . . . . . . . . . . . . . .A-16
     3.5  Financial Statements . . . . . . . . . . . . . . . . .A-17
     3.6  Absence of Undisclosed Liabilities . . . . . . . . . .A-18
     3.7  Absence of Material Adverse Change . . . . . . . . . .A-18
     3.8  Absence of Litigation. . . . . . . . . . . . . . . . .A-18
     3.9  No Indemnification Claims. . . . . . . . . . . . . . .A-19
     3.10 Conduct of Business. . . . . . . . . . . . . . . . . .A-19
     3.11 Contracts. . . . . . . . . . . . . . . . . . . . . . .A-19
     3.12 Regulatory Filings . . . . . . . . . . . . . . . . . .A-19
     3.13 Proxy Statement, Etc.. . . . . . . . . . . . . . . . .A-20
     3.14 Agreements With Bank Regulators. . . . . . . . . . . .A-20
     3.15 Tax Matters. . . . . . . . . . . . . . . . . . . . . .A-21
     3.16 Title to Properties. . . . . . . . . . . . . . . . . .A-22
     3.17 Condition of Real Property . . . . . . . . . . . . . .A-22
     3.18 Real and Personal Property Leases. . . . . . . . . . .A-23

                          Table of Contents
                            --Continued--
                                                                Page

     3.19 Required Licenses, Permits, Etc. . . . . . . . . . . .A-24
     3.20 Change of Control. . . . . . . . . . . . . . . . . . .A-24
     3.21 Material Contracts . . . . . . . . . . . . . . . . . .A-24
     3.22 Certain Employment Matters . . . . . . . . . . . . . .A-26
     3.23 Employee Benefit Plans . . . . . . . . . . . . . . . .A-27
     3.24 Environmental Matters. . . . . . . . . . . . . . . . .A-28
     3.25 Duties as Fiduciary. . . . . . . . . . . . . . . . . .A-29
     3.26 Investment Bankers and Brokers . . . . . . . . . . . .A-30
     3.27 Fairness Opinion . . . . . . . . . . . . . . . . . . .A-30
     3.28 Company-Related Persons. . . . . . . . . . . . . . . .A-30
     3.29 Change in Business Relationships . . . . . . . . . . .A-31
     3.30 Insurance. . . . . . . . . . . . . . . . . . . . . . .A-31
     3.31 Books and Records. . . . . . . . . . . . . . . . . . .A-31
     3.32 Loan Guarantees. . . . . . . . . . . . . . . . . . . .A-31
     3.33 Events Since June 30, 2000 . . . . . . . . . . . . . .A-31
     3.34 Allowance for Loan Losses. . . . . . . . . . . . . . .A-33
     3.35 Loans and Investments. . . . . . . . . . . . . . . . .A-33
     3.36 Loan Origination and Servicing . . . . . . . . . . . .A-33
     3.37 Public Communications; Securities Offering . . . . . .A-33
     3.38 No Insider Trading . . . . . . . . . . . . . . . . . .A-33
     3.39 Joint Ventures; Strategic Alliances. . . . . . . . . .A-34
     3.40 Policies and Procedures. . . . . . . . . . . . . . . .A-34
     3.41 True and Complete Information. . . . . . . . . . . . .A-34

     ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF ACQUIROR
     AND MERGERSUB . . . . . . . . . . . . . . . . . . . . . . .A-34

     4.1  Authorization, No Conflicts, Etc.. . . . . . . . . . .A-34
     4.2  Organization and Good Standing . . . . . . . . . . . .A-35
     4.3  Subsidiaries . . . . . . . . . . . . . . . . . . . . .A-35
     4.4  Proxy Statement, etc.. . . . . . . . . . . . . . . . .A-35
     4.5  Necessary Capital. . . . . . . . . . . . . . . . . . .A-36
     4.6  Litigation . . . . . . . . . . . . . . . . . . . . . .A-36
     4.7  True and Complete Information. . . . . . . . . . . . .A-36
     4.8  Absence of Undisclosed Liabilities . . . . . . . . . .A-36
     4.9  Absence of Material Adverse Change . . . . . . . . . .A-36
     4.10 Absence of Litigation. . . . . . . . . . . . . . . . .A-37
     4.11 No Impediments . . . . . . . . . . . . . . . . . . . .A-37

                          Table of Contents
                            --Continued--
                                                                Page


     ARTICLE V - COVENANTS AND AGREEMENTS. . . . . . . . . . . .A-37

     5.1  Disclosure Statements; Additional Information. . . . .A-37
     5.2  Changes Affecting Representations. . . . . . . . . . .A-38
     5.3  Access to Information and Investigation. . . . . . . .A-38
     5.4  Company's Conduct of Business Pending the
          Effective Time . . . . . . . . . . . . . . . . . . . .A-39
     5.5  Regulatory Matters . . . . . . . . . . . . . . . . . .A-43
     5.6  Shareholder Approval . . . . . . . . . . . . . . . . .A-44
     5.7  Exclusive Commitment . . . . . . . . . . . . . . . . .A-45
     5.8  Treatment of ESOP. . . . . . . . . . . . . . . . . . .A-46
     5.9  Indemnification and Insurance. . . . . . . . . . . . .A-47
     5.10 Technology-Related Contracts . . . . . . . . . . . . .A-48
     5.11 Environmental Investigation. . . . . . . . . . . . . .A-48
     5.12 Affiliates . . . . . . . . . . . . . . . . . . . . . .A-49
     5.13 Miscellaneous Agreements and Consents. . . . . . . . .A-49
     5.14 Public Announcements . . . . . . . . . . . . . . . . .A-49
     5.15 Exemption from Liability Under Section 16(b) . . . . .A-49
     5.16 Update of Titles, Rights, Etc. . . . . . . . . . . . .A-50

     ARTICLE VI - CONDITIONS PRECEDENT TO ACQUIROR'S
     OBLIGATIONS . . . . . . . . . . . . . . . . . . . . . . . .A-50

     6.1  Renewal of Representations and Warranties, Etc.. . . .A-50
     6.2  Opinion of Legal Counsel . . . . . . . . . . . . . . .A-51
     6.3  Required Regulatory Approvals. . . . . . . . . . . . .A-51
     6.4  Shareholder Approval . . . . . . . . . . . . . . . . .A-51
     6.5  Order, Decree, Etc.. . . . . . . . . . . . . . . . . .A-51
     6.6  Proceedings. . . . . . . . . . . . . . . . . . . . . .A-51
     6.7  Certificate as to Outstanding Shares . . . . . . . . .A-51
     6.8  Change of Control Waivers. . . . . . . . . . . . . . .A-51
     6.9  ESOP Loan Agreement. . . . . . . . . . . . . . . . . .A-52
     6.10 Director Resignations. . . . . . . . . . . . . . . . .A-52
     6.11 Other Closing Transaction Documents. . . . . . . . . .A-52
     6.12 Adjusted Shareholders' Equity; Adjusted
          Operating Income . . . . . . . . . . . . . . . . . . .A-52

     ARTICLE VII - CONDITIONS PRECEDENT TO COMPANY'S
     OBLIGATIONS . . . . . . . . . . . . . . . . . . . . . . . .A-52

     7.1  Renewal of Representations and Warranties, Etc.. . . .A-52
     7.2  Opinion of Legal Counsel . . . . . . . . . . . . . . .A-53
     7.3  Required Regulatory Approvals. . . . . . . . . . . . .A-53
     7.4  Shareholder Approval . . . . . . . . . . . . . . . . .A-53
     7.5  Order, Decree, Etc.. . . . . . . . . . . . . . . . . .A-53

                          Table of Contents
                            --Continued--
                                                                Page

     7.6  Other Closing Transaction Documents. . . . . . . . . .A-53
     7.7  Fairness Opinion . . . . . . . . . . . . . . . . . . .A-53

     ARTICLE VIII - ABANDONMENT AND TERMINATION OF MERGER. . . .A-54

     8.1  Mutual Abandonment . . . . . . . . . . . . . . . . . .A-54
     8.2  Upset Date . . . . . . . . . . . . . . . . . . . . . .A-54
     8.3  Acquiror's Rights to Terminate . . . . . . . . . . . .A-54
     8.4  Company's Rights to Terminate. . . . . . . . . . . . .A-54
     8.5  Effect of Termination. . . . . . . . . . . . . . . . .A-55

     ARTICLE IX - GENERAL. . . . . . . . . . . . . . . . . . . .A-58

     9.1  Notices. . . . . . . . . . . . . . . . . . . . . . . .A-58
     9.2  Waiver . . . . . . . . . . . . . . . . . . . . . . . .A-58
     9.3  Governing Law. . . . . . . . . . . . . . . . . . . . .A-59
     9.4  Specific Enforcement . . . . . . . . . . . . . . . . .A-59
     9.5  Jurisdiction; Venue; Jury. . . . . . . . . . . . . . .A-59
     9.6  Entire Agreement; No Third Party Beneficiaries . . . .A-59
     9.7  Headings, Etc. . . . . . . . . . . . . . . . . . . . .A-59
     9.8  Counterparts . . . . . . . . . . . . . . . . . . . . .A-59
     9.9  Amendment. . . . . . . . . . . . . . . . . . . . . . .A-60
     9.10 No Assignment. . . . . . . . . . . . . . . . . . . . .A-60
     9.11 Severability . . . . . . . . . . . . . . . . . . . . .A-60
     9.12 Expenses . . . . . . . . . . . . . . . . . . . . . . .A-60
     9.13 Nonsurvival of Representations, Warranties,
          and Agreements . . . . . . . . . . . . . . . . . . . .A-60
     9.14 Calculation of Dates and Deadlines . . . . . . . . . .A-60
     9.15 Acquiror's Assurances Regarding MergerSub. . . . . . .A-60

Definitions

1933 Act . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-9
1934 Act . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-9
Acquiror Disclosure Statement. . . . . . . . . . . . . . . . . .A-34
Acquiror Subsidiary. . . . . . . . . . . . . . . . . . . . . . .A-56
Acquiror . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-1
Acquiror's Bank. . . . . . . . . . . . . . . . . . . . . . . . .A-1
Acquisition Transaction. . . . . . . . . . . . . . . . . . . . .A-3
Adjusted Operating Income. . . . . . . . . . . . . . . . . . . .A-13
Adjusted Shareholders' Equity. . . . . . . . . . . . . . . . . .A-12
Affiliate Agreements . . . . . . . . . . . . . . . . . . . . . .A-49

                          Table of Contents
                            --Continued--
                                                                Page

Affiliate. . . . . . . . . . . . . . . . . . . . . . . . . . . .A-4
Affiliated . . . . . . . . . . . . . . . . . . . . . . . . . . .A-4
Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . .A-1
Bank Consolidation Agreement . . . . . . . . . . . . . . . . . .A-2
Bank Consolidation . . . . . . . . . . . . . . . . . . . . . . .A-2
Bank . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-1
Banking Code . . . . . . . . . . . . . . . . . . . . . . . . . .A-2
BW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-15
Call Reports . . . . . . . . . . . . . . . . . . . . . . . . . .A-18
CERCLA . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-4
Certificate of Merger. . . . . . . . . . . . . . . . . . . . . .A-2
Certificate. . . . . . . . . . . . . . . . . . . . . . . . . . .A-4
Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-4
Closing Report . . . . . . . . . . . . . . . . . . . . . . . . .A-13
Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-1
Closing Financial Statements . . . . . . . . . . . . . . . . . .A-13
Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-4
Committee. . . . . . . . . . . . . . . . . . . . . . . . . . . .A-46
Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-1
Company Common Stock . . . . . . . . . . . . . . . . . . . . . .A-4
Company Financial Statements . . . . . . . . . . . . . . . . . .A-4
Company Insiders . . . . . . . . . . . . . . . . . . . . . . . .A-50
Company Disclosure Statement . . . . . . . . . . . . . . . . . .A-14
Company's Leases . . . . . . . . . . . . . . . . . . . . . . . .A-4
Company's Real Property. . . . . . . . . . . . . . . . . . . . .A-4
Company's Subsidiaries . . . . . . . . . . . . . . . . . . . . .A-5
Company's Representatives. . . . . . . . . . . . . . . . . . . .A-5
Company's Leased Real Property . . . . . . . . . . . . . . . . .A-4
Company's Representatives. . . . . . . . . . . . . . . . . . . .A-45
Company-Related Persons. . . . . . . . . . . . . . . . . . . . .A-4
Control. . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-5
Crowe. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-13
Designated Contracts . . . . . . . . . . . . . . . . . . . . . .A-52
Effective Time . . . . . . . . . . . . . . . . . . . . . . . . .A-2
Employee Benefit Plan. . . . . . . . . . . . . . . . . . . . . .A-5
Employment-Related Payments. . . . . . . . . . . . . . . . . . .A-5
Environmental Laws . . . . . . . . . . . . . . . . . . . . . . .A-5
ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-5
ESOP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-5
ESOP Debt. . . . . . . . . . . . . . . . . . . . . . . . . . . .A-46
Exchange Agent . . . . . . . . . . . . . . . . . . . . . . . . .A-5

                          Table of Contents
                            --Continued--
                                                                Page

FDIA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-5
FDIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-6
Federal Reserve Board. . . . . . . . . . . . . . . . . . . . . .A-2
Federal Bank Holding Company Act . . . . . . . . . . . . . . . .A-6
Fee Termination Event. . . . . . . . . . . . . . . . . . . . . .A-57
FHLB of Indianapolis . . . . . . . . . . . . . . . . . . . . . .A-6
FHLMC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-6
Fiduciary Event. . . . . . . . . . . . . . . . . . . . . . . . .A-45
Final Statement Date . . . . . . . . . . . . . . . . . . . . . .A-14
GAAP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-12
Hazardous Substance. . . . . . . . . . . . . . . . . . . . . . .A-6
HOLA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-6
HSR Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-15
Immediate Family . . . . . . . . . . . . . . . . . . . . . . . .A-6
Incentive Plan . . . . . . . . . . . . . . . . . . . . . . . . .A-6
Initial Triggering Event . . . . . . . . . . . . . . . . . . . .A-56
Insurance Amount . . . . . . . . . . . . . . . . . . . . . . . .A-47
IRS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-6
Knowledge. . . . . . . . . . . . . . . . . . . . . . . . . . . .A-6
Material Adverse Effect. . . . . . . . . . . . . . . . . . . . .A-6
MBCA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-7
Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-1
Merger Consideration . . . . . . . . . . . . . . . . . . . . . .A-7
MergerSub. . . . . . . . . . . . . . . . . . . . . . . . . . . .A-1
MRP Shares . . . . . . . . . . . . . . . . . . . . . . . . . . .A-7
OFIS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-7
OTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-7
PBGC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-7
Permitted Issuance . . . . . . . . . . . . . . . . . . . . . . .A-7
Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-8
Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-8
Proposal . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-45
Proxy Statement. . . . . . . . . . . . . . . . . . . . . . . . .A-8
Raymond James. . . . . . . . . . . . . . . . . . . . . . . . . .A-30
Recognition Plan . . . . . . . . . . . . . . . . . . . . . . . .A-8
SAIF . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-8
Section 16 Information . . . . . . . . . . . . . . . . . . . . .A-50
Shareholders' Meeting. . . . . . . . . . . . . . . . . . . . . .A-8
Stock Options. . . . . . . . . . . . . . . . . . . . . . . . . .A-8
Subsequent Triggering Event. . . . . . . . . . . . . . . . . . .A-57
Sunrise. . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-15

                          Table of Contents
                            --Continued--
                                                                Page

Superior Proposal. . . . . . . . . . . . . . . . . . . . . . . .A-45
Surviving Corporation. . . . . . . . . . . . . . . . . . . . . .A-1
Tax Returns. . . . . . . . . . . . . . . . . . . . . . . . . . .A-9
Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-8
Technology-Related Contracts . . . . . . . . . . . . . . . . . .A-24
Transaction Document . . . . . . . . . . . . . . . . . . . . . .A-9

Exhibits
A    --   Affiliate Agreements
B    --   Opinion of Elias, Matz, Tiernan & Herrick, L.L.P.
C    --   Designated Contracts
D    --   Opinion of Warner Norcross & Judd LLP

                        Agreement and Plan of Merger


     This Agreement and Plan of Merger (the "Agreement") is made as of May 24, 2001, by and among Chemical Financial Corporation, a Michigan corporation ("Acquiror"), BWFC Acquisition Corporation, a Michigan corporation that is a wholly-owned subsidiary of Acquiror ("MergerSub"), and Bank West Financial Corporation, a Michigan corporation ("Company").

     Acquiror and Company desire that Company and its subsidiary become affiliated with Acquiror. The affiliation would be effected by the merger of MergerSub with and into Company upon the terms and subject to the conditions set forth in this Agreement (the "Merger"). Company will be the surviving corporate entity in the Merger. The boards of directors of Acquiror, MergerSub, and Company have each duly approved this Agreement. Upon consummation of the Merger, Company will carry out its complete liquidation through a merger. Simultaneously with the Merger, Bank West (the "Bank"), a wholly-owned subsidiary of Company, will consolidate with Chemical Bank West ("Acquiror's Bank"), a wholly-owned subsidiary of Acquiror.

     Capitalized terms appearing below have the meanings defined in this Agreement. References to articles, sections, and exhibits refer to other parts of this Agreement, unless otherwise indicated.

     In consideration of the representations, warranties, and covenants contained in this Agreement, the parties agree as follows:


         ARTICLE I -  MERGER; CLOSING; EFFECTIVE TIME; DEFINITIONS

     Subject to the terms and conditions of this Agreement, the Merger shall be carried out in the following manner:

     1.1 The Merger. Subject to the terms and conditions of this Agreement, including the receipt of all requisite regulatory and shareholder approvals, Company and MergerSub shall consummate the Merger in which MergerSub shall be merged with and into Company and the separate corporate existence of MergerSub shall then cease. Company shall be the surviving corporation in the Merger (the "Surviving Corporation") and shall become a wholly-owned subsidiary of Acquiror. Company shall continue to be governed by the laws of the State of Michigan with all its rights, privileges, powers, and franchises unaffected by the Merger. The Merger shall have the effects set forth in Section 724 of the MBCA. In the event that Acquiror is advised by its tax advisors that a different corporate structure for the transactions contemplated by this Agreement would be more advantageous to Acquiror from a financial, tax, or accounting perspective, Company shall cooperate with Acquiror to effect a restructuring of these transactions; provided, that the Effective Time of the Merger is not delayed by more than 30 days and the alternative structure does not alter or change the amount or kind of consideration to be issued to Company's shareholders.

     1.2 The Closing. The Merger shall be consummated following the "Closing." The Closing shall be held at such time, date, and location as may be agreed by the parties. In the absence of such agreement, the Closing shall be held at the offices of Warner Norcross & Judd LLP, 900 Old Kent Building, 111 Lyon Street, N.W., Grand Rapids, Michigan, commencing at 11 a.m. on a date specified by either Acquiror or Company upon 5 business days' written notice after the last to occur of the following events: (a) receipt of all consents and approvals of government regulatory authorities legally required to consummate the Merger and the expiration of all statutory waiting periods; and
(b) approval of this Agreement by Company's shareholders. Scheduling or commencing the Closing shall not, however, constitute a waiver of the conditions precedent of either Acquiror or Company as set forth in Articles VI and VII, respectively. Upon completion of the Closing, Company and MergerSub shall each execute and file the certificate of merger as required by the MBCA to effect the Merger (the "Certificate of Merger"). No party shall take any action to revoke the Certificate of Merger after its filing without the written consent of the other party.

     1.3 Effective Time of the Merger. The Merger shall be consummated as promptly as possible following the Closing by filing the Certificate of Merger in the manner required by law. The "Effective Time" shall be as of the time and date to be elected by Acquiror and specified in the Certificate of Merger, but not later than one business day after the Closing occurs.

     1.4 Bank Consolidation. After the Effective Time, Acquiror intends to consolidate Bank and Acquiror's Bank into a single Michigan banking corporation where Acquiror's Bank will be the consolidated bank resulting from the transaction (the "Bank Consolidation"). The Bank Consolidation will be effected pursuant to a consolidation agreement (the "Bank Consolidation Agreement"), in the form required by the Michigan Banking Code of 1999 (the "Banking Code"), and by the HOLA, containing terms and conditions, not inconsistent with this Agreement, as determined by Acquiror's Bank. The Bank Consolidation shall only occur if the Merger is consummated, and it shall become effective immediately after the Effective Time or such later time as may be determined by Acquiror. In order to obtain the necessary regulatory approval for the Bank Consolidation to occur immediately after the Effective Time, Acquiror may request that Bank and Acquiror's Bank each execute and deliver the Bank Consolidation Agreement prior to the Effective Time.

     1.5  Company Liquidation.  Immediately following the Bank
Consolidation, Company shall adopt a plan of complete liquidation transferring all of its assets and liabilities to Acquiror and the separate corporate existence of Company shall then immediately cease.

     1.6 Regulatory and Shareholder Approvals. Company and Company's Subsidiaries will cooperate in the preparation by Acquiror and Acquiror's Bank of the applications to the Board of Governors of the Federal Reserve System ("Federal Reserve Board"), the FDIC, the OTS, the OFIS, and any other regulatory authorities as may be necessary in connection with all governmental approvals requisite to the consummation of the transactions contemplated by this Agreement. Acquiror and Company will each cooperate in the preparation of the applications, statements, or materials as may be required to be furnished to the shareholders of Company or filed or submitted to appropriate governmental agencies in connection with the Merger.

     1.7 Surviving Corporation. As of and immediately after the Effective Time, the Surviving Corporation shall have the following attributes until they are subsequently changed in the manner provided by law:

               1.7.1 Name. The name of the Surviving Corporation shall be "Bank West Financial Corporation."

               1.7.2 Articles of Incorporation. The articles of incorporation of the Surviving Corporation shall be the articles of incorporation of Company as in effect immediately prior to the Effective Time, without change.

               1.7.3 Bylaws. The bylaws of the Surviving Corporation shall be the bylaws of Company as in effect immediately prior to the Effective Time, except that Section 4.16 of the bylaws of Company shall be deleted.

               1.7.4 Directors and Officers. The directors and officers of MergerSub immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation and shall hold with the Surviving Corporation the same offices as they hold with MergerSub.

     1.8 Additional Actions. At any time after the Effective Time, the Surviving Corporation may determine that deeds, assignments, or assurances or any other acts are necessary or desirable to vest, perfect, or confirm, of record or otherwise, in the Surviving Corporation its rights, title, or interest in, to, or under any of the rights, properties, or assets of MergerSub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or to otherwise carry out the purposes of this Agreement. MergerSub hereby grants to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments, and assurances and to do all acts necessary, proper, or convenient to accomplish this purpose. This irrevocable power of attorney shall only be operative following the Effective Time. The officers and directors of the Surviving Corporation shall be fully authorized in the name of MergerSub to take any and all such actions contemplated by this Agreement.

     1.9 Definitions. In addition to capitalized terms otherwise defined in this Agreement, the following capitalized terms shall have the meanings specified below:

               1.9.1 "Acquisition Transaction" means: (a) a merger, consolidation, share exchange, tender offer, exchange offer, sale of shares or any similar transaction, involving Company or any of Company's Subsidiaries other than the Merger; (b) a purchase, lease or other acquisition of all or a substantial part of the assets or deposits, or assumption of liabilities not in the ordinary course, involving Company or Company's Subsidiaries; (c) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Company or any Company Subsidiary; or (d) any substantially similar transaction. For purposes of this Agreement, "subsidiary" has the meaning given to the term "subsidiary" in Rule 12b-2 under the 1934 Act. In this Agreement, the phrase "in anticipation of engaging in an Acquisition Transaction" shall include, without limitation, any action taken by Company's officers or board of directors with respect to an Acquisition Transition after any written or oral, authorized or unauthorized, proposal or expression of interest has been communicated to any member of Company's management or board of directors concerning an Acquisition Transaction that in any way would involve Company or Company's Subsidiaries and such proposal or expression of interest has not been withdrawn at the time of the action.

               1.9.2 "Affiliate" of, or a person "Affiliated" with, a specific person is a person that directly or indirectly, through one or more intermediaries (by virtue of legal or beneficial ownership, contractual rights, or otherwise) controls, is controlled by, or is under common control with, the person specified;

               1.9.3 "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C.
     Section 9601, et seq.;

               1.9.4 "Certificate" means a stock certificate evidencing ownership of shares of Company Common Stock;

               1.9.5 "Closing" means the satisfaction, performance, or waiver by the parties of all of the conditions set forth in Articles VI and VII, which shall take place as provided in Section 1.2 (The Closing);

               1.9.6 "Code" means the Internal Revenue Code of 1986, as amended;

               1.9.7 "Company Common Stock" means the common stock, par value $.01 per share, of Company;

               1.9.8 "Company Financial Statements" means the consolidated financial statements of Company for each of the three years ended June 30, 2000, 1999, and 1998 as reported on by Company's independent accountants, and the unaudited consolidated financial statements of Company and Company's Subsidiaries as of and for the quarters ended September 30, 2000, December 31, 2000 and March 31, 2001, including all schedules and notes relating to such statements;

               1.9.9 "Company's Leased Real Property" means each parcel of real property leased by Company or Company's Subsidiaries;

               1.9.10 "Company's Leases" means each lease or license pursuant to which Company or Company's Subsidiaries, as lessee or licensee, has possession of real or personal property, excluding any personal property lease with payments of less than $25,000 per year;

               1.9.11 "Company's Real Property" means real property owned, legally or beneficially, by Company or Company's Subsidiaries, including other real estate owned;

               1.9.12 "Company-Related Persons" means any greater than 10% shareholder, director or executive officer of Company or Company's Subsidiaries, their spouses and children, any person who is affiliated with or is a member of the same household as such persons, and any corporation, limited liability company, partnership, proprietorship, trust, or other entity of which any such persons, alone or together, have Control;

               1.9.13 "Company's Representatives" means the respective Affiliates, directors, officers, attorneys, and agents of Company and Company's Subsidiaries;

               1.9.14 "Company's Subsidiaries" means Bank, Sunrise Mortgage Corporation, BW Investment, L.L.C., and any other person in which Company holds a direct or indirect equity interest of twenty percent (20%) or more;

               1.9.15    "Control" has the meaning set forth in Section 2(a)
     (2) of the Federal Bank Holding Company Act, using 5% rather than 25%;

               1.9.16 "Employee Benefit Plan" means any "employee welfare benefit plan," any "employee pension benefit plan", or any "employee benefit plan" within the respective meanings of Sections 3(1), 3(2), and 3(3) of ERISA;

               1.9.17 "Employment-Related Payments" include any payment to be made with respect to any contract for employment; unemployment compensation benefits; profit- sharing, pension, or retirement benefits; social security benefits; fringe benefits, including vacation or holiday pay, bonuses, and other forms of compensation; or for medical insurance or medical expenses; any of which are payable with respect to any present or former director, officer, employee, or agent, or his or her survivors, heirs, legatees, or legal representatives;

               1.9.18 "Environmental Laws" means all laws (civil or common), ordinances, rules, regulations, permits, guidelines, and orders that: (a) regulate the generation, manufacture, release, treatment, containment, storage, handling, transportation, disposal, or management of Hazardous Substances; (b) regulate or prescribe standards or requirements for the protection of air, water, or soil quality; (c) are intended to protect public health or the environment; or (d) establish liability for the investigation, removal, or cleanup of, or damage caused by, any Hazardous Substance, including without limitation CERCLA and any analogous state law;

               1.9.19 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended;

               1.9.20 "ESOP" means the Bank West Financial Corporation Employee Stock Ownership Plan, as amended and restated;

               1.9.21 "Exchange Agent" means Chemical Bank and Trust Company or Computershare Investor Services, LLC, as agent for the purpose of effectuating the exchange of Certificates for the Merger Consideration in accordance with Article II;

               1.9.22 "FDIA" means the Federal Deposit Insurance Act, as amended;

               1.9.23    "FDIC" means the Federal Deposit Insurance
     Corporation;

               1.9.24 "Federal Bank Holding Company Act" means the Bank Holding Company Act of 1956, as amended;

               1.9.25 "FHLB of Indianapolis" means the Federal Home Loan Bank of Indianapolis;

               1.9.26    "FHLMC" means the Federal Home Loan Mortgage
     Corporation;

               1.9.27    "Hazardous Substance" has the meaning set forth in
     Section 9601 of CERCLA and also includes any substance regulated by or subject to any Environmental Law and any other pollutant, contaminant, or waste, including, without limitation, petroleum, asbestos, radon, and polychlorinated biphenyls;

               1.9.28 "HOLA" means the federal Home Owners' Loan Act, as amended;

               1.9.29 "Immediate Family" means a person's spouse, parents, in-laws, children, and siblings;

               1.9.30 "Incentive Plan" means the Bank West Financial Corporation 1995 Key Employee Stock Compensation Program and the Bank West Financial Corporation 1995 Directors' Stock Option Plan;

               1.9.31    "IRS" means the Internal Revenue Service;

               1.9.32 "Knowledge" or "to the knowledge of" means to the actual knowledge of any director or officer (as the term "officer" is defined in Rule 16a-1 of the 1934 Act) of the party or the party's subsidiaries;

               1.9.33 "Material Adverse Effect"means any change or effect that, individually or when taken together with all other such changes or effects that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, has had or could have a material negative impact on (a) the business, financial condition, results of operations, or properties of the subject party and its subsidiaries, taken as a whole, as the case may be; or (b) the ability of the subject party or its subsidiaries, as the case may be, to satisfy the applicable closing conditions, consummate the Merger or other transactions contemplated by this Agreement or otherwise perform its obligations under the Agreement; notwithstanding the above, the impact of the following shall not be included in any determination of a Material Adverse Effect: (i) actions or omissions of the subject party or its subsidiaries taken with the prior written consent of the other party; (ii) changes attributable to or resulting from changes in general economic conditions generally affecting financial institutions, including changes in the prevailing level of interest rates;
     (iii) changes in laws and regulations or interpretations thereof that are generally applicable to the banking or savings institution industries; (iv) changes in generally accepted accounting principles that are generally applicable to the banking or savings institution industries; (v) with respect to Company and Company's Subsidiaries, up to and not exceeding $750,000 in transaction-related expenses that Company has incurred or may incur as a result of the Merger (including, without limitation, its legal, accounting, actuarial, printing, mailing, tax preparation, and investment bankers fees and expenses); (vi) with respect to Company and Company's Subsidiaries, any amounts paid by Company pursuant to option termination agreements under
     Section 2.1.3 hereof; or (vii) with respect to Company and Company's Subsidiaries, up to the Insurance Amount (as defined in Section 5.9.2) to procure tail insurance coverage if paid by Company pursuant to
     Section 5.9.2 hereof.

               1.9.34 "MBCA" means the Michigan Business Corporation Act, as amended;

               1.9.35 "Merger Consideration" means the right to receive cash, in the amount of $11.50 per share, into which shares of Company Common Stock shall be converted pursuant to this Agreement upon the effectiveness of the Merger; if for any reason, between the date of this Agreement and the Effective Time, the number of shares of Company Common Stock outstanding (other than through the exercise of Stock Options outstanding on the date of this Agreement) or the number of unexercised Stock Options outstanding shall have been increased for any reason (whether or not a breach of this Agreement), then the amount of cash into which shares of Company Common Stock are to be converted shall be adjusted by multiplying $11.50 by a fraction, the numerator of which is
     (a) 2,485,491 plus (b) the number of Stock Options, and the denominator of which is (x) the number of shares of Company Common Stock outstanding at the Effective Time plus (y) the number of Stock Options (reduced to reflect any exercises of the Stock Options), any other options, and any other rights to acquire Company Common Stock outstanding at the Effective Time;

               1.9.36 "MRP Shares" means the restricted stock issued under the Bank West Financial Corporation 1995 Management Recognition Plan for Directors and the Bank West Financial Corporation Management Recognition Plan for Officers outstanding and unvested as of the date of this Agreement;

               1.9.37 "OFIS" means Michigan's Office of Financial and Insurance Services;

               1.9.38 "OTS" means the Office of Thrift Supervision, an Office of the United States Department of the Treasury;

               1.9.39    "PBGC" means the Pension Benefit Guaranty
     Corporation;

               1.9.40 "Permitted Issuance" means the issuance of not more than 293,712 shares of Company Common Stock upon exercise of the Stock Options;

               1.9.41 "Person" (whether or not capitalized) has the meanings set forth in Sections 3(a)(9) and 13(d)(3) of the 1934 Act and shall also mean any association, partnership, limited liability company, limited partnership, trust, joint venture or other legal entity;

               1.9.42 "Premises" means (i) the real estate owned or leased by Company or Company's Subsidiaries for use in the conduct of their businesses; (ii) any other real estate owned by Company or Company's Subsidiaries; (iii) real estate held and administered in trust by Company or Company's Subsidiaries; and (iv) to Company's knowledge, any real estate formerly owned or leased by Company, Company's Subsidiaries, or any former subsidiary of Company;

               1.9.43 "Proxy Statement" means the proxy statement, including all amendments, supplements, and related materials to be used by Company in connection with the solicitation by its board of directors of proxies for use at the Shareholders' Meeting;

               1.9.44 "Recognition Plan" means the Bank West Financial Corporation 1995 Management Recognition Plan for Directors and the Bank West Financial Corporation Management Recognition Plan for Officers;

               1.9.45 "SAIF" means the Savings Association Insurance Fund administered by the FDIC;

               1.9.46 "SEC" means the United States Securities and Exchange Commission;

               1.9.47 "Shareholders' Meeting" means the meeting of Company's shareholders, including all adjournments, properly called, noticed, and held for the purpose of considering approval of this Agreement and approval of the Merger as required by the MBCA and Company's articles of incorporation;

               1.9.48 "Stock Options" means the 293,712 stock options granted pursuant to the Incentive Plan that are issued to current directors, officers and employees and outstanding as of the date of this Agreement;

               1.9.49 "Taxes" means any federal, state, county, local, or foreign taxes, charges, assessments, levies, deficiencies, or other governmental fees, charges, or amounts required to be collected, withheld, or paid to any government, agency, or political subdivision of any government in respect of any tax or governmental fee or charge, together with any penalties, additions to tax or interest, due under any applicable law, regulation, rule, or ordinance to any governmental unit or agency, including, without limitation, taxes with respect to income, profits, gross receipts, value added, ad valorem, employment, unemployment, withholding, backup withholding, nonresident alien withholding, social security, real property, personal property, sales, use, excise, intangibles, license, franchise, capital stock, and disability, and payments based on occupation, services rendered, real property, personal property or transfer;

               1.9.50 "Tax Returns" means all federal and foreign income tax returns, all state and local franchise and income tax, real and personal property tax, sales and use tax, premium tax, excise tax, and other tax returns required to be filed, including information returns, estimates, declarations, reports, statements and other filings that are required by law, regulation, rule, or ordinance;

               1.9.51 "Transaction Document" collectively means the Proxy Statement and any other documents to be filed with the SEC, the Federal Reserve Board, the FDIC, the OTS, the OFIS, the State of Michigan, or any other governmental or regulatory agency in connection with the transactions contemplated by this Agreement;

               1.9.52 "1933 Act" means the Securities Act of 1933, as amended; and

               1.9.53 "1934 Act" means the Securities Exchange Act of 1934, as amended.


    ARTICLE II - MERGER CONSIDERATION; CONVERSION OF SHARES IN THE MERGER

     2.1  Terms of Merger.  Upon the Merger becoming effective:

               2.1.1 Company Common Stock. At the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than Company Common Stock owned by Acquiror as set forth in Section 2.1.2, shall, without any action on the part of any shareholder, become and be converted into the right to receive the Merger Consideration. Certificates representing outstanding Company Common Stock shall, after the Effective Time, represent only the right to receive the Merger Consideration from Acquiror. Upon surrender to the Exchange Agent, in proper form for cancellation, of Certificates held of record by a holder of Company Common Stock, that holder shall be entitled to receive a check from the Exchange Agent in an appropriate amount of Merger Consideration for those shares. Until so presented and surrendered in exchange for the Merger Consideration, each Certificate which represented issued and outstanding Company Common Stock shall be deemed for all purposes to evidence only the right to receive the Merger Consideration. After the Effective Time, there shall be no transfer of Company Common Stock on the stock transfer books of Company. No interest shall accrue or be payable with respect to the Merger Consideration.

               2.1.2 Shares Owned by Acquiror. Each share of Company Common Stock owned of record by Acquiror or any subsidiary of Acquiror (except for shares owned by Acquiror or any subsidiary of Acquiror for the account of any other person or in a fiduciary or representative capacity) on the Effective Time shall be canceled and retired and no cash paid with respect to those shares.

               2.1.3 Conversion of Stock Options. Subject to the limitation set forth in Section 2.3.3, each Stock Option issued and outstanding immediately prior to the Effective Time, whether exercisable or not, shall, without any action on the part of any option holder, become and be converted into the right to receive the difference between the Merger Consideration and the applicable Stock Option exercise price; provided that Company shall, at Acquiror's request, use its best efforts to enter into option termination agreements with the holders of the options pursuant to which Company may agree to pay to the holders the cash amount immediately prior to the Merger upon surrender and cancellation of their outstanding Stock Options.

               2.1.4 Conversion of MRP Shares. Subject to the limitation set forth in Section 2.3.3, each unvested MRP share shall, without any action on the part of any MRP shareholder, become and be converted into the right to receive the Merger Consideration as of the Effective Time.

               2.1.5 Conversion of MergerSub Shares. Each share of common stock of MergerSub issued and outstanding on the Effective Time shall, without any action on the part of Acquiror, continue as one share of the common stock of the Surviving Corporation. Outstanding certificates representing shares of common stock of MergerSub shall be deemed to represent an identical number of shares of common stock of the Surviving Corporation.

     2.2 Payment for Shares. Company's shareholders shall exchange their Certificates for the Merger Consideration in the following manner:

               2.2.1 Funds Availability. As of the Effective Time, Acquiror shall deliver to the Exchange Agent amounts sufficient in the aggregate for the Exchange Agent to make payments of the Merger Consideration to holders of Company Common Stock issued and outstanding immediately prior to the Effective Time.

               2.2.2 Transmittal Instructions. Promptly after the Effective Time, but in no event more than 10 business days after receipt by the Exchange Agent of information concerning Company's shareholders in a form reasonably acceptable to Exchange Agent and sufficient to permit Exchange Agent to do so, Acquiror shall cause to be mailed to each person who was, at the Effective Time, a holder of record of issued and outstanding Company Common Stock a form (agreed to by Acquiror and Company) of letter of transmittal and instructions for use in effecting the surrender of the Certificates which, immediately prior to the Effective Time, represented the shares. Acquiror shall make these documents available for distribution at Bank and Acquiror's Bank.

               2.2.3 Surrender of Certificates. Upon surrender to the Exchange Agent of the Certificates (or affidavits of lost Certificates and indemnity bonds in such form as is acceptable to the Exchange Agent with respect to lost Certificates), together with the letter of transmittal, duly executed and completed in accordance with the related instructions, the

     Exchange Agent shall promptly cause to be paid to the persons entitled thereto a check in the amount to which the persons are entitled, after giving effect to any required tax withholdings.

               2.2.4 Uncertificated ESOP Shares. Payment of the Merger Consideration with respect to uncertificated shares of Company Common Stock (or fractional shares) held by the trustee of the ESOP shall be made to the trustee upon delivery to the Exchange Agent of documentation acceptable to the Exchange Agent.

               2.2.5 Stock Transfers. If payment is to be made to a person other than the registered holder of the Certificate surrendered, it shall be a condition of the payment that the Certificate so surrendered shall be properly endorsed or accompanied by an executed stock power, with a satisfactory signature guarantee, and shall be in proper form for transfer. A record holder requesting payment of the Merger Consideration to another person shall pay any transfer or other taxes required by reason of the requested transfer or establish to the satisfaction of Acquiror or the Exchange Agent that the tax has been paid or is not applicable.

               2.2.6 Unclaimed Cash. One hundred eighty (180) days following the Effective Time, Acquiror shall be entitled to cause the Exchange Agent to deliver to it any funds (including any interest received with respect thereto) made available to the Exchange Agent which have not been disbursed to holders of Certificates formerly representing Company Common Stock outstanding at the Effective Time. Thereafter the holders shall be entitled to look to Acquiror only as general creditors with respect to the cash payable upon due surrender of their Certificates. The Exchange Agent shall also deliver to Acquiror a certified list of the names and addresses of all former registered holders of Company
     Common Stock who have not then surrendered their Certificates to receive the Merger Consideration to which they are entitled. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any holder of Certificates formerly representing the shares for any amount paid to a public official pursuant to any applicable abandoned property, escheat, or similar law.

               2.2.7 Exchange Agent Expenses. Acquiror shall pay all charges and expenses, including those of the Exchange Agent, in connection with the payment of the Merger Consideration in exchange for Company Common Stock.

               2.2.8 Exchange Agent's Discretion. The Exchange Agent shall have discretion to determine and apply reasonable rules and procedures relating to the payment (or lack thereof) of the Merger Consideration in exchange for shares of Company Common Stock in the Merger.

     2.3  Payment for Stock Options and MRP Shares.

               2.3.1 Options. If Company has not previously entered into agreements with all holders of Stock Options and caused the surrender of the options prior to the Effective Time, promptly after the Effective Time, Acquiror shall notify the remaining holders of Stock

     Options of the procedure for receipt of payments for their unexercised options. Acquiror shall also make available to Company sufficient funds to enable Company to consummate the termination of unexercised stock options before the Effective Time if so requested by Acquiror, as contemplated by Section 2.1.3 (Conversion of Stock Options).

               2.3.2     MRP Shares.  Subject to the limitation set forth in
     Section 2.3.3, MRP Shares paid pursuant to Section 2.1.4 (Conversion of MRP Shares) shall be treated as Company Common Stock and paid in accordance with Section 2.2 (Payment for Shares).

               2.3.3 Limitation on Payment for Stock Options and MRP Shares. The total amount of cash to be exchanged for all Stock Options (including any shares issued as a Permitted Issuance, minus the aggregate exercise price paid upon exercise of the Stock Options) and MRP Shares pursuant to Sections 2.3.1 (Options) and 2.3.2 (MRP Shares) shall not exceed $1,200,000.

     2.4  Decrease in Company's Shareholders' Equity/Minimum Operating
Income. If as of the Final Statement Date (as defined below), either (a) the Adjusted Shareholders' Equity (as defined below) of Company, as set forth on the Closing Financial Statements (as defined below), is less than $24,000,000; or (b) Company fails to maintain a positive Adjusted Operating Income (as defined below) as set forth on the Closing Financial Statements for the period from April 1, 2001 through the Final Statement Date, then Acquiror shall have the right to abandon the Merger and terminate the Agreement; provided Acquiror delivers such notice of its decision to do so to Company in writing within three business days of its receipt of the Closing Financial Statements.

               2.4.1 Adjusted Shareholders' Equity. For the purposes of the Closing Financial Statements, "Adjusted Shareholders' Equity" shall be Company's consolidated "Total Shareholders' Equity" as of the Final Statement Date (as defined below), computed in accordance with accounting principles generally accepted in the United States ("GAAP") and in a manner consistent with Company's Form 10-K for the year ended
     June 30, 2000 and, if required to be filed, the year ending June 30, 2001, and Form 10-Q for the quarter ended March 31, 2001, except such total shareholders' equity shall be adjusted so that no expense shall have been accrued or deduction shall have been made for any of the following:

                         2.4.1.1 Up to and not exceeding $750,000 in transaction-related expenses that Company has incurred or will incur as a result of the Merger (including, without limitation, its legal, accounting, actuarial, printing, mailing, tax preparation, and investment bankers fees and expenses);

                         2.4.1.2 Any reserves, accruals, or other charges that Acquiror may request Company to establish or incur and that are established or incurred;

                         2.4.1.3 Any amounts paid by Company pursuant to option termination agreements under Section 2.1.3 hereof; and

                         2.4.1.4   Up to the Insurance Amount (as defined in
          Section 5.9.2) to procure tail insurance coverage if paid by Company pursuant to Section 5.9.2 hereof.

               2.4.2 Adjusted Operating Income. For purposes of the Closing Financial Statements, "Adjusted Operating Income" shall be consolidated income of Company before the effect of federal income taxes and any accounting changes for the applicable periods, computed in accordance with GAAP and in a manner consistent with Company's Form 10-K for the year ended June 30, 2000, and, if required to be filed, the year ending June 30, 2001, and Form 10-Q for the nine months ended March 31, 2001, except that such income shall be adjusted so that no expense shall have been accrued or deduction shall have been made for any of the following:

                         2.4.2.1 Up to and not exceeding $750,000 in transaction-related expenses that Company has incurred or will incur as a result of the Merger (including, without limitation, its legal, accounting, actuarial, printing, mailing, tax preparation, and investment bankers fees and expenses);

                         2.4.2.2 Any reserves, accruals, or other charges that Acquiror may request Company to establish or incur and that are established or incurred;

                         2.4.2.3 Any amounts paid by Company pursuant to option termination agreements under Section 2.1.3 hereof; and

                         2.4.2.4   Up to the Insurance Amount (as defined in
          Section 5.9.2) to procure tail insurance coverage if paid by Company pursuant to Section 5.9.2 hereof.

               2.4.3 Closing Balance Sheet. Company shall prepare, and cause its independent accountants Crowe Chizek & Co. ("Crowe") to review, a consolidated balance sheet as of the Final Statement Date and a consolidated statement of income of Company for the period from April 1, 2001 to and including the Final Statement Date (the "Closing Financial Statements") and the computation of Company's Adjusted Shareholders' Equity and Adjusted Operating Income as of the Final Statement Date and for the period then ended, determined in accordance with this Agreement. The Closing Financial Statements shall be prepared in accordance with GAAP and in a manner consistent with the audited consolidated balance sheet and statement of income of Company as of and for the period ended June 30, 2000 and June 30, 2001, excluding footnotes, as adjusted in accordance with this Agreement. Crowe's review shall be governed by mutually agreed upon procedures and upon completion of such review, Crowe shall issue a report setting forth the Adjusted Shareholders' Equity and Adjusted Operating Income (the "Closing Report").

               2.4.4 Final Statement Date. After the shareholders of Company have approved the Merger as required by this Agreement, and after all regulatory approvals required by law to consummate the Merger have been obtained, but prior to the expiration of all related statutory waiting periods, the parties may agree upon a month-end or, if not, either party may specify the preceding month-end as the date of the Closing Financial Statements (the "Final Statement Date") and direct Crowe to prepare the Closing Report by written notice to Crowe and the other party. The parties shall use all reasonable efforts to cause Crowe to prepare and deliver to Acquiror and Company the Closing Report not later than 14 days after the agreement upon a month end or after the Final Statement Date, whichever is later. In the event the Closing does not occur within 45 days after the designated Final Statement Date, either party may specify a new Final Statement Date and direct Crowe to prepare a Closing Report as of such date pursuant to notice in accordance with the provisions set forth above applicable to the initial designation of such date. The fees and expenses of Crowe incurred pursuant to this Article shall be paid by Company.


          ARTICLE III - REPRESENTATIONS AND WARRANTIES OF COMPANY

     Company represents and warrants to Acquiror and MergerSub that, except as otherwise set forth in the disclosure statement previously furnished to Acquiror by Company (the "Company Disclosure Statement"):

     3.1   Authorization, No Conflicts, Etc.

               3.1.1     Authorization of Agreement.   Company has the requisite
     corporate power and authority to execute and deliver this Agreement and, subject to approval by Company's shareholders and the receipt of all regulatory approvals, to consummate the Merger. This Agreement has been duly adopted and the consummation of the Merger has been duly authorized by the board of directors of Company and no other corporate proceedings on the part of Company are necessary to authorize this Agreement or to consummate the Merger, subject only to approval by the shareholders of Company. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of, Company and is enforceable against Company in accordance with its terms.

               3.1.2 No Conflict, Breach, Violation, Etc. The execution, delivery, and performance of this Agreement by Company, the consummation of the transactions contemplated in this Agreement, and compliance by Company with any of the provisions of this Agreement do not and will not violate, conflict with, or result in a breach of any provision of: (i) the articles of incorporation, charter, bylaws, or similar organizational documents of Company or Company's Subsidiaries or (ii) any statute, code, ordinance, rule, regulation, judgment, order, writ, memorandum of understanding, arbitral award, decree, or injunction applicable to Company or Company's Subsidiaries, assuming the timely receipt of each of the approvals referred to in Section 3.1.5 (Required Approvals).

               3.1.3 Regulatory Restrictions. The execution, delivery, and performance of this Agreement by Company, the consummation of the transactions contemplated in this Agreement, and compliance by Company with any of the provisions of this Agreement do not and will not violate, conflict with, result in a breach of, constitute a default under, or require any consent, approval, waiver, extension, amendment, authorization, notice, or filing under, any memorandum of understanding or any regulatory agreement or commitment to which Company or Company's Subsidiaries is a party or subject, or by which it is bound or affected.

               3.1.4 Material Contracts. The execution, delivery, and performance of this Agreement by Company, the consummation of the transactions contemplated in this Agreement, and compliance by Company with any of the provisions of this Agreement do not and will not constitute a breach of or result in a default, or give rise to any rights of termination, cancellation, or acceleration, or any right to acquire any securities (other than the Stock Options and MRP shares) or assets, under any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement, or other instrument or obligation to which Company or Company's Subsidiaries are a party, or by which Company or Company's Subsidiaries or any of their respective properties or assets are bound, except where such event would not have a Material Adverse Effect on Company.

               3.1.5 Required Approvals. No notice to, filing with, authorization of, exemption by, or consent or approval of, any public body or authority or any person is necessary for the consummation of the Merger by Company other than in connection or compliance with the provisions of the MBCA, compliance with federal and state securities laws, and the consents, authorizations, approvals, or exemptions required under the Federal Bank Holding Company Act, HOLA, the FDIA, the Hart-Scott-Rodino Antitrust Improvements Act (the "HSR Act") and the Banking Code.

     3.2 Organization and Good Standing. Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Michigan. Company possesses all requisite corporate power and authority to own, operate, and lease its properties and to carry on its business as it is now being conducted. Company is a unitary thrift holding company duly registered as such with the OTS under the HOLA. Company is not, and is not required to be, qualified or admitted to conduct business as a foreign corporation in any other state. The Company Disclosure Statement contains copies of all certificates of merger, amendments to articles of incorporation or association or charters, and other documents evidencing all business combinations, reorganizations, conversions and name changes since April 1, 1995.

     3.3 Subsidiaries. The only direct or indirect subsidiaries of Company are Bank, Sunrise Mortgage Corporation ("Sunrise"), and BW Investment, L.L.C. ("BW"). The Company Disclosure Statement contains copies of all certificates of merger, amendments to articles of incorporation or association or charters, and other documents evidencing all business combinations, reorganizations, conversions and name changes since April 1, 1995.

               3.3.1 Ownership. Except with respect to Bank, Sunrise, BW and BW Financial Services Corporation (a former wholly-owned subsidiary), Company does not (and has not since formation) have Control, either directly or indirectly, of any corporation, general or limited partnership, limited liability company, trust or other entity engaged in an active trade or business or that holds any significant assets. Company owns all of the issued and outstanding shares of capital stock of Bank, free and clear of any claim, security interest, pledge, or lien of any kind.
     Bank owns all of the issued and outstanding shares of capital stock of Sunrise free and clear of any claim, security interest, pledge, or lien of any kind. Bank owns a 99.5% membership interest in, and Sunrise owns a 0.5% membership interest in, BW. Bank and Sunrise own their respective membership interests in BW free and clear of any claim, security interest, pledge, or lien of any kind. There is no legally binding and enforceable subscription, option, warrant, right to acquire, or any other similar agreement pertaining to the capital stock of Bank or Sunrise, or any similar right or agreement pertaining to the membership interests in BW.

               3.3.2 Qualification and Power. Bank is duly organized, validly existing, and in good standing as a stock savings bank under the laws of the State of Michigan. Sunrise is a corporation duly organized, validly existing, and in good standing under the laws of the State of Michigan. BW is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Michigan. Company and Bank have complied with all applicable laws and regulations governing the conversion of Bank from a federally chartered mutual savings association to a federally chartered mutual savings bank in 1993, from a federally chartered mutual savings bank to a federally chartered stock savings bank in 1995, and from a federally chartered stock savings bank to a Michigan-chartered stock savings bank in 1997, and in the issuance of all of Bank's capital stock to Company. Bank is authorized by the OFIS to conduct business as a savings bank. Bank is a member of the FHLB of Indianapolis, and its deposits are insured by the SAIF in the manner and to the extent provided by law. Bank, Sunrise and BW are qualified or admitted to conduct business in Michigan and neither the scope of business of Bank, Sunrise or BW nor the location of any of their properties requires that they be licensed to do business in any jurisdiction other than Michigan. Bank and Sunrise have full corporate power and authority to carry on their business as and where now being conducted and BW has full power and authority to carry on its business as and where now being conducted. The Company Disclosure Statement contains copies of all regulatory notices and approvals to acquire or establish a subsidiary or engage in any activity made or received in the last 5 years.

               3.3.3 Deposit Insurance; Other Assessments. Bank maintains in full force and effect deposit insurance through the SAIF. Bank has fully paid to the FDIC as and when due all assessments with respect to its deposits as are required to maintain such deposit insurance in full force and effect. Bank has paid as and when due all material fees, charges, assessments, and the like to each and every governmental or regulatory agency having jurisdiction as required by law, regulation, or rule.

     3.4  Capital Stock.

               3.4.1 Classes and Shares. The authorized capital stock of Company consists of 10,000,000 shares of Company Common Stock, par value $.01 per share, of which 2,485,491 shares are validly issued and outstanding as of the date of this Agreement (including 720

     MRP shares), and 5,000,000 shares of serial preferred stock, par value $.01 per share, none of which are outstanding.

               3.4.2 No Other Capital Stock. There is no security or class of securities outstanding that represents or is convertible into capital stock of Company, except for the Stock Options. There is no outstanding subscription, option, warrant, or right to acquire any capital stock of Company, or any agreement to which Company is a party or by which it is or may be bound to issue capital stock, except for the Stock Options and the award agreements for the MRP Shares.

               3.4.3 Issuance of Shares. After the date of this Agreement, the number of issued and outstanding shares of Company Common Stock is not subject to change before the Effective Time, except for Permitted Issuances.

               3.4.4 Voting Rights. Other than the shares of Company Common Stock described in this Section, neither Company nor any of Company's Subsidiaries has outstanding any security or issue of securities the holder or holders of which have the right to vote on the approval of the Merger or this Agreement or that entitle the holder or holders to consent to, or withhold consent on, the Merger or this Agreement.

               3.4.5 Dissenters' Rights. No shareholder of Company will be entitled to dissent and obtain payment for his shares of Company Common Stock pursuant to Section 762 of the MBCA as a result of the consummation of the Merger.

     3.5  Financial Statements.

               3.5.1 Financial Statements. The Company Financial Statements fairly present, and the unaudited consolidated financial statements of Company and Company's Subsidiaries as of and for each quarter ending after the date of this Agreement until the Effective Time, including all schedules and notes relating to such statements, will fairly present, the financial condition and the results of operations, changes in shareholders' equity, and cash flows of Company as of the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, consistently applied, subject, in the case of unaudited interim financial statements, to normal, recurring year-end adjustments (the effect of which would not, individually or in the aggregate, have a Material Adverse Effect on Company) and the absence of notes (that, if presented, would not differ materially from those included in the Company Financial Statements). No financial statements of any entity or enterprise other than Company's Subsidiaries are required by GAAP to be included in the consolidated financial statements of Company. The Company Financial Statements are based on the books and records of Company and Company's Subsidiaries and contain and reflect reserves for all material accrued liabilities as of the date of the statements and for all reasonably anticipated loan losses and losses upon disposition or sale of other real estate owned by Company's Subsidiaries.

               3.5.2 Call Reports. The following reports (including all related schedules, notes, and exhibits) were prepared and filed in conformity with applicable regulatory requirements and were correct and complete in all material respects when filed:

                         3.5.2.1 The consolidated reports of condition and income of Bank (including any amendments) as of and for each of the fiscal years ended June 30, 2000, 1999, and 1998, and as of and for the fiscal quarters ended September 30, 2000, December 31, 2000 and March 31, 2001, as filed with the OTS or FDIC, as applicable; and

                         3.5.2.2 The Form H-(b)11 reports (including any amendments) for Company as of and for each of the fiscal years ended June 30, 2000, 1999, and 1998, as filed with the OTS.

     All of such reports required to be filed prior to the Effective Time by Company and/or Bank will be prepared and filed in conformity with applicable regulatory requirements applied consistently throughout their respective periods (except as otherwise noted in such reports) and will be correct and complete in all material respects when filed. All of the reports identified in this Section 3.5.2 are collectively referred to as the "Call Reports."

     3.6 Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the Company Financial Statements as of June 30, 2000 and March 31, 2001, neither Company nor Company's Subsidiaries had, as of such dates, liabilities or obligations, secured or unsecured (whether accrued, absolute, or contingent) as to which there is a reasonable possibility that they could have a Material Adverse Effect on Company.

     3.7 Absence of Material Adverse Change. Since June 30, 2000, except as disclosed in Company's Form 10-Q for the quarter ended March 31, 2001, there has been no change in the financial condition, income, expenses, assets, liabilities or business of Company or Company's Subsidiaries that had or in the future is reasonably likely to have a Material Adverse Effect on Company. No facts or circumstances have been discovered from which it reasonably appears that there is a reasonable probability that there will occur a change that could have a Material Adverse Effect on Company.

     3.8 Absence of Litigation. There is no action, suit, proceeding, claim, arbitration, or investigation pending or threatened by any person, including without limitation any governmental or regulatory agency, against Company, Company's Subsidiaries, or the assets or business of Company or Company's Subsidiaries, any of which has had or is reasonably likely to have a Material Adverse Effect on Company. There is no factual basis that presents a reasonable potential for any such action, suit, proceeding, claim, arbitration, or investigation. The Company Disclosure Statement contains summary reports of its attorneys, dated on or after June 30, 2000, on all pending litigation to which Company, Company's Subsidiaries, or any of their directors or officers are a party and which names Company, any of Company's Subsidiaries, or any person who may be entitled to indemnification by Company or Company's Subsidiaries as a defendant or cross-defendant and prays for damages or any other remedy or remedies that, if sustained, could have a Material Adverse Effect on Company.

     3.9 No Indemnification Claims. To the knowledge of Company, there has been no event, action, or omission by or with respect to any director, officer, employee, trustee, agent, or other person who may be entitled to receive indemnification or reimbursement of any claim, loss, or expense under any agreement, contract, or arrangement providing for corporate indemnification or reimbursement of any such person.

     3.10 Conduct of Business. Each of Company and Company's Subsidiaries has conducted its business, completed the conversions described in
Section 3.3.2 (Qualification and Power), and used its properties in compliance with all federal, state, and local laws, civil or common, ordinances and regulations, including without limitation applicable federal and state laws and regulations concerning banking, securities, truth-in-lending, truth-in-savings, mortgage origination and servicing, usury, fair credit reporting, consumer protection, occupational safety, civil rights, employee protection, fair employment practices, fair labor standards, and insurance, and Environmental Laws; except for violations (individually or in the aggregate) that would not have a Material Adverse Effect on Company. Without limiting and notwithstanding the foregoing, neither Company nor Company's Subsidiaries, to Company's knowledge:

               3.10.1 Privacy. Has, or will, share nonpublic personal information regarding consumers or customers with any unaffiliated third party except as would be permitted under Title V of the Financial Services Modernization Act and in compliance with the applicable privacy laws of any state, or other applicable laws, statutes, regulations, or ordinances; and

               3.10.2 Lending Practices. Has engaged in, or will engage in, lending practices that would violate the guidelines issued by Fannie Mae to combat predatory lending (#LL03-00).

     3.11 Contracts. There is no existing default or breach by Company or any of Company's Subsidiaries or, to the knowledge of Company, any other party under any contract or agreement by which Company or any of Company's Subsidiaries are bound and no event has occurred which, with the giving of notice or the passage of time or both, would constitute a default or breach, the result of which is reasonably likely to have a Material Adverse Effect on Company. Excepting any ordinary and customary banking relationships, there is no material agreement, contract, mortgage, deed of trust, lease, commitment, indenture, note, or other instrument of which Company has knowledge that another party is in material default under its obligations to Company or any of Company's Subsidiaries. Neither Company nor any of Company's Subsidiaries are a party to any contract, agreement, arrangement, or understanding (other than ordinary and customary banking relationships) that would require Company or any of Company's Subsidiaries to make payments or make expenditures in excess of $50,000 per year or that would require any payment to another party upon termination in excess of $50,000.

     3.12 Regulatory Filings.  In the last five years:

               3.12.1 SEC Filings. Company has filed, and in the future will continue to file, in a timely manner all required filings with the SEC, including all reports on Form 10-K, Form 10-Q and Form 8-K;

               3.12.2 Regulatory Filings. Each of Company and Company's Subsidiaries has filed in a timely manner all other filings with other regulatory bodies for which filings are required; and

               3.12.3 Complete and Accurate. All such filings, as of their respective filing dates, did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, that information which specifically relates to a specific date shall be true as of such date. All such filings complied in all material respects with all laws, regulations, forms, and guidelines applicable to such filings.

     3.13 Proxy Statement, Etc.

               3.13.1 Accurate Information. The information to be supplied by Company for inclusion or incorporation by reference in any Transaction Document will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (a) at the respective times such Transaction Documents are filed; and (b) with respect to the Proxy Statement, when it is mailed and at the time of the Shareholders' Meeting, provided, that information which specifically relates to a specific date shall be true as of such date.

               3.13.2 Compliance of Filings. All documents that Company or any of Company's Subsidiaries are responsible for filing with the SEC or any regulatory agency in connection with the Merger will comply as to form in all material respects with the provisions of applicable law and regulation.

     3.14 Agreements With Bank Regulators. Neither Company nor any of Company's Subsidiaries is a party to any agreement or memorandum of understanding with, or a party to any commitment letter, board resolution or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any governmental authority that: (i) restricts the conduct of its business; (ii) restricts its ability to satisfy the applicable closing conditions or consummate the Merger or Bank Consolidation or otherwise perform its obligations under the Agreement; or (iii) in any manner relates to its capital adequacy, its credit or reserve policies or its management. Neither Company nor any of Company's Subsidiaries has been advised by any governmental authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of under-standing, extraordinary supervisory letter, commitment letter or similar submission. Neither Company nor any of Company's Subsidiaries is required by applicable law to give prior notice to any Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior or executive officer. As of the date of this Agreement, Company knows of no reason why the regulatory approvals referred to in Section 3.1.5. (Required Approvals) cannot be obtained or why the process would be materially impeded.

     3.15 Tax Matters.

               3.15.1 Tax Returns. Company and Company's Subsidiaries have each duly and timely filed or delivered, and if necessary amended, all Tax Returns. Each Tax Return, as amended, is correct, complete and complies in all material respects with all applicable laws, regulations, rules, and ordinances. Company and Company's Subsidiaries have each maintained all necessary and appropriate accounting records to support the positions taken on all filed Tax Returns and all exemptions from filing Tax Returns.

               3.15.2 Tax Assessments and Payments. All material Taxes due and payable by Company and Company's Subsidiaries have been paid or deposited in full as and when due, including applicable extension periods. Each of Company and Company's Subsidiaries has withheld and paid over all material Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor or other third parties. The provisions made for Taxes on the Company Financial Statements as of June 30, 2000, are, and the provisions to be made in the Company's financial statements for the fiscal year ending June 30, 2001 will be, sufficient for the payment of all accrued but unpaid Taxes as of the date indicated, whether or not due and payable and whether or not disputed, with respect to all periods through June 30, 2000 and June 30, 2001, as applicable. There is no lien on any of Company's or Company's Subsidiaries' assets or properties with respect to Taxes, except for liens for Taxes not yet due and payable.

               3.15.3 Tax Audits. None of the Tax Returns of Company and Company's Subsidiaries filed for any tax year after 1990 have been audited by the IRS or any state or local taxing authority. There is no tax audit or legal or administrative proceeding concerning the accuracy of Tax Returns or the assessment or collection of Taxes pending or, to Company's knowledge, threatened with respect to Company or Company's Subsidiaries. No claim concerning the calculation, assessment or collection of Taxes has been asserted with respect to Company or Company's Subsidiaries except for any claim that has been fully resolved and the costs of such resolution reflected in the Company Financial Statements. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Tax Returns of Company or Company's Subsidiaries.

               3.15.4 Tax Accounting. Neither Company nor any of Company's Subsidiaries have been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by Company or any of Company's Subsidiaries and the IRS has not initiated or proposed any such adjustment or change in accounting method. Neither Company nor any of Company's Subsidiaries have entered into a transaction which is being accounted for as an installment obligation under Section 453 of the Code.

               3.15.5 Excess Parachute Payments. No compensation that could be payable (whether in cash, stock, options, or other property or the vesting of property or other rights) by Company, Company's Subsidiaries, Affiliates, or any of their respective successors under any employment, option, benefit plan, severance, termination or other compensation arrangement currently in effect is, or will be, an "excess parachute payment" (as defined in Section 280G of the Code).

               3.15.6 Bad Debt Deductions. Company has taken no action or permitted no inaction that causes it to incur any federal income liability for its bad debt deductions taken prior to January 1, 1987. Any federal income liability for its bad debt deductions taken after January 1, 1987 are recorded in the Company Financial Statements as of June 30, 2000.

               3.15.7 Tax Positions. The tax and audit positions taken by Company and Company's Subsidiaries in connection with Tax Returns were reasonable and asserted in good faith.

     3.16 Title to Properties. Company and Company's Subsidiaries have good, sufficient, and marketable title to all of their properties and assets, whether real, personal, or a combination thereof, reflected in their books and records as being owned (including those reflected in the Company Financial Statements as of June 30, 2000, except as since disposed of in the ordinary course of business), free and clear of all liens and encumbrances, except:

               3.16.1 Reflected on Balance Sheet. As reflected on the Company Financial Statements as of March 31, 2001;

               3.16.2 Normal to Business. Liens for current Taxes not yet delinquent, and liens or encumbrances that are normal to the business of Company and that would not have a Material Adverse Effect on Company;

               3.16.3 Immaterial Imperfections. Such imperfections of title, easements, restrictions, and encumbrances, if any, as are not material in character, amount, or extent, and do not materially detract from the value, or materially interfere with the present use, of the properties subject thereto or affected thereby; and

               3.16.4 Public Easements; Etc. Such public easements, public rights of way, and interests of units of government of record, if any, as are not material in character, amount, or extent, and do not materially detract from the value, or materially interfere with the present use, of the properties subject thereto or affected thereby.

     3.17 Condition of Real Property. With respect to each parcel of Company's Real Property and to Company's Leased Real Property:

               3.17.1 No Encroachments. Except for encroachments that have been insured over by a title insurance policy, no building or improvement to Company's Real Property or Company's Leased Real Property encroaches on any easement or property owned by another person. No building or property owned by another person encroaches on Company's
     Real Property or Company's Leased Real Property or on any easement benefitting Company's Real Property or Company's Leased Real Property. None of the boundaries of Company's Real Property or Company's Leased Real Property deviates substantially from those shown on the survey of such property, if any, or from what the boundaries appear to be through visual inspection. No claim of encroachment has been asserted by any person with respect to any of Company's Real Property or Company's
     Leased Real Property.

               3.17.2 Zoning. Neither Company, Company's Subsidiaries, Company's Real Property, nor Company's Leased Real Property is in material violation of any applicable zoning regulation, building restriction, restrictive covenant, ordinance, or other law, order, regulation, or requirement.

               3.17.3 Buildings. All buildings and improvements to Company's Real Property and Company's Leased Real Property are structurally sound and are not in need of material repairs, are fit for their intended purposes, and are adequately serviced by all utilities necessary for the effective operation of business as presently conducted at that location.

               3.17.4 No Condemnation. None of Company's Real Property or Company's Leased Real Property is the subject of any condemnation action. There is no proposal under active consideration by any public or governmental authority or entity to acquire Company's Real Property or Company's Leased Real Property for any governmental purpose.

               3.17.5 Litigation. There are no claims, litigation, proceedings, or disputes pending or threatened against or relating to Company's Real Property or Company's Leased Real Property.

               3.17.6 Agreements. There are no agreements, contracts, or leases, written or oral, that affect Company's Real Property or Company's Leased Real Property.

               3.17.7 Assessments. There is no pending or proposed special assessment affecting or which may affect Company's Real Property or Company's Leased Real Property.

     3.18 Real and Personal Property Leases.  With respect to Company's
Leases:

               3.18.1 Valid. Each of Company's Leases is valid, effective, and enforceable against the lessor or licensor in accordance with its terms.

               3.18.2 No Default. There is no existing default under any of Company's Leases or any event that with notice or passage of time, or both, would constitute a default with respect to Company, Company's Subsidiaries, or any other party to the contract, which default could have a Material Adverse Effect on Company.

               3.18.3 Assignment. None of Company's Leases contain a prohibition against assignment by Company or Company's Subsidiaries, by operation of law or otherwise, or any provision that would materially interfere with the possession, use, or rights with respect to the property by Acquiror or its subsidiaries for the same purposes and upon the same rental and other terms following consummation of the Merger as are applicable to Company or Company's Subsidiaries prior to the Effective Time.

               3.18.4 Disputes. To the knowledge of Company, there are no disputes concerning the interpretation of any term, condition, or provision of any of Company's Leases.

     3.19 Required Licenses, Permits, Etc. Company and each of Company's Subsidiaries hold all licenses, certificates, permits, franchises, and rights from all appropriate federal, state, and other public authorities necessary for the conduct of its business as presently conducted, except for those the lack of which would not have a Material Adverse Effect on Company. All such licenses, certificates, franchises, and rights are in full force and effect. Bank is an approved seller-servicer for FHLMC and each other mortgage investor with whom it conducts business, all of which are identified in the Company Disclosure Statement, and in that capacity holds all necessary permits, authorizations, or approvals of FHLMC necessary to carry on a mortgage banking business.

     3.20 Change of Control. All data processing service agreements, data processing software license agreements, data processing hardware lease agreements and other material technology-related licensing or servicing agreements with independent vendors ("Technology-Related Contracts") of Company or Company's Subsidiaries are cancelable by Company or Company's Subsidiaries on or before the Effective Time without cost, penalty, or further obligation. There is no other agreement, contract, loan, mortgage, deed of trust, lease, commitment, indenture, note, or other instrument under which (a) a consent or approval is required, (b) a prohibited assignment by operation of law could occur, (c) a waiver or loss of any right could occur, or (d) acceleration of any obligation could occur, in each case as a result of the execution and delivery of this Agreement, or the change of control, or merger of Company or any of Company's Subsidiaries or the liquidation of Company upon consummation of the Merger where (w) the failure to obtain such consent or approval, (x) the violation of the prohibition against assignment, (y) the waiver or loss of any right, or (z) the acceleration of any obligation could materially interfere with the ordinary course of business by Company or Company's Subsidiaries (or Acquiror or any of its subsidiaries as their successors) or have a Material Adverse Effect on Company. The execution and delivery of this Agreement by Company will not subject Acquiror or its subsidiaries to liability for tortious interference with contractual rights.

     3.21 Material Contracts. Except as contained or described in the Company Disclosure Statement, neither Company nor any of Company's Subsidiaries are a party to any agreement or understanding described below:

               3.21.1 Borrowing Commitments. Any commitment made to Company or Company's Subsidiaries permitting it to borrow money, any letter of credit, any pledge, any security agreement, any lease (excluding leases of real property otherwise identified in the Company Disclosure Statement), any guarantee or any subordination agreement, or other similar or related type of understanding, involving an amount in excess of $100,000 as to which Company or Company's Subsidiaries are a debtor, pledgor, lessee, or obligor;

               3.21.2 Agency Relationships. Any agreement or understanding dealing with advertising, brokerage, licensing, dealership, representative, or agency relationships in excess of $50,000;

               3.21.3 Benefit Plans. Any profit-sharing, group insurance, bonus, deferred compensation, stock option, severance pay, pension, retirement, or any other employee benefit plan or any plan, agreement, contract, authorization, or arrangement pursuant to which any person is or will become entitled to any benefit upon a change in control of Company or Company's Subsidiaries;

               3.21.4 Correspondents. Any written correspondent banking contracts;

               3.21.5    Asset Transactions.  Any agreement or understanding
     (i) for the sale of its assets in excess of $25,000 outside of the ordinary course of business; (ii) for the grant of any preferential right to purchase any of its assets, properties, or rights in excess of $25,000; or (iii) which requires the consent of any third party to the transfer and assignment of any assets, properties, or rights in excess of $25,000;

               3.21.6 Long-term Contracts. Any agreement or understanding which obligates Company or Company's Subsidiaries for a period in excess of one year, which has a value in excess of $25,000, to purchase, sell, or provide services, materials, supplies, merchandise, facilities, or equipment and which is not terminable without cost or penalty on not more than sixty (60) days' notice;

               3.21.7 Capital Expenditures. Any agreement or understanding for any one capital expenditure or a series of capital expenditures, the aggregate amount of which is in excess of $25,000;

               3.21.8 Unfunded Loan Commitments. Any agreement or understanding entered into to make a loan not yet fully disbursed or funded as of April 30, 2001, to any person, wherein the undisbursed or unfunded amount exceeds $100,000;

               3.21.9 Participation Agreements. Any loan participation agreement with any other person entered into subsequent to June 30, 1999, in excess of $50,000 and on the books at June 30, 2000; or

               3.21.10 Other Contracts. Any agreement or understanding not otherwise disclosed or excepted pursuant to this Section 3.21 (Material Contracts) which is material to the properties, financial condition, business, or results of operations of Company and Company's
     Subsidiaries, taken as a whole.

     3.22 Certain Employment Matters.

               3.22.1 Employment Policies, Programs, and Procedures. The policies, programs, and practices of Company and Company's Subsidiaries relating to equal opportunity and affirmative action, wages, hours of work, employee disabilities, and other terms and conditions of employment are in compliance in all material respects with applicable federal, state, and local laws, orders, regulations, and ordinances governing or relating to employment and employer practices and facilities.

               3.22.2 Record of Payments. There is no existing or outstanding material obligation of Company or Company's Subsidiaries, whether arising by operation of law, civil or common, by contract, or by past custom, for any Employment-Related Payment to any trust, fund, company, governmental agency, or any person that has not been duly recorded on the books and records of Company and paid when due or duly accrued in the ordinary course of business in accordance with GAAP.

               3.22.3 Employment Claims. There is no dispute, claim, or charge, pending or, to Company's knowledge, threatened, alleging breach of any express or implied employment contract or commitment, or breach of any applicable law, order, regulation, public policy, or ordinance relating to employment or terms and conditions of employment. To the knowledge of Company, there is no factual basis for any valid claim or charge with regard to such employment-related matters that could result in a loss to Company or Company's Subsidiaries of more than $25,000.

               3.22.4 Employment-Related Agreements. There is no written or oral, express or implied:

                         3.22.4.1 Employment Agreements. Employment contract or agreement, or guarantee of job security, including any employee manual or policy which may be construed under applicable law to grant employment rights or any agreement implied by law or any agreement providing for severance benefits, made with or to any past or present employee of Company or Company's Subsidiaries that is not terminable by Company or Company's Subsidiaries upon 60 days' or less notice without penalty or obligation;

                         3.22.4.2 Other Compensation Agreements. Plan, contract, arrangement, understanding, or practice providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, retirement benefits of the type described in Statement of Financial Accounting Standard No. 106, or profit-sharing;

                         3.22.4.3 Agreements with Former Employees. Plan, agreement, arrangement, or understanding with respect to payment of medical expenses, insurance (except insurance continuation limited to that required under provisions of the Consolidated Omnibus Budget Reconciliation Act), or other benefits for any former employee or director or any spouse, child, member of the same household, estate, or survivor of any employee or director or former employee or director; or

                         3.22.4.4 Unions. Neither Company nor Company's Subsidiaries are a party to any collective bargaining agreement with respect to any of their employees or any labor organization to which their employees or any of them belong.

     3.23 Employee Benefit Plans. With respect to any Employee Benefit Plan maintained by or for the benefit of Company or Company's Subsidiaries or their predecessors or to which Company or Company's Subsidiaries or their predecessors has made payments or contributions on behalf of its employees:

               3.23.1 ERISA Compliance. Company, Company's Subsidiaries, each Employee Benefit Plan, and all trusts created thereunder are in substantial compliance with ERISA, and all other applicable laws and regulations insofar as such laws and regulations apply to such plans and trusts.

               3.23.2 Internal Revenue Code Compliance. Company, Company's Subsidiaries, each Employee Benefit Plan that is intended to be a qualified plan under Section 401(a) of the Code, and all trusts created thereunder are in substantial compliance with the applicable provisions of the Code.

               3.23.3 Prohibited Transactions. No Employee Benefit Plan and no trust created thereunder has been involved, subsequent to June 30, 1974, in any nonexempt "prohibited transaction" as defined in Section 4975 of the Code and in Sections 406, 407, and 408 of ERISA.

               3.23.4 Plan Termination. No Employee Benefit Plan that is a qualified plan under Section 401(a) of the Code and no trust created thereunder has been terminated, partially terminated, curtailed, discontinued, or merged into another plan or trust after January 1, 1985, except in compliance with notice and disclosure to the IRS and the PBGC, where applicable, as required by the Code and ERISA. With respect to each plan termination, all termination procedures have been completed and there is no pending or potential liability to the PBGC, to any plan, or to any participant under the terminated plan. Each plan termination, partial termination, curtailment, discontinuance, or consolidation has been accompanied by the issuance of a current favorable determination letter by the IRS and, where applicable, has been accompanied by plan termination proceedings with and through the PBGC.

               3.23.5 Multiemployer Plan. No Employee Benefit Plan is a "multiemployer plan" within the meaning of Section 3(37)(A) of ERISA.

               3.23.6 Defined Benefit Plan. No Employee Benefit Plan in effect as of the date of this Agreement is a "defined benefit plan" within the meaning of Section 3(35) of ERISA.

               3.23.7 Payment of Contributions. Company has made when due all contributions required under each Employee Benefit Plan and under applicable laws and regulations.

               3.23.8 Payment of Benefits. There is no payment that has become due from any Employee Benefit Plan, any trust created thereunder, or from Company or Company's Subsidiaries that has not been paid through normal administrative procedures to the plan participants or beneficiaries entitled thereto, except for claims for benefits for which administrative claims procedures under such plan have not been exhausted.

               3.23.9 Accumulated Funding Deficiency. No Employee Benefit Plan that is intended to be a qualified plan under Section 401(a) of the Code and no trust created thereunder has incurred, subsequent to June 30, 1974, an "accumulated funding deficiency" as defined in Section 412(a) of the Code and Section 302 of ERISA (whether or not waived).

               3.23.10 Funding. Neither Company nor Company's Subsidiaries owes premiums to the PBGC that are due but unpaid or has been determined by the PBGC to be liable for a funding deficiency with respect to a plan termination under Title IV of ERISA.

               3.23.11 Filing of Reports. Each of Company and Company's Subsidiaries has filed or caused to be filed, and will continue to file or cause to be filed, in a timely manner all filings pertaining to each Employee Benefit Plan with the IRS, the United States Department of Labor, and the PBGC as prescribed by the Code, ERISA, and the regulations issued thereunder. All such filings, as amended, were complete and accurate in all material respects as of the dates of such filings, and there were no material misstatements or omissions in any such filing.

     3.24 Environmental Matters.

               3.24.1    Owned or Operated Property.   With respect to Premises:

                         3.24.1.1 Construction and Content. To the knowledge of Company, none of the Premises is constructed of, or contains, as a component part or otherwise, any material that (either in its present form or as it may reasonably be expected to change through aging or normal use) releases or may release any substance, whether gaseous, liquid or solid that is a Hazardous Substance or is known to be (either by single exposure or by repeated or prolonged exposure) injurious or hazardous to the health of persons occupying the Premises at levels determined to be dangerous to human health. Without limiting the generality of this Section, to the knowledge of

          Company, the Premises are free of asbestos except to the extent properly sealed or encapsulated in compliance with all applicable Environmental Laws and all workplace safety and health laws and regulations.

                         3.24.1.2 Uses of Premises. To the knowledge of Company, no part of the Premises has been used for the generation, manufacture, handling, containment, treatment, transportation, storage, disposal, or management of Hazardous Substances, except for storage in compliance with Environmental Laws and in quantities and products normally associated with office use, maintenance, and cleaning.

                         3.24.1.3 Underground Storage Tanks. The Premises do not contain, and to the knowledge of Company, have never contained, any underground storage tanks. With respect to any underground storage tank that is listed in the Company Disclosure Statement as an exception to the foregoing, each such underground storage tank presently or previously located on Premises is or has been used, maintained, managed, removed, or closed in place, as applicable, in compliance with all applicable Environmental Laws, and has not been the source of any release of a Hazardous Substance to the environment that has not been fully remediated.

                         3.24.1.4 Absence of Contamination. The Premises do not contain and are not contaminated by any reportable quantity, or any quantity or concentration in excess of applicable cleanup standards, of a Hazardous Substance from any source.

                         3.24.1.5 Environmental Suits and Proceedings. There is no action, suit, investigation, liability, inquiry, or other proceeding, ruling, order, notice of potential liability, or citation involving Company, Company's Subsidiaries, Company's Real Property or Company's Leased Real Property that is pending, previously asserted or, to Company's knowledge, threatened under, or as a result of any actual or alleged failure to comply with any requirement of, any Environmental Law. To the knowledge of Company, there is no basis for any of the foregoing.

               3.24.2 Loan Portfolio. With respect to any real estate securing any outstanding loan or related security interest and any owned real estate acquired in full or partial satisfaction of a debt previously contracted, each of Company and Company's Subsidiaries has complied in all material respects with their policies (as such policies may have been in effect from time to time and as disclosed in the Company Disclosure Statement), and all applicable laws and regulations, concerning the investigation of each such property to determine whether or not there exists or is reasonably likely to exist any Hazardous Substance on, in, or under such property and whether or not a release of a Hazardous Substance has occurred at or from such property.

     3.25 Duties as Fiduciary. Company's Subsidiaries have performed all of their duties in any capacity as trustee, executor, administrator, registrar, guardian, custodian, escrow agent, receiver, or other fiduciary in a fashion that complies in all material respects with all applicable laws, regulations, orders, agreements, wills, instruments, and common law standards. Neither Company nor any of Company's Subsidiaries has contracted with any other financial institution to perform trust or fiduciary services for its customers. Company's Subsidiaries have not received notice of any claim, allegation, or complaint from any person that Company's Subsidiaries have failed to perform these fiduciary duties in a manner that complies in all material respects with all applicable laws, regulations, orders, agreements, wills, instruments, and common law standards, except for notices involving matters that have been resolved and any cost of such resolution is reflected in the Company Financial Statements.

     3.26 Investment Bankers and Brokers.  Company has employed Raymond
James & Associates, Inc. ("Raymond James"), in connection with the Merger. Company, Company's Subsidiaries, and Company's Representatives have not employed, engaged, or consulted with any broker, finder, or investment banker other than Raymond James in connection with this Agreement or the Merger. Other than the fees and expenses payable by Company to Raymond James in connection with the Merger, as described in the Company Disclosure Statement, there is no investment banking fee, financial advisory fee, brokerage fee, finder's fee, commission, or compensation payable by Company or Company's Subsidiaries to any person with respect to the Agreement or the consummation of the Merger. True and complete copies of each agreement, arrangement, and understanding between Company and Raymond James are included in the Company Disclosure Statement.

     3.27 Fairness Opinion. Company's board of directors has received the written opinion of Raymond James, in its capacity as Company's financial advisor, substantially to the effect that the Merger Consideration to be received by the holders of the Company Common Stock in the Merger is fair to the holders of Company Common Stock from a financial point of view, and the opinion has not been withdrawn, modified or revoked. A true and complete copy of the fairness opinion has been provided to Acquiror.

     3.28 Company-Related Persons.

               3.28.1 Insider Loans. No Company-Related Person has any loan, credit or other contractual arrangement outstanding with Company or Company's Subsidiaries that does not conform to applicable rules and regulations of the OTS or the Federal Reserve Board.

               3.28.2 Control of Material Assets. Other than in a capacity as a depositor, shareholder, director, or executive officer of Company or Company's Subsidiaries, no Company-Related Person owns or controls any assets or properties that are used in the business of Company or Company's Subsidiaries.

               3.28.3 Contractual Relationships. Other than ordinary and customary banking relationships, no Company-Related Person has any contractual relationship with Company or Company's Subsidiaries.

               3.28.4 Loan Relationships. No Company-Related Person has any outstanding loan or loan commitment from, or on whose behalf an irrevocable letter of credit has been issued by, Company or Company's Subsidiaries in a principal amount of $60,000 or more.

     3.29 Change in Business Relationships. No director or executive officer of Company has knowledge, after reasonable inquiry, whether on account of the Merger or otherwise, that: (a) any customer, agent, representative, supplier of Company or Company's Subsidiaries, or other person with whom Company or Company's Subsidiaries have a contractual relationship, intends to discontinue, diminish, or change its relationship with Company or Company's Subsidiaries, the effect of which could have a Material Adverse Effect on Company; or (b) any executive officer of Company or Company's Subsidiaries intends to terminate his or her employment.

     3.30 Insurance. Company and Company's Subsidiaries maintain in full force and effect insurance on their respective assets, properties, premises, operations, and personnel in such amounts and against such risks and losses as are customary and adequate for comparable entities engaged in the same business and industry. There is no unsatisfied claim of $100,000 or more under such insurance as to which the insurance carrier has denied liability. During the last five years, no insurance company has canceled or refused to renew a policy of insurance covering Company's or Company's Subsidiaries' assets, properties, premises, operations, or personnel. Company and Company's Subsidiaries have given adequate and timely notice to each insurance carrier, and have complied with all policy provisions, with respect to any material known claim for which a defense and/or indemnification may be available to Company or Company's Subsidiaries.

     3.31 Books and Records. The books of account, minute books, stock record books, and other records of Company and Company's Subsidiaries (including former wholly-owned subsidiaries for purposes of this Section) are complete and correct in all material respects, represent bona fide transactions, and have been maintained in accordance with sound business practices, including the maintenance of an adequate internal control system. The corporate minute books of Company and Company's Subsidiaries contain accurate and complete records of all meetings of, and corporate action taken by, their shareholders, boards, and committees. Since April 1, 1995, the minutes of each meeting (or corporate action without a meeting) of any such shareholders, boards, or committees have been duly prepared and are contained in such minute books. All such minute books and related exhibits or attach-ments for all meetings since April 1, 1995, have been made available for Acquiror's review prior to the date of this Agreement without material omission or redaction.

     3.32 Loan Guarantees. All guarantees of indebtedness owed to Company or Company's Subsidiaries, including without limitation those of the Federal Housing Administration, the Small Business Administration, and other state and federal agencies, are valid and enforceable.

     3.33 Events Since June 30, 2000. Except as disclosed in Company's Form 10-Q for the quarter ended March 31, 2001, neither Company nor Company's Subsidiaries have, since June 30, 2000:

               3.33.1 Business in Ordinary Course. Other than as contemplated by this Agreement, conducted its business other than in the ordinary course, or incurred or become subject to any liability or obligation, except liabilities incurred in the ordinary course of business, and except for any single liability that does not exceed $50,000 or for the aggregate of any group of related liabilities that do not exceed $100,000.

               3.33.2 Strikes or Labor Trouble. Experienced or, to its knowledge, been threatened by any strike, work stoppage, organizational effort, or other labor trouble, or any other event or condition of any similar character that has had or is reasonably likely to have a Material Adverse Effect on Company.

               3.33.3 Discharge of Obligations. Discharged or satisfied any lien or encumbrance, or paid any obligation or liability other than those shown on the Company Financial Statements as of June 30, 2000, or incurred after that date, other than in the ordinary course of business, except for any single lien, encumbrance, liability, or obligation that does not exceed $50,000 or for the aggregate of any group of related liens, encumbrances, liabilities, and obligations that do not in the aggregate exceed $100,000.

               3.33.4 Mortgage of Assets. Mortgaged, pledged, or subjected to lien, charge, or other encumbrance any of its assets, or sold or transferred any such assets, except in the ordinary course of business, except for any single mortgage, pledge, lien, charge, sale, transfer and encumbrance for indebtedness that does not exceed $50,000 or for the aggregate of any group of mortgages, pledges, liens, charges, sales, transfers and encumbrances for indebtedness that do not in the aggregate exceed $100,000.

               3.33.5 Contract Amendment or Termination. Made or permitted any amendment or early termination of any contract, agreement or understanding to which it is a party and that is material to the financial condition, business, properties, or results of operations of Company, except as may be expressly provided in this Agreement.

               3.33.6 Casualty Losses. Experienced any damage, destruction, or loss (whether or not covered by insurance) individually or in the aggregate that has had or is reasonably likely to have a Material
     Adverse Effect on Company.

               3.33.7    Accounting Changes.   Made any change in accounting
     methods or practices of Company or Company's Subsidiaries, except as required by applicable governmental authorities or by GAAP.

               3.33.8 Write-downs. Made any write-down in excess of $25,000 of any of its assets which are not reflected in the Company Financial Statements.

               3.33.9 Employee Benefits. Made any increase in the salary schedule, compensation, rate, fee, or commission of Company's or Company's Subsidiaries' employees, officers, or directors, or any declaration, commitment, or obligation of any kind for the payment by

     Company or Company's Subsidiaries of a bonus or other additional salary, compensation, fee, or commission to any person, except for increases made in the ordinary course of business and consistent with past practices.

               3.33.10 Waivers. Waived or released any material right or claim of Company or Company's Subsidiaries except in the ordinary course of business (including, but not limited to, loan, or lease collection actions).

               3.33.11 Distributions. Made any declaration, setting aside, or payment of any dividend, other than a distribution in respect of Company Common Stock not exceeding $.06 per share per quarter, in cash, from Company to its shareholders, or distribution with respect to Company Common Stock.

     3.34 Allowance for Loan Losses. The allowance for loan losses as reflected in the Company Financial Statements and Call Reports as of June 30, 2000 and as of March 31, 2001, was (a) adequate to meet all reasonably anticipated loan and lease losses, net of recoveries related to loans previously charged off as of those dates, and (b) consistent with GAAP and safe and sound banking practices.

     3.35 Loans and Investments. All investments and, to the knowledge of Company, all loans of Company's Subsidiaries are legal and enforceable in accordance with their terms, except as may be limited by any bankruptcy, insolvency, moratorium, or other laws affecting creditors rights generally or by the exercise of judicial discretion, and each is authorized under applicable federal and state laws and regulations.

     3.36 Loan Origination and Servicing. In originating, underwriting, servicing, purchasing, selling, transferring, and discharging loans, mortgages, land contracts, and other contractual obligations, either for its own account or for the account of others, Company's Subsidiaries have complied with all applicable terms and conditions of such obligations and with all applicable laws, regulations, rules, contractual requirements, and procedures, except for incidents of noncompliance that would not, individually or in the aggregate, have a Material Adverse Effect on Company.

     3.37 Public Communications; Securities Offerings. Each annual report, quarterly report, proxy material, press release, or other communication previously sent or released by Company or Company's Subsidiaries to Company's shareholders, the SEC or the public did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.38 No Insider Trading. Company has questioned its directors and executive officers concerning known stock transfers since June 30, 1999.
Based upon that investigation, Company has not, and to Company's knowledge (a) no director or officer of Company or Company's Subsidiaries, (b) no person related to any such director or officer by blood or marriage and residing in the same household, and (c) no person who has been knowingly provided material nonpublic information by any one or more of these persons, has purchased or sold, or caused to be purchased or sold, any shares of Company Common Stock or other securities issued by Company during any period when Company was in possession of material nonpublic information or in violation of any applicable provision of the 1934 Act.

     3.39 Joint Ventures; Strategic Alliances.  Neither Company nor
Company's Subsidiaries are, directly or indirectly, a party to or bound by any joint venture, partnership, limited partnership, limited liability company, or strategic alliance agreement or arrangement with or through any unaffiliated person providing for their joint or cooperative development, marketing, referrals, or sales of banking, securities, insurance, or other financial products or services, or their joint investment in and management of any active business enterprise.

     3.40 Policies and Procedures. Company and Company's Subsidiaries have complied in all material respects with the policies and procedures as formally adopted and disclosed to Acquiror as applicable to the periods when those policies and procedures were in effect.

     3.41 True and Complete Information. No schedule, statement, list, certificate, or other information furnished or to be furnished by Company in connection with this Agreement, including the Company Disclosure Statement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading, provided, that information which specifically relates to a specific date shall be true as of such date.


    ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGERSUB

     Acquiror and MergerSub represent and warrant to Company that, except as otherwise set forth in the disclosure statement previously furnished to Company by Acquiror and MergerSub (the "Acquiror Disclosure Statement"):

     4.1  Authorization, No Conflicts, Etc.

               4.1.1 Authorization of Agreement. Each of Acquiror and MergerSub has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the Merger. This Agreement and consummation of the Merger have been duly authorized by the board of directors of Acquiror, this Agreement has been duly adopted by the board of directors of MergerSub and the Agreement has been duly approved by the sole shareholder of MergerSub. No other corporate proceedings on the part of Acquiror or MergerSub are necessary to authorize this Agreement or to consummate the Merger. This Agreement has been duly executed and delivered by, and constitutes valid and binding obligations of, Acquiror and MergerSub and is enforceable against Acquiror and MergerSub in accordance with its terms.

               4.1.2 No Conflict, Breach, Violation, Etc. The execution, delivery, and performance of this Agreement by Acquiror and MergerSub, and the consummation of the Merger by Acquiror and MergerSub, do not and will not violate, conflict with, or result in a breach of: (a) any provision of Acquiror's restated articles of incorporation or bylaws or MergerSub's articles of incorporation or bylaws; or (b) any statute, code, ordinance, rule, regulation, judgment, order, writ, memorandum of understanding, arbitral award, decree, or injunction applicable to Acquiror or its subsidiaries, assuming the timely receipt of each of the approvals referred to in this Section 4.1 (Authorization, No Conflicts, Etc.).

               4.1.3 Regulatory Restrictions. The execution, delivery, and performance of this Agreement by Acquiror and MergerSub, and the consummation of the Merger by Acquiror and MergerSub, do not and will not violate, conflict with, result in a breach of, constitute a default under, or require any consent, approval, waiver, extension, amendment, authorization, notice, or filing under any memorandum of understanding or similar regulatory consent agreement to which Acquiror or MergerSub is a party or subject, or by which they are bound or affected.

               4.1.4 Required Approvals. No notice to, filing with, authorization of, exemption by, or consent or approval of any public body or authority is necessary for the consummation of the Merger by Acquiror and MergerSub other than in connection or compliance with the provisions of the MBCA, compliance with federal and state securities laws, and receipt of approvals required under the Federal Bank Holding Company Act, the HOLA, the FDIA, the HSR Act and the Banking Code. It is not aware of any reasons relating to it why such consents and approvals should not be granted, free of any conditions or requirements which would be unduly burdensome to it or which would materially reduce the value of the Merger to it.

     4.2 Organization and Good Standing. Each of Acquiror and MergerSub is a corporation duly organized, validly existing, and in good standing under the laws of the State of Michigan. Acquiror possesses all requisite corporate power and authority to own, operate, and lease its properties and to carry on its business as it is now being conducted in all material respects. Acquiror is a financial holding company and a bank holding company duly registered as such with the Federal Reserve Board under the Federal Bank Holding Company Act.

     4.3 Subsidiaries. Acquiror owns all of the issued and outstanding shares of capital stock of MergerSub and owns, directly or indirectly, all of the common stock of its subsidiaries indicated in the financial statements filed with the SEC as part of its Annual Report on Form 10-K for the year ended December 31, 2000, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, free and clear of all claims, security interests, pledges, or liens of any kind.

     4.4  Proxy Statement, etc.

               4.4.1 Accurate Information. The information to be supplied by Acquiror and MergerSub for inclusion or incorporation by reference in any Transaction Document will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (a) at the respective times such Transaction Documents are filed; and (b) with respect to the Proxy Statement, when it is mailed and at the time of the Shareholders' Meeting.

               4.4.2 Compliance of Filings. All documents that Acquiror or its subsidiaries are responsible for filing with the SEC or any regulatory agency in connection with the Merger will comply as to form in all material respects with the provisions of applicable law and regulation.

     4.5 Necessary Capital. Based on the financial condition of Company as reflected in the Company Financial Statements, Acquiror has the necessary capital required by the regulations of the Federal Reserve Board and FDIC to consummate the transactions contemplated by this Agreement. At the Effective Time, Acquiror will have sufficient cash funds to pay the aggregate Merger Consideration and will use such funds for the payment of the Merger Consideration subject to the completion of the Merger in accordance with the terms of this Agreement. Acquiror and its Subsidiaries are, and will be immediately following completion of the Merger, in material compliance with all capital, debt, and financial and nonfinancial provisions applicable to it, under the Federal Bank Holding Company Act and the Banking Code.

     4.6 Litigation. There is no action, suit, proceeding, claim, arbitration, or investigation pending or, to Acquiror's knowledge, threatened by any person, including without limitation any governmental or regulatory agency, against Acquiror or any of its subsidiaries, or the assets or business of Acquiror or any of its subsidiaries, that would impair the ability of Acquiror or MergerSub to perform their respective obligations under this Agreement.

     4.7 True and Complete Information. No schedule, statement, list, certificate, or other information furnished or to be furnished by Acquiror or MergerSub in connection with this Agreement, including the Acquiror Disclosure Statement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

     4.8 Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against in Acquiror's Annual Report on Form 10-K for the year ended December 31, 2000, neither Acquiror nor any of its subsidiaries had, as of such date, liabilities or obligations, secured or unsecured (whether accrued, absolute, or contingent) as to which there is a reasonable probability that they could have a Material Adverse Effect on Acquiror.

     4.9 Absence of Material Adverse Change. Since December 31, 2000, there has been no change in the financial condition, income, expenses, assets, liabilities or business of Acquiror and its subsidiaries that had or in the future is reasonably likely to have a Material Adverse Effect on Acquiror. No facts or circumstances have been discovered from which it reasonably appears that there is a reasonable probability that there will occur a change that could have a Material Adverse Effect on Acquiror.

     4.10 Absence of Litigation. There is no action, suit, proceeding, claim, arbitration, or investigation pending or, to Acquiror's knowledge, threatened by any person, including without limitation any governmental or regulatory agency, against Acquiror or any of its subsidiaries, or the assets or business of Acquiror or any of its subsidiaries, any of which has had or is reasonably likely to have a Material Adverse Effect on Acquiror.

     4.11 No Impediments. Acquiror has not taken or agreed to take any action, nor does it have knowledge of any fact or circumstance, that would materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of the parties to obtain any approval or consent of any governmental body required for consummation of the Merger or to perform their covenants and agreements under this Agreement.


                    ARTICLE V - COVENANTS AND AGREEMENTS

     Subject to the terms and conditions of this Agreement, Company, Acquiror and MergerSub further agree that:

     5.1  Disclosure Statements; Additional Information.

               5.1.1 Form and Content. The Acquiror Disclosure Statement and the Company Disclosure Statement shall contain appropriate references and cross-references with respect to each of the disclosures, and appropriate identifying markings with respect to each of the documents, that pertain to one or more sections or articles of this Agreement. The parties have each prepared and delivered two complete copies of its respective Disclosure Statement to the other party.

               5.1.2 Update. Not less than six business days prior to the Closing, each party shall deliver to the other an update to its Disclosure Statement describing any material changes and containing any new or amended documents, as specified below, that were not contained in its Disclosure Statement as initially delivered. This update shall not cure any breach of a representation or warranty occurring on the date of this Agreement.

               5.1.3 Certification. Each of Acquiror's and Company's Disclosure Statement and its update shall be certified on its behalf by appropriate executive officers (which in each case shall be its chief executive officer and chief financial officer) that such Disclosure Statement contains no untrue statement of a material fact, or fails to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

     5.2 Changes Affecting Representations. While this Agreement is in effect, if either Company or Acquiror becomes aware of any facts or of the occurrence or impending occurrence of any event that (a) would cause one or more of the representations and warranties it has given in Article III or IV, respectively, subject to the exceptions contained in the Company's Disclosure Statement or the Acquiror's Disclosure Statement, respectively, to become untrue or incomplete in any material respect; or (b) would have caused one or more of such representations and warranties to be untrue or incomplete in any material respect had such facts been known or had such event occurred prior to the date of this Agreement, then such party shall immediately give detailed written notice of such discovery or change, including a detailed description of the underlying facts or events, together with all pertinent documents, to the other party.

     5.3  Access to Information and Investigation.

               5.3.1 Permitted Investigation. Between the date of this Agreement and the Effective Time, Company will afford, and will cause Company's Subsidiaries to afford, to the officers, accountants, attorneys, and representatives of Acquiror and its subsidiaries, reasonable access during normal business hours to the banking offices, personnel, advisors, consultants, properties, examination reports, contracts, commitments, books and records of Company and Company's Subsidiaries, whether the documents are located on the premises of Company or elsewhere. Company shall furnish Acquiror and its subsidiaries with all the statements (financial and otherwise), records, examination reports and original documents or copies, and other information concerning the business and affairs of Company and the Company's Subsidiaries as Acquiror or its subsidiaries shall from time to time reasonably request upon reasonable notice. Company and Company's Subsidiaries further agree to cause their accountants, attorneys, directors, officers and employees to fully cooperate with Acquiror and its subsidiaries and its representatives in connection with the right of access granted in this Agreement.

               5.3.2 Third-Party Consents. The parties acknowledge that certain information may not be disclosed without the prior written consent of persons not Affiliated with any party. If such information is requested, then Company shall use reasonable efforts to obtain such prior consent and shall not be required to disclose such information unless and until such prior consent has been obtained.

               5.3.3 Confidentiality. Except as provided below, Acquiror, MergerSub and Company each agree:

                         5.3.3.1 All information furnished to the other party pursuant to this Agreement shall be treated as strictly confidential and shall not be disclosed to any other person, except for its employees, attorneys, accountants, regulators, and financial advisers who are reasonably believed to have a need for such information in connection with the Merger.

                         5.3.3.2 No party shall make any use, other than related to the Merger, of any information it may come to know as a direct result of a disclosure by the other party, its subsidiaries, directors, officers, employees, attorneys, accountants, or advisers or that may come into its possession from any other confidential source during the course of its investigation.

                         5.3.3.3 The provisions of this Section shall not preclude the parties, or their respective subsidiaries, from using or disclosing information that is readily ascertainable from public information or trade sources, known by it before the commencement of discussions between the parties or subsequently developed by it or its subsidiaries independent of any in-vestigation under this Agreement, received from any other person who is not Affiliated with a party and who is not under any obligation to keep such information confidential, or reasonably required to be included in any filing or application required by any governmental or regulatory agency.

                         5.3.3.4 The parties shall each take responsible steps to assure that any person who receives nonpublic information concerning the Merger or the other party will treat the information confidentially as provided in this Section and not directly or indirectly buy or sell, or advise or encourage other persons to buy or sell, Company's stock until such information is properly disclosed to the public by Company or with Company's prior written consent.

                         5.3.3.5 In the event of termination of this Agreement, each party agrees to promptly return to the other party or to destroy all written materials furnished to it by the other party and the other party's subsidiaries, and all copies, notes, and summaries of such written materials. The parties agree to preserve intact all such materials that are returned to them and to make such materials reasonably available upon reasonable request or subpoena for a period of not less than six years from the termination of this Agreement.

     5.4 Company's Conduct of Business Pending the Effective Time. Company agrees that, until the Effective Time, except as consented to in writing by Acquiror (which consent will not be unreasonably withheld) or as otherwise provided in this Agreement, Company shall, and it shall cause Company's Subsidiaries to:

               5.4.1 Ordinary Course. Conduct its business, manage its property and invest its assets only in the usual, regular, and ordinary course and not otherwise, in substantially the same manner as prior to the date of this Agreement, and not make any substantial change to its expenditures or methods of management, operation, or practices in respect of such business, property or investments.

               5.4.2 No Inconsistent Actions. Take no action that would be inconsistent with or contrary to the representations, warranties, and covenants made by Company in this

     Agreement, and take no action that would cause Company's representations and warranties to become untrue in any material respect except as and to the extent required by applicable laws and regulations or regulatory agencies having jurisdiction or this Agreement.

               5.4.3 Compliance. Comply in all material respects with all laws, regulations, agreements, court orders, administrative orders, and formally adopted internal policies and procedures applicable to the conduct of its business, except to the extent that the application of any law, regulation, or order is being contested in good faith and Acquiror has been notified of such contest.

               5.4.4 No Amendments. Make no change in its articles of incorporation, charter (in the case of Bank) or bylaws except as contemplated by this Agreement.

               5.4.5 Books and Records. Maintain its books, accounts, and records in the usual and regular manner, and in material compliance with all applicable laws, rules, regulations, governmental policy issuances, accounting standards, and formally adopted internal policies and procedures.

               5.4.6 No Change in Stock.   Except as contemplated by this
     Agreement: (a) make no change in the number of shares of its capital stock issued and outstanding other than Permitted Issuances; (b) grant no warrant, option, or commitment relating to its capital stock; (c) enter into no agreement relating to its capital stock; and (d) issue no securities convertible into its capital stock.

               5.4.7 Maintenance. Use all reasonable efforts to maintain its property and assets in their present state of repair, order, and condition, reasonable wear and tear and damage by fire or other casualty covered by insurance excepted.

               5.4.8 Preservation of Goodwill. Use all reasonable efforts to preserve its business organization intact, to keep available the services of its present officers and employees, and to preserve the goodwill of its customers and others having business relations with it.

               5.4.9 Insurance Policies. Use all reasonable efforts to maintain and keep in full force and effect insurance coverage, so long as such insurance is reasonably available, on its assets, properties, premises, operations, and personnel in such amounts, against such risks and losses, and with such self-insurance requirements as are presently in force.

               5.4.10 Charge-Offs. Charge off loans and continue to make provisions for loan and lease losses, in each case in a manner in conformity with the prior practices of Company and Company's
     Subsidiaries and applicable industry, regulatory, and generally accepted accounting standards.

               5.4.11 Policies and Procedures. Make no material change in any policies and procedures applicable to the conduct of its business, including without limitation any loan and underwriting policies, loan loss and charge-off policies, investment policies, and employment policies, except as and to the extent required by law or regulatory agencies having jurisdiction.

               5.4.12 New Directors or Executive Officers. Except to reelect persons who are then incumbent officers with the title of Vice President and above and directors at annual meetings, not (a) increase the number of directors, (b) elect or appoint any person to an office with the title of Vice President and above, or (c) hire any person to perform the services of an officer with the title of Vice President and above.

               5.4.13    Compensation and Fringe Benefits.   Take no action to
     increase, or agree to increase, the salary, severance, or other compensation payable to, or fringe benefits of, or pay or agree to pay any bonus to, any officer or director, or any other class or group of employees as a class or group without Acquiror's prior written consent, except that Company may pay or agree to pay for periods ending on or before the date of the Effective Time, previously planned or scheduled salary increases or bonuses, consistent with past practices, that have been disclosed in Schedule 5.4.13 of the Company Disclosure Statement (excluding any update thereof).

               5.4.14 Benefit Plans. Take no action to introduce, change, or agree to introduce or change, any Employee Benefit Plan, fringe benefit program, or other plan or program of any kind for the benefit of its employees unless required by law or permitted by this Agreement; make no contribution to any employee pension benefit plan other than employer contributions to the ESOP and the Company 401(k) Plan that are consistent in timing and amounts with the contributions made for 2000 and 1999.

               5.4.15 New Employment Agreements. Take no action to enter into any employment agreement that is not terminable by Company or Company's Subsidiaries, as the case may be, without cost or penalty upon 60 days' or less notice.

               5.4.16 Borrowing. Take no action to borrow money except in the ordinary course of business.

               5.4.17 Mortgaging Assets. Take no action to sell, mortgage, pledge, encumber, or otherwise dispose of, or agree to sell, mortgage, pledge, encumber, or otherwise dispose of, any of its property or assets, except dealing with financial assets in the ordinary course of business, and except for property or assets, or any group of related properties or assets, that have a fair market value of less than $25,000.

               5.4.18 Notice of Actions. Notify Acquiror of the threat or commencement of any action, suit, proceeding, claim, arbitration, or investigation against, relating to, or affecting: (a) Company or Company's Subsidiaries; (b) their respective directors, officers, or employees in their capacities as such; (c) Company's or Company's Subsidiaries' assets, liabilities, businesses, or operations; or (d) the Merger or this Agreement.

               5.4.19 Cooperation. Take such reasonable actions as may be necessary to consummate the Merger and the Bank Consolidation.

               5.4.20 Charitable Contributions. Neither make nor renew any charitable contributions, gifts, commitments, or pledges of cash or other assets except for contributions that in the aggregate will have a fair market value of not greater than $25,000.

               5.4.21 Large Expenditures. Take no action to pay, agree to pay, or incur any liability, excepting such liabilities that have been accrued on its books as of the date of this Agreement, for the purchase or lease of any item of real property, fixtures, equipment, or other capital assets in excess of $25,000 individually or $100,000 in the aggregate with respect to Company or Company's Subsidiaries, except pursuant to prior commitments or plans made by Company or Company's Subsidiaries that are disclosed in the Company's Disclosure Statement.

               5.4.22 New Service Arrangements. Take no action to enter into, or commit to enter into, any agreement for trust, consulting, professional, or other services to Company or Company's Subsidiaries that is not terminable by Company or Company's Subsidiaries without penalty upon 60 days' or less notice, except for contracts for services under which the aggregate required payments do not exceed $25,000, and except for legal, accounting, and other ordinary expenses (not including expenses of financial advisors) related to this Agreement.

               5.4.23 Capital Improvements. Take no action to open, enlarge, or materially remodel any bank or other facility, and not lease, renew any lease, purchase, or otherwise acquire use of any real property for a branch bank, or apply for regulatory approval of any new branch bank, excepting pursuant to prior commitments or plans made by Company or Company's Subsidiaries that are disclosed in the Company Disclosure Statement.

               5.4.24 Strategic Alliances. Take no action to enter into, or commit to enter into, any joint venture, strategic alliance, or material relationship with any person to jointly develop, market, or offer any product or service; or disclose any customer names, addresses, telephone numbers, lists, or any other nonpublic information concerning customers or other consumers to any person not employed by Company or Company's Subsidiaries in connection with their employment.

               5.4.25 Dividend Restrictions. Declare, set aside, or pay any dividend or make any distribution in respect of its capital stock in excess of $.06 per share per quarter, in cash, from Company to its shareholders. Company's Subsidiaries may pay dividends to Company in amounts sufficient to enable Company to pay its ordinary operating expenses and its accrued liabilities, including (but not limited to) litigation expenses and accounting, legal, printing, investment banking, environmental testing and regulatory application fees, expenses and costs relating to the transactions contemplated by this Agreement.

               5.4.26 Derivatives. Commit to purchase, purchase or otherwise acquire any high risk derivative or synthetic mortgage product or enter into any interest rate swap transaction, other than the purchase and sale of collateralized mortgage obligations in the ordinary course of business and consistent with past practices.

               5.4.27 Insider Loans. Make any loan or make any loan commitment, renewal, or extension to any director, officer or principal shareholder of Company or Company's Subsidiaries, or any Affiliate of any such person, which would, when aggregated with all outstanding loans, commitments, renewals, or extensions made by Company's Subsidiaries to the person and the person's Immediate Family and Affiliates, exceed $100,000; provided, however, that this restriction shall not apply to any renewals or advances on existing lines of credit or the renegotiation or restructuring of any problem or delinquent loan or to the making of any residential mortgage loan.

               5.4.28 No Discharges. Discharge or satisfy any mortgage, lien, charge, or encumbrance other than as a result of the payment of liabilities in accordance with their terms, or except in the ordinary course of business, if the cost to Company or Company's Subsidiaries to discharge or satisfy any mortgage, lien, charge, or encumbrance is in excess of $50,000, unless the discharge or satisfaction is covered by general or specific reserves.

               5.4.29 Satisfaction of Liabilities. Pay any obligation or liability, absolute or contingent, in excess of $50,000 except liabilities shown on the Company Financial Statements or except in the usual and ordinary course of business or in connection with the transactions contemplated by this Agreement.

               5.4.30 Claims and Settlements. Institute, settle, or agree to settle any claim, action, or proceeding involving an expenditure in excess of $25,000 before any court or governmental body.

               5.4.31 Insider Contracts. Enter into or amend any contract, agreement, or other transaction with any Company-Related Person except as contemplated or permitted by this Agreement.

     5.5  Regulatory Matters.

               5.5.1 Proxy Statement. Acquiror and Company will cooperate in the preparation and filing by Company as soon as practicable of the Proxy Statement with the SEC under the 1934 Act to be used by Company for the solicitation of proxies to approve this Agreement and the Merger and will use their best efforts to obtain permission from the SEC to mail the Proxy Statement to Company's shareholders as soon as possible following the execution of this Agreement.

               5.5.2 Regulatory Filings. Acquiror and Company will cooperate with each other and use all reasonable efforts to prepare as expeditiously as possible all necessary documentation, to effect all necessary filings, and to obtain at the earliest practicable date all necessary permits, consents, approvals, and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement. Acquiror and Company shall each have the right to review and approve in advance all characterizations of the information relating to Acquiror or Company, as the case may be, and any of their respective subsidiaries, which appear in any filing made in connection with the transactions contemplated by this Agreement with any governmental body. This Section shall not, however, obligate Acquiror or Acquiror's Bank to divest all or any part of its current business operations.

               5.5.3 Necessary Information. Acquiror and Company will furnish each other with all information concerning themselves, their subsidiaries, directors, officers, and shareholders and other matters as may be necessary or advisable in connection with the Proxy Statement, or any other statement or application made by or on behalf of Acquiror or Company to any governmental body in connection with the Merger and the other transactions contemplated by this Agreement.

               5.5.4 Communications. Each party shall promptly furnish the other parties with copies of written communications received from, or delivered to, any governmental body in respect of any of the transactions contemplated by this Agreement.

     5.6 Shareholder Approval. Company will take all steps necessary to duly call, give notice of, convene, and hold the Shareholders' Meeting as soon as practicable after the date of this Agreement.

               5.6.1 Board Recommendation. Except while Company has received in writing a Superior Proposal (as defined below) that is still pending, at the Shareholders' Meeting, in the Proxy Statement, and in all proxy materials used in connection with the meeting, the board of directors of Company shall recommend approval of this Agreement and approval of the Merger by the shareholders.

               5.6.2 Solicitation of Proxies. Except while a Fiduciary Event has occurred and continues:

                         5.6.2.1 Company shall use its best efforts to solicit from its shareholders proxies to vote on the proposal to approve this Agreement and to secure a quorum at the Shareholders'
          Meeting.

                         5.6.2.2 Except while Company has received in writing a Superior Proposal that is still pending, Company shall use its best efforts to secure the vote of shareholders required by the MBCA and Company's articles of incorporation and bylaws to approve this Agreement.

               5.6.3 Fiduciary Event. A "Fiduciary Event" shall have occurred when the board of directors of Company has (a) received in writing a Superior Proposal (defined below) that is then pending, (b) determined in good faith (based on the advice of legal counsel) that its fiduciary duties to Company's shareholders under applicable law would require the board of directors to withdraw, modify, or change its recommendation, and (c) determined to accept and recommend the Superior Proposal to the shareholders of Company.

               5.6.4 Superior Proposal. A "Superior Proposal" means any bona fide unsolicited Proposal (as defined in Section 5.7.2 (Communication of Other Proposals)) made by a third party on terms that the board of directors of Company determines in its good faith judgment, based upon the written advice of Raymond James or another financial advisor of nationally recognized reputation, to be materially more favorable to Company's shareholders than this Agreement from a financial point of view.

               5.6.5 Notice.   Company shall notify Acquiror at least five
     business days prior to taking any action with respect to such Superior Proposal or taking any action with respect to the withdrawal, modification, or change of its recommendation to its shareholders for approval of this Agreement.

     5.7 Exclusive Commitment. Except as provided below, neither Company, nor any of Company's Subsidiaries, nor any of Company's or Company's Subsidiaries' respective officers, directors, investment bankers, attorneys, representatives, agents, and Affiliates (collectively "Company's Representatives"), shall take any action inconsistent with the intent to consummate the Merger upon the terms and conditions of this Agreement. Without limiting the foregoing:

               5.7.1 No Solicitation. Neither Company, nor Company's Subsidiaries, nor any of Company's Representatives shall, directly or indirectly, (a) invite, initiate, solicit or encourage an Acquisition Transaction, or (b) participate in any discussions or negotiations regarding an Acquisition Transaction unless a Fiduciary Event has occurred and continues or such discussions or negotiations are reasonably likely to lead to a Superior Proposal.

               5.7.2 Communication of Other Proposals. Company shall cause written notice to be delivered to Acquiror promptly upon receipt of any solicitation, offer, proposal, or expression of interest (a "Proposal") concerning an Acquisition Transaction. Such notice shall contain the material terms and conditions of the Proposal to which such notice relates. Within ten business days after Company's receipt of a Proposal, Company shall give notice to Acquiror whether or not a Fiduciary Event has occurred or a Superior Proposal is reasonably likely to result and, if it has not occurred or is not likely to result, Company's notice shall include a copy of Company's unequivocal rejection of the Proposal in the form actually delivered to the person from whom the Proposal was received. Thereafter, Company shall promptly notify Acquiror of any material changes in the terms, conditions, and status of any Proposal.

               5.7.3 Furnishing Information. Unless a Fiduciary Event has occurred and continues or a Superior Proposal is reasonably likely to result, neither Company, nor Company's Subsidiaries, nor any of Company's Representatives shall furnish any nonpublic information concerning Company or Company's Subsidiaries to any person who is not Affiliated or under contract with Company or Acquiror, except as required by applicable law or regulations. Prior to furnishing such information to any person who is not Affiliated or under contract with Company or Acquiror, Company shall receive from such person an executed confidentiality agreement with terms no less favorable to Company than those contained in its confidentiality agreement with Acquiror and Company shall then provide only such information as has been furnished previously to Acquiror.

               5.7.4 Corporate Liability for Individual's Breach. For the purposes of this Section, any breach of this Section by an executive officer, director, attorney or financial advisor of Company in his or her individual capacity shall be deemed to be a breach by Company.

     5.8  Treatment of ESOP.

               5.8.1 ESOP Amendments. Prior to the Effective Time, the ESOP may be amended to provide for changes required by the GUST amendments or in response to comments from the IRS in connection with the request for a favorable determination letter for termination. Company shall make no other amendments to the ESOP without the prior written consent of Acquiror and shall only make additional contributions to the ESOP at levels consistent with prior practice and applied to the ESOP indebtedness (the "ESOP Debt").

               5.8.2 Wind-up of the ESOP. Any cash received by the ESOP trustee in the course of the Merger with respect to unallocated shares of Company Common Stock shall be applied by the trustee first to the repayment of the ESOP Debt. The balance of the cash, if any, received by the ESOP trustee in the course of the Merger with respect to unallocated shares of Company Common Stock shall be allocated to the accounts of all participants in the ESOP who have accounts remaining under the ESOP (whether or not the participants are then actively employed) and beneficiaries in proportion to the account balances of the participants and beneficiaries as they existed as of July 1, 2001 (and, if required, to the accounts of former participants or their beneficiaries) as investment earnings of the ESOP, with the July 1, 2001 account balances to reflect the required allocations to participants for the plan year ending June 30, 2001. Prior to the allocation contemplated by the preceding sentence, the administrative and other authority previously exercised with respect to the ESOP by the board of directors of Company or Company's Subsidiaries shall be exercised solely by a committee appointed by the board of directors of Company and in place under the terms of the ESOP at the Effective Time (the "Com-mittee"), which authority shall include the authority to appoint and remove trustees of the ESOP. If the ESOP is required to be maintained for a transition period after the Effective Time in order to fully allocate to participants the cash received in the Merger with respect to unallocated shares of Company Common Stock, Acquiror agrees to cause the ESOP to be so continued for a period of up to 18 months after the Effective Time for the benefit of its participants to the extent permitted by ERISA, the Code, and other applicable laws and regulations;
     provided, in such event the ESOP shall be amended, effective as of the Effective Time, to provide that there shall be no new participants in the plan on or after the Effective Time. Upon the making of all allocations in this Agreement, the ESOP shall be terminated and the account balances will be distributed to participants or their beneficiaries, with the right of tax-free rollover, to the extent permitted by law, to an individual retirement account or another tax-qualified plan of Acquiror, at the election of the distributee. As a condition to any distributions, Acquiror may secure a favorable determination letter for termination from the IRS relating to that termination and distribution. If a determination letter is secured, all distributions will be made in strict compliance therewith. Not-withstanding the foregoing: (a) Company shall be entitled to file with the IRS an application, at any time prior to the Effective Time, for an advance determination letter relating to termination of the ESOP and/or the methodology for allocating proceeds; and (b) if at the expiration of the full transition period for continued maintenance of the ESOP there remain unallocated proceeds, then Acquiror may take any action it deems appropriate with respect to the ESOP, including (without limitation) terminating the ESOP and making distributions therefrom.

     5.9  Indemnification and Insurance.

               5.9.1 Indemnification. Acquiror shall honor any and all rights to indemnification and advancement of expenses now existing in favor of the directors and officers of Company and Company's Subsidiaries under their articles of incorporation, charter, or bylaws included in the Company Disclosure Statement which, as enforceable contractual rights, shall survive the Merger and shall, as contractual rights, continue with respect to acts or omissions occurring before the Effective Time with the same force and effect as prior to the Effective Time.

               5.9.2 Insurance. Acquiror shall use all commercially reasonable efforts to cause the persons serving as officers and directors of Company and Company's Subsidiaries immediately prior to the Effective
     Time to be covered for a period of at least six years from the Effective Time by the directors' and officers' liability insurance policy main-tained by Company and Company's Subsidiaries with respect to acts or omissions occurring prior to the Effective Time that were committed by such officers and directors in their capacities as such. Acquiror may substitute, for Company's current coverage, (a) coverage under policies maintained by Acquiror that offer comparable or better coverage and amounts, and that contain terms and conditions that, considered in the aggregate, are not materially less advantageous than Company's current policy, and (b) an undertaking by Acquiror to maintain such coverage for the remaining period of the six year period provided for by this Section. In no event shall Acquiror be required to spend, directly or indirectly through Company or Company's Subsidiaries, more than $150,000 in the aggregate (the "Insurance Amount") to either maintain or procure insurance coverage pursuant to this Agreement. Coverage under Acquiror's policy shall not be considered "materially less advantageous" than Company's policy because of a higher deductible amount if Acquiror undertakes in writing to pay any difference in deductible amounts. If Acquiror does not advise Company in writing prior to the date of the Closing that it has procured such coverage and that it undertakes to procure and maintain coverage that offers comparable or better coverage and amounts, and that contains terms and conditions that, considered in the aggregate, are not materially less advantageous than Company's current policy for the remaining period of the six year period provided for by this Section without regard to the Insurance Amount, Company shall be permitted (after giving Acquiror three business days' prior written notice and an additional two business day period to purchase such coverage), in lieu of receiving the foregoing insurance coverage, to procure tail coverage for past acts and omissions for a single premium amount not in excess of the Insurance Amount.

     5.10 Technology-Related Contracts. Until the Effective Time, Company shall advise Acquiror of all anticipated renewals or extensions of existing Technology-Related Contracts involving either Company or Company's Subsidiaries. Copies of Company's and Company's Subsidiaries' material Technology-Related Contracts are contained in the Company Disclosure Statement. Notwithstanding any other provision of this Section, Company and Company's Subsidiaries shall not be obligated to take any irrevocable action, or irrevocably forego taking any action, with respect to these Technology-Related Contracts that would cause any such agreement to terminate, expire, or be materially modified prior to the Effective Time.

               5.10.1 Contract Notices. Company or Company's Subsidiaries shall send to each vendor, as and when permitted after the date of this Agreement, such notices of nonrenewal as may be necessary or appropriate under the terms of these Technology-Related Contracts to prevent them from automatically renewing for a term extending beyond the Effective Time. Such notices may be conditioned upon the consummation of the Merger.

               5.10.2 Extensions and Renewals. Company or Company's Subsidiaries shall cooperate with Acquiror in negotiating with each vendor the length of any new, extension, or renewal term of the Technology-Related Contracts in those cases where such extension or term extends beyond the Effective Time.

               5.10.3 New Agreements. Neither Company nor Company's Subsidiaries shall enter into any new Technology-Related Contract, except with Acquiror's consent (which consent shall not be unreasonably withheld or delayed if such agreement is necessary for Company or Company's Subsidiaries to conduct business in the ordinary course through the Effective Time).

     5.11 Environmental Investigation. Acquiror, at its sole discretion, may obtain, as soon as reasonably practicable, but not later than 30 days after the date of this Agreement (or within 30 days after the acquisition or lease of any real property acquired or leased after the date of this Agreement), a report of a phase one environmental investigation on any or all of the Company's Real Property and Company's Leased Property and, at Acquiror's option: (a) to the extent permitted by the current owners or operators thereof, any other real estate formerly owned by Company or Company's Subsidiaries; and (b) any other real estate acquired by Company's Subsidiaries in satisfaction of a debt previously contracted (but excluding space in office or retail and similar establishments leased by Company or its Subsidiaries for automatic teller machines). If prudent, in Acquiror's reasonable discretion and based on the results of the phase one investigation, Acquiror may obtain, within 40 days of notifying Company of Acquiror's intention to do so, a report of a phase two investigation on any or all such properties. Acquiror shall have 5 business days following its receipt of the phase one report to notify Company of Acquiror's intention to obtain a phase two investigation report. Acquiror shall have 5 business days from the receipt of any such phase two investigation report to notify Company of any dissatisfaction with the contents of such report. Should the sum of the cost of taking all remedial or other corrective actions and measures (i) required by applicable law, including applicable cleanup standards, or reasonably likely to be required by applicable law, and (ii) not required or likely required by applicable law, but recommended or suggested by such report or reports or prudent in light of serious life, environmental, health or safety concerns exceed the sum of $300,000 as reasonably estimated by an environmental expert retained for such purpose by Acquiror and reasonably acceptable to Company, or if the cost of such actions and measures cannot be so reasonably estimated by such expert to be such amount or less with any reasonable degree of certainty, then Acquiror shall have the right pursuant to
Section 8.3.2 hereof, for a period of 20 business days following receipt of such estimate or indication that the cost of such actions and measures cannot be so reasonably estimated, to terminate this Agreement, which shall be Acquiror's sole remedy in such event. The costs of the phase one and phase two investigations, if any, shall be borne by Acquiror.

     5.12 Affiliates. Company shall use its best efforts to cause each director, executive officer and other person who is an Affiliate of Company as of the date of this Agreement and any time thereafter to deliver to Acquiror, as soon as practicable after the date of this Agreement, and prior to the date of the Shareholders' Meeting, a written agreement, in the form of Exhibit A (the "Affiliate Agreements"). Company shall provide a list of such affiliates within seven days of the date of this Agreement and shall update such list when and as changes occur.

     5.13 Miscellaneous Agreements and Consents. Subject to the terms and conditions of this Agreement, each of the parties shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger. The parties will use all reasonable efforts to obtain consents of all third parties and governmental bodies necessary or desirable for the consummation of the Merger.

     5.14 Public Announcements. Acquiror, MergerSub and Company shall cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement, except as may be otherwise required by law. Neither Acquiror, MergerSub nor Company shall issue any news releases with respect to this Agreement or the Merger unless such news releases have been mutually agreed upon by the parties, except as required by law.

     5.15 Exemption from Liability Under Section 16(b).  Assuming that
Company delivers to Acquiror the Section 16 Information (as defined below) in a timely fashion, the board of directors of Acquiror, or a committee of "Non-Employee Directors" thereof (as such term is defined for purposes of Rule 16b-3(d) under the 1934 Act), shall adopt a resolution providing that the receipt by Company Insiders (as defined below) of cash in exchange for shares of Company Common Stock and Stock Options, in each case pursuant to the transactions contemplated hereby and to the extent such securities are listed in the Section 16 Information, are intended to be exempt from liability pursuant to Section 16(b) under the 1934 Act. "Section 16 Information" shall mean information accurate in all respects regarding Company Insiders, the number of shares of Company Common Stock held by each such Company Insider and expected to be exchanged for cash in the Merger, and the number and description of the Stock Options and MRP Shares held by each such Company Insider. The "Company Insiders" shall mean those officers and directors of Company who are subject to the reporting requirements of Section 16(a) of the 1934 Act and who are listed in the Section 16 Information.

     5.16 Update of Titles, Rights, Etc. Before the Effective Time, each of Company and Company's Subsidiaries shall prepare and file any and all documentation necessary to reflect the current name of the Company or the Company's Subsidiary, as applicable, on all rights, titles, interests and registrations for all real and personal property and securities that may be held in the name of a predecessor entity.


        ARTICLE VI - CONDITIONS PRECEDENT TO ACQUIROR'S OBLIGATIONS

     All obligations of Acquiror and MergerSub under this Agreement are subject to the fulfillment (or waiver in writing by a duly authorized officer of Acquiror to the extent permitted by law), prior to or at the Closing, of each of the following conditions:

     6.1  Renewal of Representations and Warranties, Etc.

               6.1.1 Representations and Warranties. The representations and warranties of Company contained in this Agreement shall be true, correct and complete when made and as of the Closing as if made at and as of such time (without regard to any update of the Company Disclosure Statement), except (a) as expressly contemplated or permitted by this Agreement; (b) for representations and warranties relating to a time or times other than the Closing that were or will be true, correct and complete at such other time or times; and (c) where the failure or failures of such representations and warranties to be so true, correct, and complete, individually or in the aggregate, without giving effect to any materiality qualifications or references to materiality therein, does not result or would not result in a Material Adverse Effect on Company.

               6.1.2 Compliance with Agreements. Company shall have performed and complied in all material respects with all agreements, conditions, and covenants required by this Agreement to be performed or complied with by Company prior to or at the Closing.

               6.1.3 Certificates. Compliance with Sections 6.1.1 (Representations and Warranties) and 6.1.2 (Compliance with Agreements) shall be evidenced by one or more certificates signed by appropriate officers of Company, dated as of the date of the Closing, certifying the foregoing in such detail as Acquiror may reasonably request.

     6.2 Opinion of Legal Counsel. Company shall have delivered to Acquiror an opinion of Elias, Matz, Tiernan & Herrick L.L.P., counsel for Company, dated as of the date of the Closing and substantially in the form contained in Exhibit B, with only such changes as may be reasonably satisfactory to counsel for Acquiror.

     6.3 Required Regulatory Approvals. Acquiror shall have received all such approvals, consents, authorizations, and licenses of all regulatory and other governmental and self-regulatory authorities having jurisdiction as may be required to permit the performance by Company, Acquiror, and MergerSub of their respective obligations under this Agreement and the consummation of the Merger, without the regulating authority's imposition of non-standard conditions on approval that, in the reasonable and good faith opinion of the board of directors of Acquiror, are unduly burdensome or would materially reduce the value of the Merger to Acquiror, and all statutory or regulatory waiting periods shall have expired without notice of any regulatory objection to the consummation of the Merger or the Bank Consolidation.

     6.4 Shareholder Approval. The shareholders of Company shall have approved this Agreement and the Merger by the requisite vote.

     6.5 Order, Decree, Etc. Neither Acquiror, MergerSub, nor Company shall be subject to any order, decree, or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the Merger.

     6.6 Proceedings. Except as set forth in the Company Disclosure Statement (but excluding anything contained in the update to the Company Disclosure Statement that was not set forth in the Company Disclosure Statement), there shall not be any action, suit, proceeding, claim, arbitration, or investigation pending or threatened against or relating to Company, Company's Subsidiaries, or its or their respective directors and officers (in their capacity as such), properties, or businesses with respect to which there is a reasonable possibility that it will result in any liability that is reasonably likely to have a Material Adverse Effect on Company.

     6.7 Certificate as to Outstanding Shares. Acquiror shall have received one or more certificates dated as of the Closing date and signed by the secretary of Company on behalf of Company, and by the transfer agent for Company Common Stock, certifying (a) the total number of shares of capital stock of Company issued and outstanding as of the close of business on the day immediately preceding the Closing; and (b) with respect to the secretary's certification, the number of shares of Company Common Stock, if any, that are issuable on or after that date, all in such form as Acquiror may reasonably request.

     6.8 Change of Control Waivers. Acquiror shall have received evidence of any required (a) consents of third parties to the Merger or the assignment of the agreement, (b) waivers by third parties of any material rights, and
(c) the waiver by third parties of Company's loss of any material rights any of which may be triggered by the change of control of Company upon consummation of the Merger under (i) any agreement, contract, mortgage, deed of trust, lease, commitment, indenture, note, or other instrument, under which the failure to obtain such consent or waiver is reasonably likely to have a Material Adverse Effect on Company; and (ii) each contract identified in Exhibit C (collectively, the "Designated Contracts"); all in form and substance reasonably satisfactory to Acquiror.

     6.9 ESOP Loan Agreement. Company shall have obtained and delivered to Acquiror such consents, amendments, or supplemental agreements, all in form and substance reasonably satisfactory to Acquiror, necessary or advisable to confirm that neither the execution of this Agreement nor consummation of the Merger will result in any default, penalty, or acceleration (except as provided in Section 5.8.2) of indebtedness under the ESOP loan agreement or any related pledge agreement, security agreement, note, or other agreement.

     6.10 Director Resignations. Each director of Company shall have resigned from his or her position as such, effective as of the consummation of the Closing.

     6.11 Other Closing Transaction Documents. Company shall have delivered to Acquiror at the Closing such other certificates, instruments, and documents as may be reasonably requested by Acquiror prior to the Closing.

     6.12 Adjusted Shareholders' Equity; Adjusted Operating Income. Company shall have maintained Adjusted Shareholders' Equity in excess of $24,000,000 and positive Adjusted Operating Income as provided in Section 2.4 (Decrease in Company's Shareholders' Equity/Minimum Operating Income).


        ARTICLE VII - CONDITIONS PRECEDENT TO COMPANY'S OBLIGATIONS

     All obligations of Company under this Agreement are subject to the fulfillment (or waiver in writing by a duly authorized officer of Company to the extent permitted by law), prior to or at the Closing, of each of the following conditions:

     7.1  Renewal of Representations and Warranties, Etc.

               7.1.1 Representations and Warranties. The representations and warranties of Acquiror and MergerSub contained in this Agreement shall be true, correct, and complete when made and as of the Closing as if made at and as of such time (without regard to any update of the Acquiror Disclosure Statement), except (a) as expressly contemplated or permitted by this Agreement; (b) for representations and warranties relating to a time or times other than the Effective Time that were or will be true, correct, and complete at such other time or times; and (c) where the failure or failures of such representations and warranties to be so true, correct, and complete, individually or in the aggregate, without giving effect to any materiality qualifications or references to materiality therein, would not impair the ability of Acquiror and MergerSub to perform their obligations under this Agreement.

               7.1.2 Compliance with Agreements. Acquiror and MergerSub shall have performed and complied with all agreements, conditions, and covenants required by this Agreement to be performed or complied with by Acquiror and MergerSub prior to or at the Closing in all material respects.

               7.1.3 Certificates. Compliance with Sections 7.1.1 (Representations and Warranties) and 7.1.2 (Compliance with Agreements) shall be evidenced by one or more certificates signed by appropriate officers of Acquiror and MergerSub, dated as of the date of the Closing, certifying the foregoing in such detail as Company may reasonably request.

     7.2 Opinion of Legal Counsel. Acquiror shall have delivered to Company an opinion of Warner Norcross & Judd LLP, counsel for Acquiror, dated as of the date of the Closing and substantially in the form contained in Exhibit D, with only such changes as may be reasonably satisfactory to counsel for Company.

     7.3 Required Regulatory Approvals. Company, Acquiror, and MergerSub shall have received all such approvals, consents, authorizations, and licenses of all regulatory and other governmental and self-regulatory authorities having jurisdiction as may be required to permit the performance by Company, Acquiror and MergerSub of their respective obligations under this Agreement and the consummation of the Merger and all statutory and regulatory waiting periods shall have expired without notice of any regulatory objection to the consummation of the Merger or the Bank Consolidation.

     7.4 Shareholder Approval. Company shall have received the requisite approval of the shareholders of Company of this Agreement and the Merger.

     7.5 Order, Decree, Etc. Neither Acquiror, MergerSub, nor Company shall be subject to any order, decree, or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the Merger.

     7.6 Other Closing Transaction Documents. Acquiror and MergerSub shall have delivered to Company at the Closing such other certificates, instruments and documents as may be reasonably requested by Company prior to the Closing.

     7.7 Fairness Opinion. Company shall have received an opinion from Raymond James dated as of the date of this Agreement and renewed as of a date approximately the date of the Proxy Statement, to the effect that the terms of the Merger are fair to Company's shareholders from a financial point of view as of that date and such opinion shall not have been subsequently withdrawn; provided, that Company shall have used all reasonable efforts to obtain such a fairness opinion.

            ARTICLE VIII - ABANDONMENT AND TERMINATION OF MERGER

     This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time (notwithstanding that approval of this Agreement by the shareholders of Company may have previously been obtained) as follows:

     8.1 Mutual Abandonment. By mutual consent of the boards of directors, or duly authorized committees thereof, of Acquiror and Company.

     8.2 Upset Date. By either Acquiror or Company, if the Merger shall not have been consummated on or before October 31, 2001 and such failure to consummate the Merger is not caused by a breach of this Agreement by the terminating party.

     8.3 Acquiror's Rights to Terminate. By Acquiror under any of the following circumstances:

               8.3.1 Failure to Satisfy Closing Conditions. If (a) any of the conditions specified in Article VI have not been satisfied or waived by Acquiror or (b) if any of the conditions specified in Article VII have not been satisfied or waived by Company at such time as such condition can no longer be satisfied notwithstanding Acquiror's best efforts to comply with those covenants given by Acquiror in this Agreement.

               8.3.2 Environmental Risks. If Acquiror has given Company notice of termination based on an unacceptable environmental risk, as provided in Section 5.11 (Environmental Investigation).

               8.3.3 Non-Approval of Company's Shareholders. This Agreement is not approved by the requisite vote of Company's shareholders at the Shareholders' Meeting.

               8.3.4 Occurrence of a Fiduciary Event. At any time after there has occurred a Fiduciary Event.

               8.3.5 Material Adverse Event. If there shall have occurred one or more events that shall have caused or are reasonably likely to cause a Material Adverse Effect on Company.

               8.3.6 Community Reinvestment Act Rating. If, prior to the Closing, Bank is examined for compliance with the Community Reinvestment Act and receives a rating lower than "Low Satisfactory" or, if the report of examination is still pending on the date of the Closing, Acquiror is unable to satisfy itself that Bank is reasonably likely to receive a rating of Low Satisfactory or better.

     8.4 Company's Rights to Terminate. By the board of directors, or a duly authorized committee thereof, of Company under any of the following circumstances:

               8.4.1 Failure to Satisfy Closing Conditions. If (a) any of the conditions specified in Article VII have not been satisfied or waived by Company or (b) if any of the conditions specified in Article VI have not been satisfied or waived by Acquiror at such time as such condition can no longer be satisfied notwithstanding Company's best efforts to comply with those covenants given by Company in this Agreement.

               8.4.2 Non-Approval of Company's Shareholders. This Agreement is not approved by the requisite vote of Company's shareholders at a Shareholders' Meeting at which in excess of 67% of the outstanding shares of Company Common Stock are represented in person or by proxy and Company's board of directors has advised Acquiror that it does not believe that such vote can be obtained through reasonable further efforts.

               8.4.3 Acceptance of Superior Proposal. If a Fiduciary Event has occurred, and simultaneously with such Fiduciary Event either (i)
     Company enters into an agreement or announces the intent to enter into an agreement with respect to an Acquisition Transaction, or (ii) if the Superior Proposal is for a tender offer, the board of directors of Company recommends that the shareholders of Company accept the tender offer.

     8.5  Effect of Termination.

               8.5.1 General. In the event of termination of this Agreement by either Company or Acquiror as provided in this Article, this Agreement shall forthwith have no effect, and none of Company, Acquiror, any of their respective subsidiaries, or any of their respective directors, officers, or employees shall have any liability of any nature whatsoever under this Agreement, or in connection with the transactions contemplated by this Agreement, except that (a) Sections 5.3.3 (Confidentiality), 5.14 (Public Announcements), 8.5 (Effect of Termination), 9.12 (Expenses), and 9.13 (Nonsurvival of
     Representations, Warranties, and Agreements), shall survive any termination of this Agreement, and (b) notwithstanding anything to the contrary contained in this Agreement, neither Company, Acquiror, nor MergerSub shall be relieved or released from any of its liabilities or damages arising out of a willful breach of a representation and warranty or a breach of any other provision of this Agreement.

               8.5.2 Termination Notice. In the event of the termination of this Agreement as provided in Sections 8.1 through 8.4, notice shall immediately be given to the other party or parties specifying the provision of this Agreement pursuant to which termination is made.

               8.5.3 Termination Fee. If and when at any time both an Initial Triggering Event (as defined below) and a Subsequent Triggering Event
     (as defined below) shall have occurred prior to the occurrence of a Fee Termination Event (as defined below), then Company shall pay to Acquiror (not later than two business days after the occurrence of the Subsequent Triggering Event) an amount equal to $750,000 in immediately available funds.

               8.5.4 Initial Triggering Event. An "Initial Triggering Event" shall mean any of the following events or transactions occurring on or after the date of this Agreement:

                         8.5.4.1 Company or any Company Subsidiary, without having received Acquiror's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction with any person other than Acquiror or any of its subsidiaries (an "Acquiror Subsidiary");

                         8.5.4.2 The board of directors of Company shall have recommended that the shareholders of Company approve or accept any Acquisition Transaction other than the Merger;

                         8.5.4.3 Any person other than Acquiror or any Acquiror Subsidiary shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Company Common Stock (for purposes of this Agreement, the term "beneficial ownership" has the meaning given that term in Section 13(d) of the 1934 Act and the rules and regulations thereunder);

                         8.5.4.4 The shareholders of Company shall have voted and failed to approve this Agreement and the Merger at a meeting that was held for that purpose or any adjournment or postponement thereof, or such meeting shall not have been held in violation of this Agreement or shall have been canceled prior to termination of this Agreement, if, prior to such meeting (or if such meeting shall have not been held or shall have been canceled, prior to such termination), it shall have been publicly announced or the shareholders of Company shall have been advised that any person (other than Acquiror or any Acquiror Subsidiary) shall have made, or shall have an intention to make, a proposal to engage in an Acquisition Transaction;

                         8.5.4.5 The board of directors of Company shall not have recommended, or shall have withdrawn or modified (or publicly announced its intention to withdraw or modify) in any manner adverse in any respect to Acquiror, its recommendation that the shareholders of Company approve the transactions contemplated by this Agreement at any meeting that was held for that purpose, in anticipation of engaging in an Acquisition Transaction (other than with Acquiror or any Acquiror Subsidiary), or following a proposal to Company to engage in an Acquisition Transaction, or Company or any Company Subsidiary shall have authorized, recommended or proposed (or publicly announced or advised its shareholders of its intention to authorize, recommend or propose) an agreement to engage in an Acquisition Transaction with any person other than Acquiror or any Acquiror Subsidiary;

                         8.5.4.6 Any person other than Acquiror or any Acquiror Subsidiary shall have filed with the SEC a registration statement or tender offer materials with respect to a potential exchange or tender offer that would constitute an Acquisition Transaction (or filed a preliminary proxy statement with the SEC with respect to a potential vote by its shareholders to approve the issuance of shares to be offered in such an exchange or tender offer);

                         8.5.4.7 Company shall have willfully breached any covenant or obligation contained in this Agreement in anticipation of engaging in an Acquisition Transaction (other than with Acquiror or any Acquiror Subsidiary), and following such breach Acquiror would be entitled to terminate this Agreement;

                         8.5.4.8 Any person other than Acquiror or any Acquiror Subsidiary shall have filed an application or notice with any federal or state governmental authority or regulatory or administrative agency or commission under the Federal Bank Holding Company Act, the FDIA, or other applicable state or federal banking or savings institution laws or regulations, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction; or

                         8.5.4.9 A Fiduciary Event shall have occurred under this Agreement.

               8.5.5 Subsequent Triggering Event. A "Subsequent Triggering Event" shall mean either of the following events or transactions occurring after the date of this Agreement:

                         8.5.5.1 The acquisition by any person (other than Acquiror or any Acquiror Subsidiary) of beneficial ownership of 25% or more of the then outstanding Company Common Stock; or

                         8.5.5.2 Occurrence of the Initial Triggering Event described in Section 8.5.4.1, except that the percentage referred to for purposes of defining "Acquisition Transaction" in Section 1.9.1(c) of the definition shall be 25%.

               8.5.6 Fee Termination Event. Each of the following shall be a "Fee Termination Event": (a) consummation of the Merger at the Effective Time of the Merger; (b) termination of this Agreement in accordance with the provisions thereof if such termination occurs before the occurrence of an Initial Triggering Event; and (c) the passage of 12 months after termination of this Agreement if such termination follows the occurrence of an Initial Triggering Event.

               8.5.7 Notices. Company shall notify Acquiror promptly in writing of the occurrence of any Initial Triggering Event or Subsequent
     Triggering Event. The giving of such notice by Company shall not be a condition to the right of Acquiror to payment of the termination fee.

                            ARTICLE IX - GENERAL

     Subject to the terms and conditions of this Agreement, Acquiror, MergerSub and Company further agree as follows:

     9.1 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given and effective immediately if delivered or sent and received by a fax transmission (if receipt by the intended recipient is confirmed by telephone and if hard copy is delivered by overnight delivery service the next day), a hand delivery, or a nationwide overnight delivery service (all fees prepaid) to the following addresses:

If to Acquiror or MergerSub:             With a copy to:

Chemical Financial Corporation           Warner Norcross & Judd LLP
Attention:  Aloysius J. Oliver           Attention:  Jeffrey A. Ott
333 E. Main Street                       111 Lyon Street, N.W., Suite 900
Midland, Michigan 48640                  Grand Rapids, Michigan 49503-2489


Facsimile:  989-839-5255                 Facsimile:  616-752-2500
Telephone: 989-839-5352                  Telephone: 616-752-2170


If to Company:                           With a copy to:

Bank West Financial Corporation          Elias, Matz, Tiernan & Herrick L.L.P.
Attention:  Ronald A. Van Houten         Attention:  Stephen M. Ege
2185 Three Mile Road, N.W.               734 15th Street, N.W.
Grand Rapids, Michigan 49544-1451        Washington, D.C. 20005

Facsimile:   616-785-3589                Facsimile:   202-347-2172
Telephone: 616-785-3494                  Telephone: 202-347-0300


Notices may be delivered or sent to such other place and with such other copies as either party may designate as to itself by written notice to the others.

     9.2 Waiver. Any of the terms or conditions of this Agreement may be waived in writing at any time by action taken by the board of directors of a party, a duly authorized committee thereof, or a duly authorized officer of such party. The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect such party's right at a later time to enforce the same provision. No waiver by any party of any condition, or of the breach of any term, covenant, representation, or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach, or as a waiver of any other condition or of the breach of any other term, covenant, rep-resentation, or warranty.

     9.3 Governing Law. This Agreement shall be governed by, construed, interpreted, enforced and the rights of the parties determined in accordance with the applicable laws of the United States and the State of Michigan, without regard to principles of conflicts of laws.

     9.4 Specific Enforcement. The parties each agree that, consistent with the terms and conditions of this Agreement, in the event of a breach by a party to this Agreement, money damages will be inadequate and not susceptible of computation because of the unique nature of Company, Company's Subsidiaries, and the Merger. Therefore, the parties each agree that a federal or state court of competent jurisdiction shall have authority, subject to the rules of law and equity, to specifically enforce the provisions of this Agreement by injunctive order or such other equitable means as may be determined in the court's discretion.

     9.5 Jurisdiction; Venue; Jury. Acquiror, MergerSub and Company acknowledge that jurisdiction and venue may be permissible in more than one jurisdiction or court district. Acquiror, MergerSub and Company each agree not to assert any defense of improper jurisdiction or venue and waive their right to a trial by jury.

     9.6 Entire Agreement; No Third Party Beneficiaries. This Agreement, the Company Disclosure Statement, the Acquiror Disclosure Statement, the updates to such disclosure statements, and all exhibits and ancillary agreements described in this Agreement contain the entire agreement between the parties with respect to the Merger and supersede all prior agreements with respect to its subject matter, except matters set forth in any written instrument concurrently or contemporaneously executed by the parties. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon Acquiror, MergerSub and Company and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any person other than these parties any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except with respect to
Section 5.9 hereof.

     9.7 Headings, Etc. The article headings and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. With respect to any term, references to the singular form of the word include the plural form and references to the plural form of the word include the singular form.

     9.8 Counterparts. This Agreement may be executed in one or more counterparts, which taken together shall constitute one and the same instrument. Executed counterparts of this Agreement shall be deemed to have been fully delivered and shall become legally binding if and when executed signature pages are received by fax from a party. If so delivered by fax, the parties agree to promptly send original, manually executed copies by nationwide overnight delivery service.

     9.9 Amendment. Subject to applicable law, this Agreement may be amended, modified, or supplemented by, and only by, written agreement of Acquiror, MergerSub and Company, executed by the respective officers thereunto duly authorized, at any time prior to the Effective Time.

     9.10 No Assignment. No party may assign any of its rights or obligations under this Agreement to any other person.

     9.11 Severability. If any term, provision, covenant, or restriction contained in this Agreement is held by a final and unappealable order of a court of competent jurisdiction to be invalid, void, or unenforceable, then the remainder of the terms, provisions, covenants, and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated unless the effect would be to cause this Agreement to not achieve its essential purposes.

     9.12 Expenses. Except as otherwise provided in this Agreement, Company and Acquiror shall each pay its own expenses incident to preparing for, entering into, and carrying out this Agreement, and incident to the consummation of the Merger. Each party shall pay the fees and expenses of any investment banker engaged by that party. All costs pertaining to the Proxy Statement (including printing, mailing and filing fees) shall be paid by Company.

     9.13 Nonsurvival of Representations, Warranties, and Agreements. None of the representations, warranties, covenants, and agreements in this Agreement or in any other agreement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, and agreements, shall survive the Effective Time, except for those covenants and agreements contained herein that, by their terms, apply or are to be performed in whole or in part after the Effective Time.

     9.14 Calculation of Dates and Deadlines.   Unless otherwise specified,
any period of time to be determined under this Agreement shall be deemed to commence at 12:01 a.m. on the first full day after the specified starting date, event, or occurrence. Any deadline, due date, expiration date, or period-end to be calculated under this Agreement shall be deemed to end at 5 p.m. on the last day of the specified period. The time of day shall be deter-mined with reference to the then current local time in Midland, Michigan.

     9.15 Acquiror's Assurances Regarding MergerSub. In consideration of Company's execution and delivery of this Agreement, Acquiror absolutely, unconditionally and irrevocably guarantees prompt payment when due of any and all amounts due from MergerSub to Company under this Agreement and prompt performance of all of MergerSub's other obligations under this Agreement; subject, however, to all of MergerSub's rights and defenses under this Agreement. Acquiror, as sole shareholder of MergerSub, agrees that it shall vote all of the outstanding capital stock of MergerSub in favor of approval of this Agreement and the Merger.


                 [Balance of this page intentionally blank]

     In Witness Whereof, Acquiror and MergerSub have each caused this Agreement and Plan of Merger to be executed in this counterpart by their respective, duly authorized officers as of the date first written above.


                     Chemical Financial Corporation





                     By:_________________________________________
                           Aloysius J. Oliver, President and
                           Chief Executive Officer


                     BWFC Acquisition Corporation



                     By:_________________________________________
                           Aloysius J. Oliver, President


                 [Balance of this page intentionally blank]

     In Witness Whereof, Company has caused this Agreement and Plan of Merger to be executed in this counterpart by its duly authorized officer as of the date first written above.

                          Bank West Financial Corporation



                          By:____________________________________________
                               Robert J. Stephan, Chairman of the Board



                          By:____________________________________________
                              Ronald A. Van Houten, President and
                              Chief Executive Officer


             [Balance of this page intentionally blank]

                                                                    Appendix B
                                                                       DRAFT

July __, 2001


Board of Directors
Bank West Financial Corporation
2185 Three Mile Road, NW
Grand Rapids, MI  49544


Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of the outstanding common stock, par value $ .01 (the "Common Stock") of Bank West Financial Corporation (the "Company") of the consideration to be received by such holders in connection with the proposed merger (the "Merger") of BWFC Acquisition Corporation ("Merger Sub"), a wholly-owned subsidiary of Chemical Financial Corporation ("Chemical Financial") with and into the Company pursuant and subject to the Agreement and Plan of Merger among the Company, Merger Sub, and Chemical Financial dated as of May 24, 2001 (the "Agreement"). The consideration to be offered by Chemical Financial in exchange for all the outstanding Common Stock of the Company, including options to purchase Common Stock, will be $29.8 million in cash.

In connection with our review of the proposed Merger and the preparation of our opinion herein, we have, among other things:

    1.  reviewed the financial terms and conditions as stated in the Agreement;

    2. reviewed the Company's Annual Reports filed on Form 10-K for the years ended June 30, 1998, 1999 and 2000, and the Company's Quarterly Reports filed on Form 10-Q for the quarters ended September 30, 2000, December 31, 2000 and March 31, 2001;

    3. reviewed other Company financial and operating information requested from and/or provided by the Company;

    4.  reviewed certain other publicly available information on the Company;

    5. discussed with members of the senior management of the Company certain information relating to the aforementioned and any other matters which we have deemed relevant to our inquiry; and

    6. reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.


                                     B-1

Board of Directors
Bank West Financial Corp.
July __, 2001
Page 2

We have assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to us by the Company, Chemical Financial or any other party and have no duty or responsibility to verify independently such information. We have not made or obtained an independent appraisal of the assets or liabilities (contingent or otherwise) of the Company. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us, we have assumed that such forecasts and other information and data have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management, and we have relied upon each party to advise us promptly if any information previously provided became inaccurate or was required to be updated during the period of our review.

Our opinion is based upon market, economic, financial and other circumstances and conditions existing and disclosed to us as of July __, 2001 and any material change in such circumstances and conditions would require a reevaluation of this opinion, which we are under no obligation to undertake.

We express no opinion as to the underlying business decision to effect the Merger, the structure or tax consequences of the Agreement or the availability or advisability of any alternatives to the Merger. We did not structure the Merger or negotiate the final terms of the Merger. Our opinion is limited to the fairness, from a financial point of view, of the consideration to be received by the shareholders. We express no opinion with respect to any other reasons, legal, business, or otherwise, that may support the decision of the Board of Directors to approve or consummate the Merger.

In conducting our investigation and analyses and in arriving at our opinion expressed herein, we have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant, including the review of (1) historical and projected revenues, operating earnings, net income and capitalization of the Company and certain other publicly held companies in businesses we believe to be comparable to the Company; (2) the current and projected financial position and results of operations of the Company; (3) the historical market prices and trading activity of the Common Stock of the Company; (4) financial and operating information concerning selected business combinations which we deemed comparable in whole or in part; and (5) the general condition of the securities markets.

In arriving at this opinion, Raymond James & Associates, Inc. ("Raymond James") did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Raymond James believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying this opinion.


                                     B-2

Board of Directors
Bank West Financial Corp.
July __, 2001
Page 3

Raymond James & Associates, Inc. ("Raymond James") is actively engaged in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions. Raymond James has been engaged to render financial advisory services to the Company in connection with the proposed Merger and will receive a fee for such services, which fee is contingent upon the value of the Merger, a portion of which was paid upon delivery of the initial fairness opinion and execution of the Agreement, and the remainder of which will be paid upon the consummation of the Merger.
In addition, the Company has agreed to indemnify us against certain liabilities arising out of our engagement.

In the ordinary course of our business, Raymond James may trade in the securities of the Company for our own account or for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

It is understood that this letter is for the information of the Board of Directors of the Company in evaluating the proposed Merger and does not constitute a recommendation to any shareholder of the Company regarding how said shareholder should vote on the proposed Merger. This opinion is not to be quoted or referred to, in whole or in part, without our prior written consent, which will not be unreasonably withheld. We hereby consent to the inclusion of this opinion as an exhibit to the Company's proxy statement and the references to this opinion included in the Company's proxy statement.

Based upon and subject to the foregoing, it is our opinion that, as of July __, 2001, the consideration to be received by the shareholders of the Company pursuant to the Agreement is fair, from a financial point of view, to the holders of the Company's outstanding Common Stock.


Very truly yours,

  Draft

RAYMOND JAMES & ASSOCIATES, INC.








                                     B-3

                      BANK WEST FINANCIAL CORPORATION
                      SPECIAL MEETING OF STOCKHOLDERS
                                                         Please mark  [X] FOR
                                                         your votes as
                                                         indicated in
                                                         this example

    The undersigned hereby appoints the Board of Directors of Bank West Financial Corporation ("Bank West Financial"), and its successors, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of Bank West Financial common stock which the undersigned is entitled to vote at Bank West Financial's Special Meeting of Stockholders ("Special Meeting"), to be held on Wednesday, August 29, 2001, at 2185 Three Mile Road, N.W., Grand Rapids, Michigan at 10:00 a .m., Eastern Time, and at any and all adjournments and postponements thereof, as follows:

1. Approval of the Agreement and Plan of Merger,    FOR   AGAINST  ABSTAIN
   dated as of May 24, 2001, among Chemical         [ ]     [ ]      [ ]
   Financial Corporation, BWFC Acquisition
   Corporation and Bank West Financial Corporation.


2. Approval of motion to adjourn the Special        FOR   AGAINST  ABSTAIN
   Meeting, if necessary, to solicit additional     [ ]     [ ]      [ ]
   proxies with respect to approval of the
   Agreement and Plan of  Merger.


Your Board of Directors recommends a vote "FOR" proposals 1 and 2.

                                               I plan to attend   YES    NO
                                               the Bank West      [ ]    [ ]
                                               Financial Special
                                               Meeting.

In their discretion, the proxies are authorized to vote on any other business that may properly come before the Special Meeting or any adjournment or postponement thereof.

This proxy will be voted as directed. If you date, sign and return this proxy but do not provide specific voting instructions, this proxy will be voted FOR Proposals 1 and 2. If any other business is presented at the Special Meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting. The stockholder may revoke this proxy at any time before it is voted.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned acknowledges receipt from Bank West Financial, prior to the execution of this proxy, of Notice of the Special Meeting, the Proxy Statement and other materials.

Dated:____________________          _______________________________________
                                         Print Name of Stockholder(s)


__________________________          _______________________________________
Signature of Stockholder                 Signature of Stockholder


Please sign exactly as your name appears above on this form. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title. Only one signature is required in the case of a joint account.

______________________________________________________________________________

           PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN
                       THE ENCLOSED POSTAGE-PAID ENVELOPE.
______________________________________________________________________________